REGISTRATION NO. 333-184629

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-3/A
AMENDMENT NO. 3 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

OPTEUM MORTGAGE ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Incorporation)

90-0098699
(I.R.S. Employer Identification Number)

3305 Flamingo Drive
Vero Beach, FL  32963
(772) 231-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert E. Cauley
Opteum Mortgage Acceptance Corporation
3305 Flamingo Drive
Vero Beach, FL  32963
(772) 231-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
____________

Copies to:
Richard D. Simonds Jr., Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020-1089
(212) 768-6700

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [X]	Smaller reporting company [ ]

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CALCULATION OF REGISTRATION FEE

Proposed Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Mortgage Pass-Through Certificates and Mortgage-Backed Notes (Issuable in Series)	$1,000,000	100%	$1,000,000	$136.40

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) $4,546,045,600 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-158862 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429 and Rule 457. All registration fees in connection with such unsold amount of Mortgage-Backed Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Mortgage-Backed Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on October 29, 2012. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $4,547,045,600.

______________________

The registrant hereby amends this registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-158862). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-158862.

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EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates which provides credit support in the form of excess interest and overcollateralization (“Version 1”) and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes (“Version 2”).

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated April 22, 2013

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

Depositor
MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more issuing entities to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by an issuing entity consisting primarily of a segregated pool of mortgage loans, including:
•	mortgage loans secured by first liens on the related mortgage property;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties; and
•
home equity revolving lines of credit, and mortgage loans secured by junior liens on the related property, provided that the aggregate concentration of these properties is less than 10% of the aggregate pool, in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy or reserve fund, or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [______], 2013.

Caption	Page	Caption	Page

INTRODUCTION	4	Reduction or Substitution of Credit Enhancement	46
General	4	OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES	47
THE MORTGAGE POOLS	5	Derivatives	47
General	5	Purchase Obligations	48
The Mortgage Loans	7	DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE CLAIMS THEREUNDER	49
Underwriting Standards	10	General	49
FICO Scores	12	Primary Mortgage Insurance Policies	49
Representations by Sellers	12	Hazard Insurance Policies	50
Optional Purchase of Defaulted Mortgage Loans	15	FHA Mortgage Insurance	51
STATIC POOL INFORMATION	15	VA Mortgage Guaranty	52
SERVICING OF MORTGAGE LOANS	15	THE SPONSOR	53
General	15	THE DEPOSITOR	53
The Master Servicer	15	THE AGREEMENTS	53
The Servicers	16	General	53
Collection and Other Servicing Procedures; Mortgage Loan Modifications	16	Certain Matters Regarding the Master Servicer and the Depositor	54
Subservicers	18	Events of Default and Rights Upon Event of Default	55
Special Servicers	19	Amendment	58
Realization Upon or Sale of Defaulted Mortgage Loans	19	Termination; Retirement of Securities	60
Servicing and Other Compensation and Payment of Expenses; Retained Interest	21	The Trustee	61
Evidence as to Compliance	22	Duties of the Trustee	61
DESCRIPTION OF THE SECURITIES	23	Some Matters Regarding the Trustee	63
General	23	Resignation and Removal of the Trustee	63
Form of Securities	27	YIELD CONSIDERATIONS	63
Global Securities	28	MATURITY AND PREPAYMENT CONSIDERATIONS	66
Assignment of Issuing Entity Assets	31	LEGAL ASPECTS OF MORTGAGE LOANS	67
Certificate Account	34	Mortgages	67
Distributions	38	Cooperative Mortgage Loans	68
Distributions of Interest and Principal on the Securities	38	Tax Aspects of Cooperative Ownership	69
Pre-Funding Account	39	Foreclosure on Mortgages	69
Distributions on the Securities in Respect of Prepayment Premiums	40	Foreclosure on Shares of Cooperatives	72
Allocation of Losses and Shortfalls	40	Rights of Redemption	73
Advances	40	Anti-Deficiency Legislation and Other Limitations on Lenders	73
Modifications	41	Environmental Legislation	75
Reports to Securityholders	41	Consumer Protection Laws	76
DESCRIPTION OF CREDIT ENHANCEMENT	43	Homeownership Act and Similar State Laws	76
General	43	Enforceability of Certain Provisions	79
Subordinate Securities	44	Subordinate Financing	79
Cross-Collateralization	44	Applicability of Usury Laws	80
Overcollateralization	44	Alternative Mortgage Instruments	80
Financial Guaranty Insurance Policy	44	Servicemembers Civil Relief Act	81
Reserve Funds	45	Forfeitures in Drug and RICO Proceedings	82
Maintenance of Credit Enhancement	45	Junior Mortgages	82

FEDERAL INCOME TAX CONSEQUENCES	83	Callable Securities	122
General	83	Tax Exempt Investors	122
REMICS	84	Consultation with Counsel	122
Notes	101	LEGAL INVESTMENT MATTERS	123
Grantor Trust Funds	102	USE OF PROCEEDS	124
Callable Classes	111	METHODS OF DISTRIBUTION	124
PENALTY AVOIDANCE	111	LEGAL MATTERS	126
STATE AND OTHER TAX CONSEQUENCES	112	FINANCIAL INFORMATION	126
ERISA CONSIDERATIONS	112	RATING	126
Class Exemptions	113	AVAILABLE INFORMATION	126
Underwriter Exemption	116	REPORTS TO SECURITYHOLDERS	127
Other Exemptions	120	INCORPORATION OF INFORMATION BY REFERENCE	127
ERISA Considerations Relating to Notes	120	GLOSSARY	128

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime loans. The issuing entity’s assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.  Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other issuing entity assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other issuing entity assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, reserve fund, interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments slower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement.  See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, first and junior liens and home equity revolving lines of credit, each as described below, provided that the aggregate concentration by original principal balance of home equity revolving lines of credit and junior liens in any mortgage pool will be less than 10% of the aggregate original principal balance of the mortgage pool.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder—FHA Mortgage Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the issuing entity.  Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuing entity or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement.  Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans.  In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Certificate Account—Deposits.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission simultaneously with or prior to the filing of the related prospectus supplement.  Included in the Current Report on Form 8-K will be forms of any credit enhancement or support agreements, and any agreements related to derivatives.  In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, or if 5% or more of the mortgage loans are delinquent 30 or more days with respect to the scheduled monthly payment due on the cut-off date (which is not included in the trust), revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—The Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor from its parent, MortCo TRS, LLC, or may be purchased directly or indirectly from other Sellers. The mortgage loans will have been originated in accordance with underwriting standards acceptable to the depositor or its affiliates and described below. Any mortgage loan not directly underwritten by the depositor or its affiliates may be reunderwritten by the depositor or its affiliates. The reunderwriting standards of the depositor or its affiliates for these mortgage loans will be in accordance with the same standards as those for mortgage loans directly underwritten as described in the prospectus supplement.

The mortgage loans will have been originated in accordance with underwriting standards described below.

[The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Under both “full/alternative” documentation programs, at least one month of income documentation is provided.  This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

Each prospective mortgagor will complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

Mortgaged properties will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac.  Automated valuation systems rely on publicly available information regarding property values.  Automated valuation systems use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. Automated valuation systems have limited accuracy:  they do not review the current repair status of the mortgaged property, they may be based on stale or inaccurate information provided by third-parties, and they do not consider subjective factors in evaluating a property. No protections exist with respect to these insufficiencies. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder—FHA Insurance” and “—VA Mortgage Guaranty” in this prospectus.]

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.  FICO Scores over four months old are not used in the determination of whether to underwrite a mortgage loan. Any set of specific underwriting standards will include a minimum FICO Score. Those standards may include mortgage loans with a FICO Score at the very bottom of the range of possible FICO scores.  With respect to any securitization, a table including the FICO Scores at origination will be reflected in the related prospectus supplement and the minimum FICO Score for the related mortgage pool will be disclosed.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

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any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

•
with respect to each mortgage loan other than a cooperative mortgage loan, if required, (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) a title search was conducted or some other type of “short-form” title insurance was obtained;

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the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

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there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•	to the best of the Seller’s knowledge the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•	the mortgage loan was made in compliance with applicable local, state and federal laws in all material respects.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. All of the representations and warranties made by the Seller included in the purchase agreement will be assigned, except as otherwise provided in the related prospectus supplement.

If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

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have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Issuing Entity Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the prospectus supplement will include static pool information to the extent available with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans.

 The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the master servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer.  Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to,  make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

In instances in which a  single family loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with HAMP and HASP, which may increase the number of modifications.  HAMP and HASP set forth detailed parameters with respect to the decision as to whether a modification is in the best interest of the trust. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement.

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions.  The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption.  The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.  See “Description of Credit Enhancement.”

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer’s fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See “—Servicing and Other Compensation and Payment of Expenses; Retained Interest” below and “Description of the Securities—Certificate Account.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer, servicer or subservicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the issuing entity as Liquidation Proceeds.  In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the issuing entity may be increased.  However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a federal income tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer’s compensation as its subservicing compensation.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out and discuss any material instances of noncompliance identified by the party providing the assessment.

Each pooling and servicing agreement and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.  Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K simultaneously with or prior to the filing of the related prospectus supplement. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K simultaneously with or prior to the filing of the related prospectus supplement. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement.  Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•
hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, or interest rate exchange agreements as described under “Description of Credit Enhancement.”

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies.  Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, reserve fund, interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, in its sole discretion, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement.  The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities.  Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the issuing entity. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Issuing Entity Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian), provide a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment.  If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded.  Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns.  In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

With respect to each series of securities, the master servicer, on behalf of the issuing entity, will be required to prepare and distribute a notice required under Section 404 of The Helping Families Save Their Homes Act of 2009 to each mortgagor within thirty days of the related closing date in connection with the sale of the related mortgage loans from the Sponsor to the issuing entity.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor.  Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Certificate Account

General.  The master servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the issuing entity (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•
any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit,  the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the buydown agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer, as additional compensation. If permitted by the Rating Agency or Agencies a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.  In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for the related issuing entity for any one of more of the following purposes:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Some Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Certificate Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date.  The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related issuing entity are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interest of the securityholders, the master servicer or servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to limitations set forth in the related prospectus supplement.  With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with HAMP and HASP.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

As described in the applicable prospectus supplement, the related issuing entity may include an interest rate corridor contract. On the closing date, either the sponsor will assign to the depositor, and the depositor will assign to the trustee for the benefit of the offered securities, its rights under the corridor contract, or the sponsor will cause the trustee to enter into the corridor contract with the corridor contract counterparty. Payments under the corridor contract will be made pursuant to the formulas described in the applicable prospectus supplement. Amounts paid under the corridor contract will be available to cover basis risk shortfalls on the offered securities in the order of priority described in the applicable prospectus supplement. Any amounts received from the corridor contract not used to cover basis risk shortfalls as described in the applicable prospectus supplement will be paid to the sponsor.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan group.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in an issuing entity. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities.  To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities.  The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related issuing entity, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to present claims to any primary insurer and take any reasonable steps as are necessary to permit recovery under the insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any Primary Insurance Policy, are to be deposited in the related Certificate Account, subject to withdrawal as described above. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for ultimate deposit to the related Certificate Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section.  All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events.  A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events.  A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level.  A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE

CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities.

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer, the servicer or the subservicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing  one- to four-family housing. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Issuing entity assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment.  The insurance payment is reduced by the amount of any cash retained by the issuing entity or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA.  The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement.

THE SPONSOR

[Information with respect to the Sponsor]

THE DEPOSITOR

The depositor will be Opteum Mortgage Acceptance Corporation for each series of securities. The depositor was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC, a Delaware limited liability company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 3305 Flamingo Drive, Vero Beach, FL 32963. Its telephone number is (772) 231-1400.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans and has been securitizing residential mortgage loans since March 2004.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related issuing entity and the trustee. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the issuing entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor” As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K simultaneously with or prior  to the filing of this prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account (other than a monthly advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the issuing entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuing entity or the trustee or issuing entity, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the issuing entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a federal income tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan and/or REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans and/or REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will an issuing entity created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the master servicer (and to the trustee if given by such holders of certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the master servicer and in and to the issuing entity, other than its rights as a securityholder; provided, however, that the successor to the master servicer shall have accepted the duties of master servicer effective upon the resignation or termination of the master servicer. On or after the delivery to the master servicer of such notice, all authority and power of the master servicer, whether with respect to the securities (other than as a holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the trustee, and, without limitation, the trustee is authorized and empowered to execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the master servicer. The master servicer agrees to cooperate with (and pay any related costs and expenses of) the trustee in effecting the termination of the master servicer’s responsibilities and right, including, without limitation, the transfer to the trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the master servicer reasonably requested by the trustee to enable a successor to assume the master servicer’s duties; (iii) the rights and obligations of the master servicer under the subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the master servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the master servicer receives a notice of termination, the trustee another successor appointed as set forth herein shall be the successor in all respects to the master servicer in its capacity as master servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the master servicer including the obligation to make advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the master servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the master servicer would have been entitled to charge to the Distribution Account if the master servicer had continued to act. If the trustee has become the successor to the master servicer, then notwithstanding the above, if the trustee shall be unwilling to so act, or shall be unable to so act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer. Each of the Depositor, the trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor master servicer.

Upon any such termination or appointment of a successor to the master servicer, the trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans and by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Description of the Securities—Assignment of Issuing Entity Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures; Mortgage Loan Modifications” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, loan (other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Over the past few years, judicial foreclosure proceedings have become increasingly contested with challenges often raised to the right of the foreclosing party to maintain the foreclosure action.  The resolution of these proceedings can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale.  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds. It is common for the lender to purchase the property from the trustee, referee or other designated officer for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure.  If the credit bid is equal to, or more than, the mortgagor’s obligations on the loan, the mortgagor’s debt will be extinguished.  However, if the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such a remedy is available under state law and the related loan documents, the mortgagor’s obligation will continue to the extent of the deficiency. Regardless of the purchase price paid by the foreclosing lender, the lender will be responsible to pay the costs, fees and expenses of the sale, which sums are generally added to the mortgagor’s indebtedness.  In some states, there is a statutory minimum purchase price which the lender must offer for the property and generally, state law controls the maximum amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during any redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, as described above, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the secured property unless it pays off or forecloses subject to any mortgage(s) that are senior in priority to the mortgage sought to be foreclosed. In other words, the junior mortgagee must either pay the entire amount due on the senior mortgage(s) prior to or at the time of the foreclosure sale or foreclose on the property ‘subject to’ any senior mortgage on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and, if it satisfies the senior mortgage(s) may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgage(s) to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title may be subject to all senior liens and claims and governmental liens.

Foreclosure proceedings are governed by general equitable principles. Some of these equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Under certain loan modification programs, to the extent the master servicer or the servicer, as applicable, is considering qualifying the related mortgagor for a loan modification after foreclosure proceedings have already been initiated, the foreclosure proceedings must be halted until the master servicer has determined whether the mortgagor has qualified for the loan modification.  This is a requirement under the February 2012 settlement agreement between 49 States’ Attorneys General and five leading bank mortgage servicers and, if the servicing standards outlined in the settlement agreement develop into national servicing standards in the future, this requirement may apply to the master servicer or the servicer, as applicable.  In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

In response to an unusually large number of foreclosures in recent years, a growing number of states have enacted laws that subject the holder to certain notice and/or waiting periods prior to commencing a foreclosure.  For example, in Massachusetts, the Attorney General’s office may review and possibly terminate the foreclosure of any 1-4 family residential mortgage that is secured by the borrower’s principal dwelling.  In some instances, these laws require the servicer of the mortgage to consider modification of the mortgage or an alternative option prior to proceeding with foreclosure.  The effect of these laws has been to delay foreclosure in particular jurisdictions.

The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  The recording of mortgages in the name of MERS has been challenged in a number of states.  Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted.  In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties.  In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS.  An adverse decision in any jurisdiction may delay the foreclosure process.

With respect to any mortgage loans registered on the MERS system, the master servicer will comply with all of the requirements of MERS regarding instituting foreclosure proceedings.  In addition, if required by the Rating Agencies and if set forth in the related prospectus supplement, mortgage loans registered in the MERS system may be removed from the MERS system prior to the closing date or within a specified number of days after the closing date.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Rights of Redemption

The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the mortgage loans. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such issuing entity assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

Laws, rules and regulations have been adopted at the state and local levels that are similar to HOEPA in that they impose certain restrictions on loans on which certain points and fees or the APR ("annual percentage rate") exceeds specified thresholds, which generally are lower than under federal law.  These restrictions include prohibitions on steering borrowers into loans with high interest rates and away from more affordable products, selling unnecessary insurance to borrowers, flipping or repeatedly refinancing loans and making loans without a reasonable expectation that the borrowers will be able to repay the loans.  Compliance with some of these restrictions requires lenders to make subjective judgments, such as whether a loan will provide a “net tangible benefit” to the borrower.  These restrictions expose a lender to risks of litigations and regulatory sanction no matter how carefully a loan is underwritten.  The remedies for violations of these laws are not based on actual harm to the consumer and can result in damages that exceed the loan balance.  In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on assignees, which may include our prior warehouse lenders and whole-loan buyers, regardless of whether the assignee knew of or participated in the violation.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

Local, state and federal legislatures, state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the Department of Justice, the Department of Housing and Urban Development and state and local governmental authorities have continued to focus on lending and servicing practices by some companies, primarily in the non-prime lending industry, sometimes referred to as “predatory lending” and “abusive servicing” practices.  Sanctions have been imposed by various agencies for practices such as charging excessive fees, imposing higher interest rates than the credit risk of some borrowers warrant, failing to disclose adequately the material terms of loans to borrowers and abrasive servicing and collections practices.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) was signed into law.  The Reform Act, which is designed to improve accountability and transparency in the financial system and to protect consumers from abusive financial services practices, creates various new requirements affecting mortgage servicers, including mandatory escrow accounts for certain mortgage loans; notice requirements for consumers who waive escrow services; certain prohibitions related to mortgage servicing with respect to force-placed hazard insurance, qualified written requests, requests to correct certain servicing errors, and requests concerning the identity and contact information for an owner or assignee of a loan; requirements for prompt crediting of payments, processing of payoff statements, and monthly statements with certain disclosures for adjustable rate mortgage loans; and late fee restrictions on high cost loans.  In addition, a new executive agency and consumer financial regulator, the CFPB, was established in the Federal Reserve System under the Reform Act.  On July 21, 2011, the regulation of the offering and provision of consumer financial products or services, including mortgage servicing, under federal consumer financial laws, will be generally transferred and consolidated into the CFPB.

The Reform Act sets forth certain objectives for and the functions of the CFPB.  The objectives of the CFPB, as identified under the Reform Act, are to ensure that: (1) consumers are provided with timely and understandable information to make responsible decisions about financial transactions; (2) consumers are protected from unfair, deceptive, or abusive acts and practices and from discrimination; (3) outdated, unnecessary, or unduly burdensome regulations are regularly identified and addressed in order to reduce unwarranted regulatory burdens; (4) federal consumer financial law is enforced consistently, without regard to the status of a person as a depository institution, in order to promote fair competition; and (5) markets for consumer financial products and services operate transparently and efficiently to facilitate access and innovation.  The primary functions of the CFPB under the Reform Act are: (1) conducting financial education programs; (2) collecting, investigating, and responding to consumer complaints; (3) collecting, researching, monitoring, and publishing information relevant to the functioning of markets for consumer financial products and services to identify risks to consumers and the proper functioning of such markets; (4) subject to certain sections of the Reform Act, supervising covered persons for compliance with federal consumer financial law, and taking appropriate enforcement action to address violations of federal consumer financial law; (5) issuing rules, orders, and guidance implementing federal consumer financial law; and (6) performing such support activities as may be necessary or useful to facilitate the other functions of the CFPB.

Several federal, state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to protect consumers from predatory lending and abusive servicing practices, and in some instances establish or propose a servicing standard and duty of care for mortgage servicers.  On January 4, 2011, the CFPB implementation team entered into an information sharing memorandum of understanding with the Conference of State Bank Supervisors to promote state and federal cooperation and consistent examination procedures among regulators of providers of consumer financial products and services, including mortgage servicers.

Further, in a rule taking effect on April 1, 2011 under Regulation Z and future rule-making under the Reform Act, sweeping changes with respect to permissible and prohibited loan originator compensation are underway that will prohibit loan originator compensation based on loan terms or conditions (other than the amount of the principal), dual compensation of loan originators and various loan steering activities are underway.

In 2008, Congress enacted the MDIA, which was initially part of the Housing and Economic Recovery Act of 2008 and then subsequently amended as part of the Emergency Economic Stabilization Act of 2008.  As of July 30, 2009, the MDIA requires creditors to furnish early TILA disclosures for all closed-end mortgage transactions that are secured by a consumer’s dwelling, including loans secured by primary, secondary or vacation homes, and regardless of whether the loans are for purchase money or non-purchase money transactions.  While the early TILA disclosure must still be given within three business days of application, the MDIA and MDIA rule now require that the early TILA disclosure be provided at least seven business days prior to consummation of the transaction.  Further, if the disclosed annual percentage rate exceeds certain tolerances as set forth in the Truth in Lending Act and Regulation Z, the creditor must provide corrected disclosures disclosing an accurate annual percentage rate and all changed terms no later than 3 business days before consummation.  Significantly, this means that multiple early TILA disclosures may be required.

In addition, the Federal Reserve Board adopted the July Rule.  Notably, the July Rule, which took effect on October 1, 2009: (i) created a new category of loans called “higher-priced mortgage loans”; (ii) instituted new protections for both this new category of “higher-priced mortgage loans” as well as for the existing category of “high cost mortgages” under the Home Ownership and Equity Protection Act; (iii) enacted certain prohibited acts and practices for all closed-end credit transactions secured by a consumer’s principal dwelling; (iv) revised the disclosures required in advertisements for credit secured by a consumer’s dwelling and prohibited certain practices in connection with closed-end mortgage advertising; and (v) required disclosures for closed-end mortgages secured by a consumer’s principal dwelling to be provided earlier in the transaction and before consumers pay any fee except for a fee for obtaining a consumer’s credit history.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment charges or yield maintenance penalties.  In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender. In addition, the consent of the junior lender is required in connection with loan modifications, short sales and deeds-in-lieu of foreclosure, which may delay or prevent the loss mitigation actions taken by the senior lender.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OCC is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, various rights and protections apply to a mortgagor who is a servicemember that enters military service.  For purposes of the application of the Relief Act to a servicemember, military service includes (i) active duty by a member of the Army, Navy, Air Force, Marine Corps or Coast Guard (including a member of the reserves called to active duty and a member of the National Guard activated under a Federal call to active duty), (ii) service by a member of the National Guard under a call to active service authorized by the President of the United States or the Secretary of Defense for a period of more than 30 consecutive days for purposes of responding to a national emergency declared by the President and supported by Federal funds, and (iii) active service by a commissioned officer of either the Public Health Service or the National Oceanic and Atmospheric Administration.  In addition, certain provisions of the Relief Act also apply to (i) a member of a reserve component upon receipt of an order to report for military service and (ii) a person ordered to report for induction under the Military Selective Service Act upon receipt of an order for induction.  Upon application to a court, a dependent of a servicemember is also entitled to certain limited protections under the Relief Act if the dependent’s ability to comply with an obligation is materially affected by reason of the servicemember’s military service.  Because the Relief Act extends rights and protections to mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.

Among these rights and protections under the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan may not be charged interest (including service charges, renewal charges, fees or any other charges (except bona fide insurance) with respect to the mortgage loan) at a rate in excess of 6% per annum during the mortgagor’s period of military service and one year thereafter, unless a court orders otherwise upon application of the lender.  Any such interest at a rate in excess of 6% per annum must be forgiven.  Although the Relief Act requires the mortgagor to provide written notice and a copy of the mortgagor’s military orders in order for the mortgage loan to be subject to this interest rate limitation, the limitation is effective as of the date on which the mortgagor is called to military service.  With respect to any mortgage loan subject to the Relief Act with an interest rate (inclusive of fees and charges, as described above) in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan.  Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement.

In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected mortgage loan originated before the mortgagor’s period of military service.  In an action filed during, or within nine months after, a mortgagor’s period of military service to enforce a mortgage loan, a court may stay the proceedings or adjust the mortgage loan to preserve the interests of all parties.  Moreover, a sale, foreclosure or seizure of property for breach of a mortgage loan is not valid if made during, or within nine months after, the period of the mortgagor’s military service, except upon a court order granted before such sale, foreclosure or seizure or pursuant to a written waiver by the mortgagor.  The Relief Act also provides that a period of military service may not be included in computing any period provided by law for the redemption of real property sold or forfeited to enforce an obligation.  Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith.  Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act, which may provide for greater rights and protections than those set forth in the Relief Act, including rights and protections for National Guard members called to active state service by a Governor.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Dentons US LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of an issuing entity as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS.  On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Dentons US LLP, counsel to the depositor, will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.  In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.  The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date.  Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.  The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.  The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

•	any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.  Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Dentons US LLP, counsel to the depositor, will deliver its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuing entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

(1)  Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Dentons US LLP, counsel to the depositor, will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.  However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.  Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable.  Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity, including transactions incidental to the operation of the trust,  might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in an issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies.  Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include the instrument evidencing the interest held by a Plan, and if the interest is an equity interest (such as a certificate or a note with “substantial equity features”) and no exception under the DOL Regulations applies, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are treated as an “equity interest” for such purposes, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a Party in Interest with respect to a Plan that acquires securities. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions and each statutory exemption available under ERISA and the Code is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of an issuing entity. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the issuing entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the issuing entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the depositor.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the master servicer, or other servicer, or the trustee is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee and the master servicer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same issuing entity, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the issuing entity (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield supplement agreement to be held by the issuing entity if it meets the conditions of the Exemption.

Permitted issuing entities include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) the Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

The continued holding of securities acquired by a Plan or with Plan Assets in  an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for issuing entities issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an issuing entity, to be transferred to the issuing entity within the pre-funding period (as specified in the related prospectus supplement) instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the pre-funding period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the pre-funding period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(1)           the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)           an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)           be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)           have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period; and

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities under ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”) and section 408(b)(17) of ERISA. However, even if the conditions specified in these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption or any other exemption is not applicable to the notes, a Plan still may purchase any class of notes that is treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is no assurance that any class will be so treated, and there is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, may be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) the acquisition and holding of the note by such purchaser will not result in a non-exempt prohibited transaction under ERISA and the Code and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the exemptions described above or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975.  However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

The OTS has been merged into the Office of the Comptroller of the Currency, or OCC, and the regulations of the OTS are now under the jurisdiction of the OCC, in some cases, and the Board of Governors of the Federal Reserve System, in other cases.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

After deducting the underwriting fee or discount as described in the related prospectus supplement, substantially all of the remaining proceeds to be received from the sale of the offered securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

Each additional sale of securities will be from a segregated trust and will not be cross-collateralized or cross-defaulted with another series. New assets will not be added to an issuing entity except with respect to additions in connection with a prefunding and pool asset substitutions. In addition, after the closing date a reserve fund may be added to cover losses on the securities.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Dentons US LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the related trustee’s website will be set forth in the related prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Opteum Mortgage Acceptance Corporation, 3305 Flamingo Drive, Vero Beach, FL 32963 or by telephone at (772) 231-1400. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Class — A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certficate principal balance of such class will be increased to the extent such accrued interest is so allocated.

Accrual Security — A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller — MortCo TRS, LLC, the parent of the depositor, and their respective affiliates.

Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ALTA - American Land Title Association

ARM Loan — A mortgage loan with an adjustable interest rate.

Bankruptcy Amount — The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss — A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors — Any employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity within the meaning of Section 3(42) of ERISA.

Buydown Account — With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds — With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class — A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable Class of securities.

Callable Class — A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement.  A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Certificate Account — One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity.

CFPB — The Bureau of Consumer Financial Protection.

Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

CLTA - California Land Title Association

Code — The Internal Revenue Code of 1986.

Commission — The Securities and Exchange Commission.

Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contributions Tax — With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act — The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss — A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction — A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account - One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity, which may be a Master Servicer Collection Account.

DOL — The U.S. Department of Labor.

DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

DTC — The Depository Trust Company.

DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

Due Period — The period between distribution dates.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to permitted instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

Euroclear System - Euroclear

Exemption — An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), and PTE 2007-05, 72 Fed. Reg. 13130 (March 20, 2007).

Exemption Rating Agency — Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings, Inc., Dominion Bond Rating Service Limited or Dominion Bond Rating Service, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fannie Mae — The Federal National Mortgage Association.

FDIC — The Federal Deposit Insurance Corporation.

FHA - The Federal Housing Administration.

FICO Score - A statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First Amercian (formerly Experian wich was formerly TRW).
Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

Freddie Mac — The Federal Home Loan Mortgage Corporation.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae — The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate — A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — An issuing entity as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

HAMP — The Home Affordable Modification Program.

HASP — The Home Affordability and Stability Plan.

High Cost Loans — Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

HUD — The U.S. Department of Housing and Urban Development.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement and will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS — The Internal Revenue Service.

ISDA Credit Support Annex — The International Swaps and Derivatives Association Credit Support Annex.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

July Rule — The final rule amending Regulation Z that was adopted by the Federal Reserve Board on July 14, 2008.

LIBOR — London Interbank Offered Rate.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans,” “Description of the Securities—Assignment of Issuing Entity Assets” above and “The Agreements—Termination; Retirement of Securities.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Master Servicer Collection Account — One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity.

MDIA — The Mortgage Disclosure Improvement Act of 2008.

MERS — Mortgage Electronic Registration Systems, Inc.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OCC - The Office of the Comptroller of the Currency.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS — The Office of Thrift Supervision.

Parity Act —The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans — ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall — With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy — A primary mortgage guaranty insurance policy.

Primary Insurer — An issuer of a Primary Insurance Policy.

Protected Account — One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity.

PTCE — Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan — A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools — Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Reform Act — The Dodd-Frank Wall Street Reform and Consumer Protection Act.

Relief Act — The Servicemembers Civil Relief Act, as amended.

REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates — Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate — A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

REMIC Residual Certificate — A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan — A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

Restricted Group — Consisting of any underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an eligible swap and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

RICO — The Racketeer Influenced and Corrupt Organizations statute.

Securities Act — The Securities Act of 1933, as amended.

Seller — The seller of the mortgage loans included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount — The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Sponsor — MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC, in its capacity as seller under the mortgage loan purchase agreement.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII — Title VIII of the Garn-St Germain Act.

UCC — Uniform Commercial Code.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA — The Department of Veterans Affairs.

Value — With respect to a mortgaged property securing a single family loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

You should consider carefully the risk factors beginning on page S-___ in this prospectus supplement.

The certificates offered hereby represent an interest solely in Opteum Mortgage Acceptance Corporation Trust ____-_ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Subject to Completion, Dated April 22, 2013 [Version 1]

Prospectus Supplement (To Prospectus dated _____________, ____)

$_______________ (Approximate)

Mortgage Pass-Through Certificates, Series ____-__

Opteum Mortgage Acceptance Corporation Trust Series ____-__

Issuing Entity

[NAME OF MASTER SERVICER]

Master Servicer

MORTCO TRS, LLC

Sponsor

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

Depositor

Class	Pass-Through Rate	Certificate Principal Balance	Scheduled Final Maturity Date
A	_____%	$____________	[___ __, 20__]
M-1	_____%	$____________	[___ __, 20__]
M-2	_____%	$____________	[___ __, 20__]
M-3	_____%	$____________	[___ __, 20__]
M-4	_____%	$____________	[___ __, 20__]
M-5	_____%	$____________	[___ __, 20__]

The Issuing Entity

The issuing entity will consist primarily of a mortgage pool of one- to four-family [fixed-rate] residential mortgage loans. The issuing entity will be represented by ______ classes of certificates, ______ of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of

• excess interest and overcollateralization

• [a financial guaranty insurance policy issued by [the Certificate Insurer]]; and

•	subordination provided to the Class A Certificates by the Class M Certificates and provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

In addition, a corridor contract will be included in the issuing entity which may cover some basis risk shortfalls on the offered certificates.

The price to investors will vary from time to time and will be determined at the time of sale.  Proceeds to the depositor from the sale of the offered certificates to the underwriter will be ___%, ___%, ___%, ___%, ___% and ___% of the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates, respectively, before deducting expenses. Compensation to the underwriter will equal the excess, if any, of the purchase prices received by the underwriter over the underwriter’s purchase prices specified in the preceding sentence. Investors in any class of the offered certificates should expect that they may pay a price for their certificates that is higher than the price paid by the underwriter to the depositor. Any such excess will be compensation to the underwriter.  See “Method of Distribution” in this prospectus supplement.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document.  We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 3305 Flamingo Drive, Vero Beach, FL 32963 and its phone number is (772) 231-1400.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	3
RISK FACTORS	14
THE MORTGAGE POOL	38
DUE DILIGENCE OF THE MORTGAGE LOANS	53
STATIC POOL INFORMATION	55
MORTGAGE LOAN ORIGINATION	55
THE CERTIFICATE INSURER	57
DESCRIPTION OF THE CERTIFICATES	58
TABLE OF FEES AND EXPENSES	70
YIELD ON THE CERTIFICATES	85
THE SPONSOR	86
THE DEPOSITOR	87
POOLING AND SERVICING AGREEMENT	94
USE OF PROCEEDS	100
FEDERAL INCOME TAX CONSEQUENCES	105
OTHER TAXES	105
METHOD OF DISTRIBUTION	106
SECONDARY MARKET	106
LEGAL OPINIONS	106
LEGAL PROCEEDINGS	106
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	106
RATINGS	107
LEGAL INVESTMENT	107
AVAILABLE INFORMATION	108
REPORTS TO SECURITYHOLDERS	108
ERISA CONSIDERATIONS	109
GLOSSARY	111

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the offered certificates but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Opteum Mortgage Acceptance Corporation Trust Series ____-__.
Title of Series	Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series ____-__.
Cut-off Date	__________ __, ____.
Scheduled Final Distribution Date	On or about __________ __, ____.
Expected Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.
Closing Date
[_______________, 20__] for the Class A Certificates and [_______________, 20__] for the Class M Certificates. The actual final distribution date for each class of certificates could be substantially earlier.

Originator	[Name of Originator].
Sponsor	MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC.
Depositor	Opteum Mortgage Acceptance Corporation, a wholly owned subsidiary of MortCo TRS, LLC.
Master Servicer	[Name of Master Servicer].
Servicer[s]	[Name of each affiliated Servicer and each Servicer which represents 10% or more of the mortgage pool].
Trustee	[Name of Trustee].
[Custodian]	[Name of Custodian]
[Credit Enhancement Provider]	[Name of Credit Enhancement Provider providing credit support for 10% or more of the pool assets].
[Swap Counterparty]	[Name of Swap Counterparty].
Distribution Dates	Distributions on the offered certificates will be made on the ___ day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _____________ ____.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the table below.
Minimum Denominations	$_________ and integral multiples of $___ in excess thereof.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance (1)	Initial Rating (_____/_____)	Designation
Class A Certificates:
A	_____%	$________	(___/___)
Total Class A Certificates:		$________
Class M Certificates:
M-1	_____%	$________	(___/___)
M-2	_____%	$________	(___/___)
M-3	_____%	$________	(___/___)
M-4	_____%	$________	(___/___)
M-5	_____%	$________	(___/___)
Total Class M Certificates:		$________
Total offered certificates:		$________

______________________
(1)           Approximate.

Non-Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance (1)	Initial Rating (_____/_____)	Designation
C	_____%	$________	(___/___)
P	_____%	$________	(___/___)
R	N/A	$ 0	(___/___)	Residual
Total Non-Offered Certificates:		$________
Total non-offered certificates:		$________

______________________
(1)           Approximate.

Note:

The certificates offered hereby represent interests solely in Opteum Mortgage Acceptance Corporation Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The Issuing Entity

The depositor will establish an issuing entity with respect to the Series ____-__ Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee. The issuing entity will consist primarily of the mortgage loans. There are ___ classes of certificates representing the issuing entity, ___ of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the issuing entity. Distributions of interest and principal on the offered certificates will be made only from payments received from the issuing entity as described below.

The Originator

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Class C, Class P and Class R Certificates are the classes of certificates that are not offered by this prospectus supplement.

In addition, either the depositor will assign to the issuing entity or the sponsor will cause the issuing entity to enter into a corridor contract, which may cover basis risk shortfalls on the offered certificates.

See “Description of the Certificates” in this prospectus supplement.

Underwriting Standards

As more fully described under “The Mortgage Pools — Underwriting Standards” in the prospectus, the following is a summary of the underwriting standards used in the origination of the mortgage loans:

•	[The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs.

•	The primary considerations in underwriting a mortgage loan are:

(1)	the mortgagor’s employment stability;

(2)	whether the mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the home;

(3)	whether the mortgagor has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses;

(4)	the loan-to-value ratio of the mortgage loan;

(5)	the mortgagor’s credit history and repayment ability; and

(6)	the type and use of the mortgaged property.

•	Each prospective mortgagor will complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information.

•	One or more credit reports on each prospective mortgagor from national credit reporting companies is required.

•	Mortgaged properties will be appraised either by licensed appraisers or though an automated valuation system.]

The Mortgage Loans

The issuing entity will initially contain approximately _____ conventional, fully-amortizing, one- to four-family, [adjustable rate and] [fixed-rate] mortgage loans secured by first liens on residential mortgage properties.  The mortgage loans have an aggregate principal balance of approximately $__________ as of the cut-off date.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have fixed interest rates and _____% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans have original terms to maturity of not greater than __ years and the following approximate characteristics as of the cut-off date:

Range of principal balances :	$_______to $_______
Average principal balance:	$_______
Range of mortgage rates:	____% to ____%
Weighted average mortgage rate:	____%
Weighted average remaining term to stated maturity:	___ months
Range of remaining terms to stated maturity:	____ months to ____ months
Range of original loan-to-value ratios:	_____% to _____%
Weighted average original loan-to-value ratio:	_____%
Weighted average seasoning:	______ months
Type of mortgaged properties Single-family dwellings: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	_____% _____% _____% _____% _____%
Loan purpose Purchase: Cash out refinance: Rate & term refinance:	_____% _____% _____%
Loan documentation Stated Income / Verified Asset: Stated Income / Stated Asset: Full Documentation: No Ratio: No Income / No Asset:	_____% _____% _____% _____% _____%
Weighted average current FICO score:	_____
Mortgage loans underwritten to non-conforming underwriting standards:	_____%
Number of mortgage loans underwritten to non-conforming underwriting standards:
Mortgage loans not conforming to Fannie/Freddie loan balance limits:	_____%
Number of mortgage loans not conforming to Fannie/Freddie loan balance limits:

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately ___%, ___%, ___% and ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first two, three, five and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are alt-A mortgage loans, and ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are subprime mortgage loans, as described in this prospectus supplement.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the issuing entity to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The offered certificates will have the characteristics shown in the table above in this prospectus supplement. The pass through rates on each class of offered certificates are fixed and shown in the table above.

Distributions on the Certificates

Interest Distributions

Distributions on each distribution date will be made to the extent of the available distribution amount.

Distributions in respect of interest will be made (1) on each distribution date to the holders of the senior certificates, in an aggregate amount equal to the senior interest distribution amount and (2) on each distribution date to the holders of the subordinate certificates, in an aggregate amount equal to the subordinate interest distribution amount, to the extent of the portion of the available distribution amount remaining after distribution of the senior interest distribution amount and the senior principal distribution amount.

All distributions of interest will be based on a 360 day year consisting of twelve 30 day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the interest distribution amount for a class of certificates will be made, to the extent provided in this prospectus supplement, on a pari passu basis, based on the certificate principal balance or notional amount, as applicable, of the certificates of each such class.

Distributions of the subordinate interest distribution amount on each distribution date will be made first, to the holders of the Class M-1 Certificates, second to the holders of the Class M-2 Certificates, third to the holders of the Class M-3 Certificates, fourth to the holders of the Class M-4 Certificates, and fifth to the holders of the Class M-5 Certificates, in each case to the extent of available funds and in each case to the extent of the interest distribution amount for these certificates for the distribution date.

Principal Distributions

Principal Distributions on the Senior Certificates

Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, in an aggregate amount equal to the senior principal distribution amount.

The senior percentage initially will equal approximately _____%, and will in no event exceed 100%.

Principal Distribution on the Subordinate Certificates

Holders of each class of subordinate certificates will be entitled to receive on each distribution date, to the extent of the portion of the available distribution amount remaining after distribution of the senior interest distribution amount, the senior principal distribution amount and the subordinate interest distribution amount, distributions allocable to principal in reduction of the certificate principal balances.

All mortgagor prepayments not otherwise distributable to the senior certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates for which certain loss levels established for such class in the agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3, Class M-4 or Class M-5 Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto.

For purposes of all principal distributions described above and for calculating the subordinate percentage, the applicable certificate principal balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date.

As stated above under “Principal Distributions on the Senior Certificates”, for each distribution date occurring prior to the distribution date in ________ ____, the senior prepayment percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the subordinate certificates. Thereafter, unless the certificate principal balances of the senior certificates have been reduced to zero, the subordinate prepayment percentage may continue to be 0% or otherwise be disproportionately small relative to the subordinate percentage.

Net Monthly Excess Cashflow Distributions

Net monthly excess cashflow will be applied to build and maintain and create overcollateralization on the offered certificates, pay interest carry forward amounts on the Class M Certificates, reimburse realized losses allocated to the Class M Certificates, and to cover basis risk shortfalls on the offered certificates as described in this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization, and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Credit Enhancement” in this prospectus supplement.

[Overcollateralization. Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans.  The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal.  This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.]

[In addition, a surety bond (referred to as the certificate insurance policy in this prospectus supplement) will be issued by [Name of Certificate Insurer] for the benefit of the Class [__] Certificates. The Certificate Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement and subject to the terms and conditions of the certificate insurance policy, will unconditionally and irrevocably agree to pay insured amounts to the Trustee for the benefit of the holders of the Class [__] Certificates.]

[See “The Certificate Insurer” and “Description of the Certificates—Description of the Certificate Insurance Policy” in this prospectus supplement.]

On any distribution date, realized losses will be allocated first, to the Class C Certificates, until the amount of overcollateralization has been reduced to zero, and then to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of such class has been reduced to zero.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

[To be expanded to include descriptions of other types of credit enhancement, such as a financial guaranty insurance policy or reserve fund, interest rate exchange agreement, cross-collateralization or overcollateralization, as applicable.]

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows:  first on a pro rata basis to the related class or classes of Class A Certificates, then on a pro rata basis to the unrelated class or classes of Class A Certificates.

Subordination.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

We refer you to “Description of the Certificates—Subordination” in this prospectus supplement for additional information.

The Corridor Contract

[The corridor contract counterparty and any party providing a guaranty on the obligations of the corridor contract counterparty will be identified].

The issuing entity will include an interest rate corridor contract. On the closing date, either the sponsor will assign to the depositor, and the depositor will assign to the trustee for the benefit of the offered certificates, its rights under the corridor contract, or the sponsor will cause the trustee to enter into the corridor contract with the corridor contract counterparty. Payments under the corridor contract will be made pursuant to the formulas described in this prospectus supplement. Amounts paid under the corridor contract will be available to cover basis risk shortfalls on the offered certificates in the order of priority described in this prospectus supplement. Any amounts received from the corridor contract not used to cover basis risk shortfalls as described in this prospectus supplement shall be paid to the sponsor.

See “Description of the Certificates — The Corridor Contract” in this prospectus supplement.

NIMS Insurer

One or more insurance companies, referred to as a NIMS insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate issuing entity and secured by all or a portion of the Class C Certificates and Class P Certificates.  In such event, the NIMS insurer will be able to exercise rights which could adversely impact the certificateholders.

See “Risk Factors—The NIMS Insurer Has Rights Which May Adversely Affect the Offered Certificates” in this prospectus supplement for additional information.

Advances

The servicer or the subservicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that the servicer or the subservicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the servicer and the subservicer fail to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

[Pre-Funding Accounts]

[On or before [__], the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the issuing entity, subsequent mortgage loans to be included in the mortgage pool.

On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Trustee in a pre-funding account (the “Pre-Funding Account”), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. The amount on deposit in the Pre-Funding Accounts will be reduced by the amount thereof used to purchase subsequent mortgage loans and subsequent mortgage loans during the period from the Closing Date up to and including [__].  Any amounts remaining in the Pre-Funding Accounts after [__] will be distributed as principal on the next distribution date to the holders of the related class or classes of Class A Certificates.

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

We refer you to “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement for additional information – need to provide section.]

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to the interest portion of such monthly payments collected. The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders. The master servicer will pay the trustee fee and the servicing fees from its fee.

Optional Termination

At its option, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the issuing entity has been reduced to less than or equal to [10]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer or, if the servicer does not exercise this right, the NIMS insurer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates. In addition, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the issuing entity has been reduced to less than or equal to [5]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates.

In addition, if the servicer or, if the servicer does not exercise this right, the NIMS insurer does not exercise its option to purchase the certificates, the certificate margin on the offered certificates will increase as provided in this prospectus supplement.

See “Pooling and Servicing Agreement— Termination” and “Glossary—Certificate Margin” in this prospectus supplement.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

Federal Income Tax Consequences

Elections will be made to treat the issuing entity (excluding the reserve fund and the corridor contract) as comprising one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive ratings not lower than those set forth on page S-__ of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment

The offered certificates (other than the Class __ Certificates and Class __ Certificates) will constitute “mortgage related securities” for purposes of SMMEA.  The Class __ Certificates and Class __ Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originator
[____]
Master Servicer
Aggregates collections
purchase loans
loan purchase price
MortCo TRS, LLC
Sponsor
Purchases or Originates loans
Forms pool
asset pool
net offering proceeds
Opteum Mortgage Acceptance Corporation
Depositor
Creates issuing entity
net offering proceeds
certificates
[Name of Underwriter].
Underwriter
Sells certificates to investors
offering proceeds
asset pool
certificates
Opteum Mortgage Acceptance Corporation Trust Series [__________]
Issuing entity
Holds pool
Issues certificates
[____________]
Trustee and Supplemental Interest Trust Trustee
Represents investors interests
Calculates cashflows
Remits to investors
monthly distributions
Monthly distributions/ [Certain proceeds payable under the Yield Maintenance Agreement and/or Interest Rate Swap Agreement]
Investors
certificates

FLOW OF FUNDS

Mortgagors
Sponsor
Monthly Principal and Interest
Principal Prepayments
Repurchase Price
Insurance Proceeds or Liquidation Proceeds
Servicer
Servicer's Protected Accounts
Servicing Fee
Master Servicer or Trustee
Advance
Reimbursement for Advance
Master Servicer Collection Account
Master Servicer's Fee (including Trustee, Securities Administrator, Paying Agent and Certificate Registrar's Fee
Available Funds
Distribution Accounts
1
$
2
$
Senior Certificates
Subordinate Certificates

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[Appropriate risk factors from the following list as necessary]

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are only a limited number of securitizations which include mortgage loans originated or purchased by the sponsor, and none since the sponsor’s last securitization in 2006. The mortgage loans included in the trust were originated pursuant to different underwriting standards than those from prior securitizations. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof.  The underwriter is not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Certificates

The mortgage loans were underwritten in accordance with underwriting standards for “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.  These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.  Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. In addition, the originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

As described in this prospectus supplement, the mortgage loans have been categorized as “alt-A mortgage loans” and “subprime mortgage loans” based solely on the underwriting program under which they were originated or purchased. Approximately ___% and ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, are alt-A mortgage loans and subprime mortgage loans, respectively. For a description of the underwriting programs under which the mortgage loans were originated, see “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, have loan-to-value ratios in excess of ___% but are not covered by any primary insurance policy. These insurance policies are subject to limitations in the related policy with respect to claims.  See “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder–Primary Mortgage Insurance Policies” in the prospectus.  Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

[Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately ___%, ___%, ___% and ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have initial interest only periods of two, three, five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the certificates in respect of these mortgage loans during their interest only period except in the case of a prepayment or liquidation.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans because the mortgage loans did not amortize during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional fully amortizing level monthly payment mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.]

[The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. [On the Closing Date, the initial amount of overcollateralization will approximately equal [___% of] the initial overcollateralization target described in this prospectus supplement.]

If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicers or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in its good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis.  None of the depositor, the master servicer, the securities administrator, the servicer, the sponsor, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates.  See “Description of Credit Enhancement” in the prospectus.]

[Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered certificates.  Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.]

[The Difference Between the Pass-Through Rates on the Offered Certificates and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Offered Certificates

The pass-through rates with respect to the offered certificates adjust each month and are based upon the value of an index plus the related certificate margin, limited by the weighted average of the net mortgage rates on the mortgage loans.  However, the mortgage rates of the mortgage loans are fixed rates or are based upon a different index plus the related gross margin, and adjust semi-annually or annually, commencing, in certain cases, after an initial fixed-rate period. One-Month LIBOR, Six-Month LIBOR or One-Year CMT may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable rate mortgage loans adjust semi-annually or annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR or One-Year CMT and the mortgage rate on the mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR or One-Year CMT is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR or One-Year CMT rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR or One-Year CMT.  To the extent that any pass-through rate is limited to the Net WAC rate, basis risk shortfalls will occur.  See “Description of the Certificates —Allocation of Available Funds.”

The corridor contract will be assigned to, or entered into by, the issuing entity and the net amounts payable from this contract will provide some protection against any basis risk shortfalls on the offered certificates. However, amounts payable under the corridor contract are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the corridor contract may provide insufficient funds to cover these shortfalls.  In addition, payments from the corridor contract are subject to a ceiling which may limit the amount of payments from this contract to cover these shortfalls.

To the extent that amounts payable under the corridor contract are insufficient to cover basis risk shortfalls on the offered certificates, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the Net WAC rate, there will be little or no net monthly excess cashflow.]

[Statutory and Judicial Limitations on Foreclosure Procedures May Result in Losses on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed.  In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. In addition, some states have recently enacted restrictions on foreclosure. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” in the prospectus.]

[A Decline in Real Estate Values May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The residential real estate market has recently experienced an overall decline in property values, which has caused losses on existing mortgage loans and residential mortgage-backed securities to be higher than would otherwise be the case.  In addition, delinquencies increase when mortgage loans become “underwater”:  when the outstanding balance of a mortgage loan, plus any secondary financing, becomes equal to or greater than the value of the related mortgaged property. Also, a decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or high combined loan-to-value ratios.  In addition, borrowers may be more willing to make payments on an “underwater” mortgage loan which is secured by their primary residence, as opposed to a second home or an investor property.

Declines in property values are dependent on several factors, including local economic conditions, the availability of financing, the supply of housing, and interest rates.  Investors should note that a significant additional property value decline may result in considerable losses on their offered certificates.  Any losses or shortfalls as a result of property value declines will be allocated to the offered certificates to the extent not covered by credit enhancement.]

[The Mortgage Loans Are Concentrated in Certain States, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that approximately [___%], [___%] and [____%] of the mortgage loans are included in the States of [_____], [_____] and [_____].  These states have recently experienced weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. Investors should note that approximately [___%], [___%] and [____%] of the mortgage loans are included in the States of [_____], [_____] and [____]. The high percentage of mortgage loans concentrated in these states may adversely affected by a decline in economic conditions in these states. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, are in the state of California. Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. The concentration of the mortgage loans in these states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.]

[Some of the Mortgage Loans Were Originated Simultaneously with Second Liens

With respect to approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which will not be included in the issuing entity.  The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately ___% and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately ___%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. In addition, the amount of the additional payments on a second lien mortgage loan may increase the debt burden for the related mortgagor. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.  Any losses on these mortgage loans which are not covered by credit enhancement will be allocated to the offered certificates.]

[The Sponsor Has Limited Assets to Repurchase or Substitute Mortgage Loans for Breaches of Representations and Warranties

The sponsor will make various representations and warranties with respect to the mortgage loans and has repurchase or substitution obligations with respect to breaches for these representations and warranties. These representations are summarized in “The Mortgage Pools - Representations by Sellers” in the prospectus.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that in the event the sponsor is unable to repurchase or substitute that mortgage loan, the sponsor's repurchase obligations will not become an obligation of the depositor, the master servicer or any other party and the mortgage loan will remain in the issuing entity with the related defect.  In instances where the sponsor is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the sponsor that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement may result in losses on the mortgage loans which would be borne by the offered certificates.

In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of the sponsor arising from any misrepresentation by the sponsor, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the sponsor fails to repurchase and no breach of any other party’s representations has occurred, the sponsor’s repurchase obligation will not become an obligation of the depositor or any other party.

The sponsor of the mortgage loans is a privately held limited liability company with limited assets.  As a result, in the event of a breach of any representations or warranties, to the extent the sponsor is unable to cure the breach, the sponsor may be unable to repurchase or substitute the mortgage loan from the issuing entity for financial or other reasons.  The inability of the sponsor to repurchase or substitute the defective mortgage loan would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. Such defect may result in greater losses to the holders of the offered certificates with respect to that mortgage loan, to the extent not covered by credit enhancement.  See “The Sponsor” in this prospectus supplement.

[The Sponsor Has Limited Historical Information With Respect to the Performance of the Mortgage Loans

There is limited information with respect to the loss and delinquency experience of the mortgage loans included in the mortgage pool.  The information with respect to mortgage loans originated or purchased by the sponsor included in this prospectus supplement is only with respect to those mortgage loans currently being serviced by [Name of Subservicer], and includes information for all credit grades of mortgage loans, not just the alt-A mortgage loans and subprime mortgage loans originated or purchased by the sponsor and included in the issuing entity. This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the issuing entity may be significantly different than the limited information included in this prospectus supplement.]

[The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in accelerated principal payments on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•
Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured. In addition, the NIMS Insurer, if any, or the sponsor, may purchase mortgage loans that become __ days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•
The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.]

[The NIMS Insurer Has Rights Which May Adversely Affect the Offered Certificates

Pursuant to the terms of the and servicing pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor servicer or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the Offered Certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•	among these rights include the NIMS Insurer’s right to exercise the optional termination of the issuing entity;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights; and

•
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.]

[The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the master servicer, the servicer or a subservicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses.  See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus.  To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.]

[Some Additional Risks are Associated with the Class M Certificates

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class or classes of Class M Certificate then outstanding with the lowest payment priority, until reduced to zero.  As a result of such reductions, less interest will accrue on such class or classes of Class M Certificates  than would otherwise be the case.  Once a Realized Loss is allocated to a Class M Certificate, no amounts will be distributable with respect to such written down amount; provided, however, the amount of any Realized Losses allocated to the Class M Certificates may be paid to the holders of the Class M Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

In addition, the yield on the Class M Certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, or a class of Class M Certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the Class M Certificates should be aware that on and after the stepdown date, the most subordinate class of Class M Certificates then outstanding may receive more than such class’ pro rata share of principal for that distribution date.  As a result, the certificate principal balance of the most subordinate class or classes of Class M Certificates may be reduced to zero prior to the more senior class or classes of Class M Certificates.

Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, it is not expected that the Class M Certificates will receive any distributions of principal payments until the later of the distribution date in ____ ____ and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralization amount prior to distributions of principal for such distribution date, as a percentage of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date, is twice the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralization amount as of the cut-off date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.]

[Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month.  When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made.  In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer or any subservicer to collect full amounts of interest on the mortgage loan.  This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer’s aggregate servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and, to the extent not covered by compensating interest paid by the servicer, any prepayment interest shortfalls, will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class C Certificates, and thereafter, to the Accrued Certificate Interest with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such distribution date.  The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement.  If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.]

[Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.

The sponsor will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects.  In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.]

[The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected.  See “Ratings” in this prospectus supplement and "Rating" in the prospectus.]

[A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

The primary servicing of the mortgage loans was recently transferred to _____ and _____ as described in this prospectus supplement under “Pooling and Servicing Agreement—The Servicer and the Subservicers.” The mortgage loans subject to this servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Delinquencies generally arise due to the risk of disruption in collections caused by data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.]

[Bankruptcy Proceedings Could Delay or Reduce Distributions on the Offered Certificates

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be, and has been documented as, a sale and will be treated as a sale for accounting purposes. If the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered certificates.]

[The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS® System.  However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the Certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “The Mortgage Pool—Mortgage Loan Characteristics” and “Yield on the Certificates” in this prospectus supplement.]

Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The Sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans underlying the certificates, including hiring one or more third parties agents to conduct a review of certain aspects of the mortgage loans.  For example, the Sponsor has engaged a third party to conduct procedures designed to verify the Sponsor's data regarding  characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement.  In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement. The Sponsor's pre-offering review does provide the Sponsor with resonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.  However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor's pre-offering review.

See “Due Diligence of the Mortgage Loans — Limitations of the Pre-offering Review Process” in this prospectus supplement.

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Changes in REMIC Rules May Adversely Affect Your Certificates

The qualification of the trust as a REMIC may be affected by legislation requiring the servicer, master servicer or other parties to take action or forbear from action with respect to their responsibilities towards the trust.  Any amendment to the trust to comply with such REMIC rules and avoid double taxation, even if otherwise materially adverse to certificateholders, will be entered into by the parties to the pooling and servicing agreement and/or the servicing agreement, without the consent of the certificateholders.  Investors should note that their yield to maturity could be significantly impacted by these types of changes.

The Offered Certificates Will be Limited Obligations Solely of the Trust and Not of any Other Party.

The offered certificates will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the master servicer, the trustee, or any of their respective affiliates.  Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the sponsor, the servicer, the master servicer, the trustee or any of their respective affiliates.  Proceeds of the assets relating to the mortgage loans included in the trust will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the sponsor, the servicer, the master servicer, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered certificates.

An Optional Termination May Adversely Affect the Offered Certificates

When the aggregate unpaid principal balance of the mortgage loans, and any properties acquired in respect thereof, has been reduced to less than or equal to [10]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer (or, if the servicer fails to exercise such option, the NIMS insurer) may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and cause an early retirement of the certificates.  In addition, when the aggregate unpaid principal balance of the mortgage loans, and any properties acquired in respect thereof, has been reduced to less than or equal to [5]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and cause an early retirement of the certificates. If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to the servicer, the master servicer, the trustee or others, will be passed through to the certificateholders.  If the offered certificates are outstanding on the date such optional purchase is exercised, any Class A Certificates or Class M Certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans.  In addition, if the mortgage pool contains any REO properties at the time of the optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in full distribution of the principal of, and accrued interest on, all classes of offered certificates, and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding classes of offered certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered certificates.  Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies.  Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of  “AAA”  securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the Offered Certificates will not be downgraded in the future.

Downgrades of the United States, Fannie Mae & Freddie Mac

On August 8, 2011, S&P announced that it had downgraded Fannie Mae and Freddie Mac senior unsecured debt from “AAA” to “AA+” with a negative outlook.  This announcement followed a similar action by S&P taken on August 5, 2011 on the United States sovereign long term debt rating.  Such downgrades could have an adverse affect on the real estate market, the value of RMBS such as the Offered Certificates, and sources of liquidity for the residential housing market.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors.  These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies.  The lasting impact of the Great Recession, as it is referred to, could increase the likelihood of additional delinquencies and defaults.  A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from the Great Recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased.  As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

The servicer will have the authority under the Pooling and Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the Offered Certificates and subject to the overall servicing standard.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values and/or extended timelines to complete foreclosure.  A significant number of loan modifications could result in a significant reduction in cash flows to the Offered Certificates on an ongoing basis.   In addition, pursuant to the Pooling and Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable.  Any such short sale will produce a realized loss that will be allocated to the most subordinate outstanding class of Certificates.  Furthermore, as described below under “—Increase in Proposed Regulations,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions.  In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income.  In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate.  Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally.  The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate.  It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically.  No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Certificates.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk.  In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities.  Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings.  We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Certificates.  In addition, if the proposed rules are adopted, your Certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

Additionally, the SEC has proposed rules to remove references to credit ratings from its regulations and to substitute alternative standards of creditworthiness, as required under the Dodd-Frank Act. Among other things, these proposed rules would remove the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and would require a replacement standard to go into effect on July 21, 2012. While the SEC has not determined an alternative standard of creditworthiness, and the proposed rules have not been finalized, it is possible the Certificates will not constitute “mortgage related securities” for purposes of SMMEA if an alternative standard is adopted in the future. This could have a negative impact on the liquidity of your Certificates.

In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS.  Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Pooling and Servicing Agreement, which may adversely affect the Offered Certificates, without any remedy or compensation to the holders thereof.

The Dodd-Frank Act prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.” The Consumer Financial Protection Bureau (“CFPB”) has issued a final rule, which becomes effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose.  Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43%, in general do not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.  No assurances are given as to the effect of the new rule on the value of the Offered Certificates.
The County Board of Supervisors of San Bernardino, California recently rejected a proposal to use the power of eminent domain to acquire mortgage loans with a balance in excess of the value of the related mortgaged

Although this proposal was rejected, we cannot assure you as to whether other governmental entities within or outside of California may pass similar legislation.  Any such actions could have a material adverse effect on the market value of residential mortgage-backed securities such as the Offered Certificates.  There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your Certificates. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Certificates.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many  cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties.  Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  The value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions.  Overall origination volumes are down significantly in the current economic environment.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the Offered Certificates.  Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the Offered Certificates.

Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger  or  failure of a number of major investment banks and commercial banks.  In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system.  These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.  In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Ireland, Portugal and Italy, as well as the sustainability of the European Union itself. In addition, widespread protests in North Africa and the Middle East have led to regime change in Libya, Tunisia and Egypt, as well as unrest in Iran, Bahrain, Yemen, Syria and other countries.  It is uncertain what effects these events will have and what effects any regime change or military action might have on the United States and world financial markets, particular business segments, world commodities prices or otherwise. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an Offered Certificate and what impact any such regulatory capital treatment may have on the liquidity or market value of the Offered Certificates, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the Offered Certificates on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the Offered Certificates in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the Offered Certificates as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered certificates acquired by the relevant investor.  The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the Offered Certificates has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the Offered Certificates, which may adversely affect the liquidity of the Offered Certificates in the secondary market and therefore the ability of certificateholders to transfer the Offered Certificates or the price they may receive upon their sale of the Offered Certificates.]

These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes,  may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally.  These developments may increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default.  As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the offered certificates.  In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification.  To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights.  The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust.  The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders.  The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of  the related mortgage loan.  In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity.  None of the master servicers or servicers will consider the interests of individual classes of certificates.  Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors.  The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification.  Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers.  Investors in the offered certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans.  See “—Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates” above.  In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered certificates in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.”  Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the offered certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure.  In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”).  Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification.  Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis.  The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income.  Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages:  first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance.  Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification.  If the modification is NPV positive, under the program the servicer is required to offer the modification.  If NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced.  Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement.  Aside from the effect of current property value on the NPV test, there is no minimum or maximum loan-to-value ration ("LTV") for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI.  Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications.  For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan.  In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500.  Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

It is hoped that HAMP will serve as the industry standard for mortgage loan modifications.  The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines.  In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Bankruptcy Losses May Adversely Affect the Value of Your Certificates

Recent legislation proposed in Congress would overturn current law and permit bankruptcy judges to “cram down” the principal balance of a first lien mortgage loan in connection with a borrower bankruptcy.  In other words, a portion of the outstanding principal balance of the mortgage loan would be treated as unsecured.  The effect of any such law may adversely affect the offered certificates. If any of the mortgage loans were subject to such a “cram down,” that unsecured portion of the principal balance would be treated as a realized loss and allocated to reduce the certificate principal balance of the most subordinate class of offered certificates then outstanding.

The Offered Certificates May Not Be Appropriate for Individual Investors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates because:

•
The distribution amounts you receive on the offered certificates will depend on the amount of the payments borrowers make on the mortgage loans. Because the rate that borrowers will repay their mortgage loans can not be predicted, you may receive distributions on the offered certificates in amounts that are larger or smaller than you expect. In addition, the life of the offered certificates may be longer or shorter than anticipated.  Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

•	The yield to maturity on the offered certificates will depend primarily on the purchase price of the offered certificates and the rate of principal payments on the mortgage loans.

•
Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as distributions on the offered certificates may be lower than the yield on the offered certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of distributions available to you for reinvestment at high rates may be relatively low.

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The distribution amounts that investors in the offered certificates with a subordinate entitlement to distributions will depend on whether the certificate principal balance of the offered certificates with a more senior entitlement to distributions has been reduced to zero.

The offered certificates are complex securities. You should possess, either alone or together with financial, tax and legal advisors, the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Pooling and Servicing Agreement May Be Subject to the Trust Indenture Act

A recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939 (the “TIA”) was applicable to certain agreements, similar to the Agreement, under which mortgage pass-through certificates are issued. As noted in the ruling, the “TIA covers only debt securities, and does not apply to equity securities.” The ruling is based on the court’s conclusion that the mortgage pass-through certificates at issue in the case are debt securities. The ruling is contrary to the guidance of the SEC’s Division of Corporation Finance in its Compliance and Disclosure Interpretation 202.01 as published prior to the ruling, which was revised on May 3, 2012 to indicate that the staff is considering this interpretation in light of this ruling. The ruling is also contrary to historical industry practice. Because the certificates are not in the form of debt securities, and consistent with CDI 202.01 prior to this ruling as well as historical industry practice, the Agreement has not been qualified under the TIA.

In addition to the provisions described in the base prospectus under “The Agreements - Amendment”, the Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates, if the depositor informs the trustee that it has determined that the TIA does apply to the Agreement or that qualification under the TIA is required, to modify, eliminate or add to the provisions of the Agreement to the extent necessary to (A) effect the qualification of the Agreement under the TIA and to add to the Agreement any other provisions as may be expressly required by the TIA, and (B) modify the other provisions of the Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

If the TIA were to apply to the Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Agreement (and the Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Agreement have agreed that, to the extent permitted under the TIA, the Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Agreement or would otherwise alter the provisions of the Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Agreement. Generally, the mandatory TIA provisions include provisions regarding the eligibility requirements of the trustee, disqualification of the trustee, preferential collection of claims against an obligor, access to bondholder lists, reports by the trustee, reports by obligors (including evidence of compliance with Agreement provisions), duties of the trustee prior to and after default, directions and waivers of bondholders, prohibition of impairment of holder's right to payment and certain other powers of the trustee and duties of payment. While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The mortgage pool will consist of conventional, one- to four-family, [adjustable rate and] [fixed]-rate, fully-amortizing mortgage loans secured by first liens on mortgaged properties.  The mortgage pool will include the mortgage loans, which will be conveyed to the issuing entity on the Closing Date.  The mortgage loans consist of ____ mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $_________, after application of scheduled payments due on or before the Cut-off Date whether or not received.  The mortgage loans have original terms to maturity of not greater than [30] years.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement.  The Depositor will convey the mortgage loans to the issuing entity on the Closing Date pursuant to the Agreement.  The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders[; provided, however, that the following representations and warranties will not be assigned to the Trustee for the benefit of Certificateholders:  [LIST]]. As more particularly described in the prospectus, the Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders. See “The Mortgage Pools—Representations by Sponsors” in the prospectus.

The mortgage loans will have been originated by the Sponsor or acquired by the Sponsor in bulk purchases from third-parties in accordance with the underwriting criteria described in this prospectus supplement. [In general, the mortgage loans originated or purchased by the Sponsor pursuant to its Contemporary Series Program are referred to in this prospectus supplement as the “subprime mortgage loans”.  All of the other mortgage loans originated or purchased pursuant to other programs of the sponsor are referred to in this prospectus supplement as the “alt-A mortgage loans.”] Approximately ___% and ___% of the mortgage loans are alt-A mortgage loans and subprime mortgage loans, respectively. See “—Underwriting Standards; Representations” below.

All of the mortgage loans will be subserviced by _____ and _____, as described in this prospectus supplement under “Pooling and Servicing Agreement—The Servicer and the Subservicers.” [_____ is subservicing all of the alt-A mortgage loans and _____ is subservicing all of the subprime mortgage loans.]

All of the mortgage loans have scheduled monthly payments due on the Due Date.  Each fixed rate mortgage loan will contain a customary “due-on-sale” clause.  Each adjustable rate mortgage loan will be assumable in accordance with the terms of the related mortgage note.

Approximately ____% of the mortgage loans were appraised by licensed appraisers. Approximately ____% of the mortgage loans were appraised through an automated valuation system.

Mortgage Rate Adjustment

The mortgage rate on the adjustable rate mortgage loans will adjust semi-annually or annually commencing after an initial period after origination of generally six months, two years, three years, five years, seven years or ten years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on the adjustable rate mortgage loans adjusts based on an index equal to either [Six-Month LIBOR] or [One-Year CMT]. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

Substantially all of the adjustable rate mortgage loans will not have reached their first adjustment date as of the Closing Date. Adjustable rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Approximately ___%, ___%, ___% and ___% of the mortgage loans (by aggregate outstanding principal balance of the loans as of the cut-off date) have initial interest only periods of two, three, five and ten years, respectively.  With respect to these mortgage loans, no amortization of principal will occur until after the initial interest only period.

Indices on the Mortgage Loans

The index applicable to the determination of the mortgage rate on approximately ___% of the adjustable rate mortgage loans is Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	2004	2005	2006	2007	2008	2009	2010	2011	2012
January	____%	____%	____%	____%	____%	____%	____%	____%	____%
February	____%	____%	____%	____%	____%	____%	____%	____%	____%
March	____%	____%	____%	____%	____%	____%	____%	____%	____%
April	____%	____%	____%	____%	____%	____%	____%	____%	____%
May	____%	____%	____%	____%	____%	____%	____%	____%	____%
June	____%	____%	____%	____%	____%	____%	____%	____%	____%
July	____%	____%	____%	____%	____%	____%	____%	____%	____%
August	____%	____%	____%	____%	____%	____%	____%	____%	____%
September	____%	____%	____%	____%	____%	____%	____%	____%	____%
October	____%	____%	____%	____%	____%	____%	____%	____%	____%
November	____%	____%	____%	____%	____%	____%	____%	____%	____%
December	____%	____%	____%	____%	____%	____%	____%	____%	____%

The index applicable to the determination of the mortgage rate on approximately ___% of the adjustable rate mortgage loans will be One-Year CMT.

Prepayment Charges

Approximately ___% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year, five years or some other period as provided in the related mortgage note from the date of origination of the mortgage loan.  The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding ___% of the original principal balance of the mortgage loan.  The amount of the prepayment charge will generally be equal to __ months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of ___% of the original principal balance of the mortgage loan. In addition, in some states, a prepayment charge is not incurred if the related mortgagor sells the related mortgaged property to a third-party. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates.  The Master Servicer, Servicer or Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if done so in compliance with the applicable agreement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Primary Mortgage Insurance

Except with respect to approximately ___% of the Alt-A mortgage loans, each Alt-A mortgage loan with a loan-to-value ratio at origination in excess of ___% will be insured by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer. None of the subprime mortgage loans will be covered by a borrower-paid Primary Insurance Policy.

Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to ___% and up to and including ___% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least ___% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded ___% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least ___% of the Allowable Claim.

Each mortgage loan is required to be covered by a standard hazard insurance policy.

See “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder—Hazard Insurance Policies” in the prospectus.

Mortgage Loan Characteristics

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System.  In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.  For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates” in this prospectus supplement.

The average principal balance of the mortgage loans at origination was approximately $______.  No mortgage loan had a principal balance at origination of greater than approximately $______ or less than approximately $______.  The average principal balance of the mortgage loans as of the Cut-off Date was approximately $______.  No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $_____ or less than approximately $______.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately _____% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately ___ months as of the Cut-off Date.  None of the mortgage loans will have a first Due Date prior to _____ ____ or after _____ ____, or will have a remaining term to stated maturity of less than ___ months or greater than ___ months as of the Cut-off Date.  The latest maturity date of any mortgage loan is ____ ____.

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately _____%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately _____%.

None of the mortgage loans will be 30 days or more delinquent as of the Cut-off Date under the methodology used by the Mortgage Bankers Association (the “MBA Method”).  Under the MBA Method, a loan is considered “30 days delinquent” if the mortgagor fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due.  For example, a loan will be considered 30 days delinquent if the mortgagor fails to make a scheduled payment originally due on July 1 by the close of business on July 31.  A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.  As a result, the foregoing representation with respect to delinquency status as of the Cut-off Date means that each mortgagor has made its scheduled monthly payment due [____] 1, 2012 [month before Cut-off Date], but no representation has been made with respect to the scheduled monthly payment due [____] 1, 2012 [Cut-off Date] (which payment is not included in the Trust, and is assumed to have been made for purposes of the information included in this Prospectus Supplement with respect to the mortgage loans).  [Notwithstanding the foregoing, with respect to each mortgage loan, it was confirmed that such scheduled monthly payment was made by the related mortgagor on or before the date of this Prospectus Supplement.]

Investors in the Offered Certificates should note that mortgagor delinquency status will be determined as of the last day of the prior month.  Changes in mortgagor delinquency status after that time will not be disclosed until the following month.  In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month.  Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers.

[The following tables set forth the historical delinquency experience of the mortgage loans.  The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor.  The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based.  None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Never Delinquent	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

Delinquency of the Mortgage Loans as of the Cut-off Date

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Current	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

None of the mortgage loans are buydown mortgage loans.

None of the mortgage loans were __ days or more delinquent as of the Cut-off Date.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a “high cost home loan” under any federal, state or local law.

None of the adjustable rate mortgage loans have reached their first adjustment date as of the Closing Date.

Approximately _____% of the mortgage loans provide for prepayment charges.

As set forth in the “Credit Scores” table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Principal Balances at Origination

Original Mortgage Loan Principal Balances($)	Number of Mortgage Loans	Aggregate Original Principal Balance	Percentage of Aggregate Original Principal Balance

Total

The average principal balance of the mortgage loans at origination was approximately $_____.

Principal Balances as of the Cut-off Date

Current Mortgage Loan Principal Balances($)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Aggregate Principal Balance

As of the Cut-off Date, the average current principal balance of the mortgage loans will be approximately $_________.

Mortgage Rates

Mortgage Rates(%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

The weighted average mortgage rate of the mortgage loans was approximately _____% per annum.

Next Rate Adjustment Date of Adjustable Rate Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the adjustable rate mortgage loans will be approximately __ months.

Gross Margins of Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

As of the Cut-off Date, the weighted average gross margin of the adjustable rate mortgage loans will be approximately _____% per annum.

Maximum Mortgage Rate of Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

As of the Cut-off Date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans will be approximately _____% per annum.

Initial Rate Cap of Adjustable Rate Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Periodic Rate Cap of Adjustable Rate Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

The minimum and maximum loan-to-value ratios of the mortgage loans at origination were approximately ___% and ___%, respectively, and the weighted average of the loan-to-value ratios of the mortgage loans at origination was approximately ___%.

Occupancy Type

Occupancy (as indicated by borrower)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Documentation Type of Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

See “—Underwriting Standards; Representations” below for a detailed description of the Sponsor’s loan programs and documentation requirements.

Credit Scores of Mortgage Loans

Credit Score	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Property Types

Property Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

No more than approximately___% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Minimum Mortgage Rates of Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Product Type of Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Original Prepayment Penalty Term for Mortgage Loans

Original Prepayment Penalty Term (mos)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Original Term to Maturity of Mortgage Loans

Original Term (mos)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Stated Remaining Term to Maturity of Mortgage Loans

Remaining Term (mos)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

Seasoning of Mortgage Loans

Seasoning (mos)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance

Total

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property.  The amount of these proceeds retained by the mortgagor may be substantial.

Delinquency and Foreclosure Experience of ____________________

The following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans serviced by _______________. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered “30 days” delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

This table is only in respect of those mortgage loans currently being serviced by _______________, and includes information for all credit grades of mortgage loans, not just the alt-A mortgage loans and subprime mortgage loans included in the Issuing Entity. This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the issuing entity may be significantly different than the limited information included in this table.

_______________ - Delinquency and Foreclosure Experience - Entire Serviced Portfolio

	As of December 31, 2010		As of December 31, 2011		As of December 31, 2012

	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance

Total Portfolio

Period of Delinquency
30 days
Percent Delinquent
60 days
Percent Delinquent
90 days or more
Percent Delinquent
Total Delinquencies
Total Delinquencies by % of total portfolio

Foreclosure
Bankruptcy
Total Foreclosure and Bankruptcies
Real Estate Owned
Percent of Total Portfolio in Foreclosure or Bankruptcy

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the principal balances of the mortgage loans as of the Cut-off Date, assuming that such balances are reduced by the principal portion of scheduled monthly payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time.  In the event that mortgage loans are added to or deleted from the trust after the date of this prospectus supplement but on or before the date of issuance of the certificates, or if any material pool characteristic differs by 5% or more from the description in this prospectus supplement, or if 5% or more of the mortgage loans are delinquent 30 or more days with respect to the scheduled monthly payment due on the Cut-off Date (which is not included in the Trust), revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The trustee, on behalf of the issuing entity, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties.  The subsequent mortgage loans will be transferred to the trustee, on behalf of the issuing entity, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the issuing entity, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the issuing entity and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the issuing entity will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the issuing entity will change upon the acquisition of related subsequent mortgage loans.  It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the issuing entity within ninety days of the Closing Date.]

[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired.  At the end of the pre-funding period a report on Form 10-D will be filed with the final characteristics of the mortgage pool and the amount, if any, of any fees and expenses paid to the depositor.  All of the proceeds used to acquire subsequent mortgage loans will be paid to the depositor.

[The pre-funding account will be established to provide the trustee, on behalf of the issuing entity, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Certificate Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the issuing entity of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

DUE DILIGENCE OF THE MORTGAGE LOANS

Introduction

The Sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review of the mortgage loans that was designed and effected to provide reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.  In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review.  The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s pre-offering review.”  The Sponsor determined the nature, extent and timing of the Sponsor’s pre-offering review and the level of assistance provided by any third party.  The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool.  The results of the reviews prepared by the third parties were shared with the underwriter.  The underwriter reviewed these findings in connection with its preparation for the offering of the offered certificates.

The Sponsor's pre-offering review does provide the Sponsor with reasonable assurance that the disclouser regarding the mortgage pool in this prospectus supplement is accurate in all material respects.

[The Sponsor’s pre-offering review included a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original appraisals”), as more fully described below.]

[The Sponsor’s pre-offering review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement.  In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the Sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the Sponsor's pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.  The procedures conducted as part of the Sponsor's pre-offering review were also intended to discover possible defects in the mortgage loans reviewed.  However, these procedures did not constitute a complete re-underwriting of the loans, and were not designed or intended to discover every possible defect.  In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s pre-offering review.

STATIC POOL INFORMATION

[The [Sponsor] does not have any  material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the [Sponsor] prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense.  With respect to any of these mortgage loans originated by the [Sponsor] on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the [Sponsor] and has actually provided it to the [Sponsor] with indemnification.]

[Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.]

MORTGAGE LOAN ORIGINATION

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a New York corporation, referred to herein as [Name of Originator].  All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____.  [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’ total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ] 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations. [Provide a description of the nature of any loan exceptions granted by the Originator which deviate from the Originator’s underwriting standards, including the percentage of such loans.]

Underwriting Standards; Representations

As more fully described under “The Mortgage Pools — Underwriting Standards” in the prospectus, the following is a summary of the underwriting standards used in the origination of the mortgage loans:

•	[The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs.

•	The primary considerations in underwriting a mortgage loan are:

(1)            the mortgagor’s employment stability;

(2)            whether the mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the home;

(3)            whether the mortgagor has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses;

(4)            the loan-to-value ratio of the mortgage loan;

(5)            the mortgagor’s credit history and repayment ability; and

(6)            the type and use of the mortgaged property.

•	Each prospective mortgagor will complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information.

•	One or more credit reports on each prospective mortgagor from national credit reporting companies is required.

•	Mortgaged properties will be appraised either by licensed appraisers or though an automated valuation system.]

[THE CERTIFICATE INSURER

The following information has been supplied by [name of Certificate Insurer], the Certificate Insurer, for inclusion in this prospectus supplement.

The Certificate Insurer is a [______]-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of [______] and licensed to do business in [50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands].  The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings have each assigned a triple-A financial strength rating to the Certificate Insurer.

All consolidated financial statements of the Certificate Insurer included in documents filed by the Certificate Insurer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The following table sets forth the capitalization of the Certificate Insurer and subsidiaries as of December 31, 2010, December 31, 2011 and [_____], 2012 in conformity with U. S. generally accepted accounting principles.

Consolidated Capitalization Table

(Dollars in Millions)

	December 31, 2010	December 31, 2011	[_____], 2012

Unearned premiums
Long-term debt
Notes payable to affiliates
Other liabilities
Total liabilities
Stockholder's equity:
Common stock
Additional paid-in capital
Accumulated other comprehensive income
Retained earnings
Total stockholder's equity
Total liabilities and stockholder's equity

For additional financial information concerning the Certificate Insurer, see the audited consolidated financial statements of [________] incorporated by reference herein.  Copies of the consolidated financial statements of [_______] incorporated by reference and copies of [_______] annual statement for the year ended December 31, 20[__] prepared on the basis of accounting practices prescribed or permitted by the State of [______] Office of the Commissioner of Insurance, are available without charge from the Certificate Insurer.  The address of the Certificate Insurer’s administrative offices and its telephone number are [_______] and (___) ___-____.

The Certificate Insurer’s Credit Ratings

The financial strength of the Certificate Insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings.  Each rating of the Certificate Insurer should be evaluated independently.  The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Certificate Insurer.  Any further explanation of any rating may be obtained only from the applicable rating agency.  These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies.  Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates.  The Certificate Insurer does not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.]

DESCRIPTION OF THE CERTIFICATES

General

The Series ____ __Certificates will consist of _____ classes of certificates, _____ of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

The Class C Certificates and the Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Certificate Principal Balance of the Class C Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions of interest as provided in the Agreement.  The Class R Certificates will not have principal balances and will not be entitled to distributions of interest.

The Class P Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $________ and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans.

The certificates represent in the aggregate the entire beneficial ownership interest in a issuing entity consisting primarily of a pool of mortgage loans with an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due whether or not received, of approximately $_________.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-__ hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. The Pass-Through Rate on each class of the Offered Certificates will be limited to the Net WAC Rate. In addition, the Certificate Margin on each class of the Offered Certificates will be subject to increase on and after the Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of payment from the Corridor Contract and available excess cash flow deposited in the reserve fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $______ and integral multiples of $______ in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures.  See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes.  The Securities Administrator has initially designated its offices located at [INSERT ADDRESS], for such purpose.  No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request.  The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments.  Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates.  In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited.  Additionally, under the Rules, DTC will take actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights.  DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

The Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of a servicer event of default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Securities Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate Owners through participants of the availability of definitive certificates.  Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $_____, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $_____ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Offered Certificates

On each distribution date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date, and shall pay such amount in the following amounts and order of priority:

(1)	to the Class A Certificates, the Accrued Certificate Interest and any Interest Carry Forward Amount for such class; and

(2)
sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, the related Accrued Certificate Interest for such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates, and thereafter, to Accrued Certificate Interest with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions on the Offered Certificates

On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(1)	to the Class A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(2)	sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero.

On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(1)	first, the Class A Principal Distribution Amount shall be distributed to the Class A Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(2)	second, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(3)	third, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(4)	fourth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(5)	fifth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(6)	sixth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates.  Increasing the respective percentage interest in the issuing entity of the Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

Calculation of One-Month LIBOR for the Offered Certificates

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Reuters Screen LIBOR01 Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on the Reuters Screen LIBOR01 Page, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

(a)           If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)           If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Overcollateralization Provisions

Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the issuing entity and the amount of interest payable to the holders of the Offered Certificates. The Agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows:

(1)
to the Offered Certificates, an amount equal to any Extra Principal Distribution Amount, payable as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” above;

(2)	sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes;

(3)	sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes;

(4)
from a reserve fund funded by any remaining Net Monthly Excess Cashflow, to pay the Offered Certificates as follows: first, to the Class A Certificates, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes on such distribution date, to the extent not covered by the Corridor Contract; and

(5)	to the holders of the Class C Certificates as provided in the Agreement.

Allocated Realized Loss Amounts and Basis Risk Shortfall Carry-Forward Amounts will be payable to each class of Offered Certificates even after its Certificate Principal Balance has been reduced to zero.

The Corridor Contract

On the Closing Date, either the Sponsor will assign to the Depositor, and the Depositor will assign to the Trustee for the benefit of the Offered Certificates, its rights under the Corridor Contract, or the Sponsor will cause the Trustee to enter into the Corridor Contract with the Corridor Contract Counterparty.  A Current Report on Form 8-K including the Corridor Contract as executed will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement.

The Corridor Contract will contain a Cap Rate and Ceiling Rate and provide for the calculation of One-Month LIBOR. The Corridor Contract will provide for payments to be made to the Trustee if One-Month LIBOR (but not more than the Ceiling Rate) exceeds the related Cap Rate.  On any distribution date, any amounts from the Corridor Contract not paid to the Offered Certificates will be paid to the Sponsor or the holder of the Class C Certificates (as specified in the Agreement) and will not be available to make payments to the Offered Certificates on future distribution dates.

Payments will be made with respect to the Corridor Contract based on a notional balance in accordance with the schedule set forth in the Corridor Contract. The amount of the notional balance on which calculations are based on any distribution date with respect to the Corridor Contract will be the lesser of (a) the notional balance in the related schedule for such distribution date and (b) the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such distribution date.

With respect to any distribution date on or prior to the termination of the Corridor Contract, the amount, if any, payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess of (x) the lesser of (1) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (2) the Ceiling Rate, over (y) the Cap Rate, and (ii) an amount equal to the notional balance for such distribution date and (iii) the actual number of days in the related Accrual Period, divided by 360.

The Securities Administrator, on behalf of the Trustee, shall deposit any amounts received from time to time with respect to the Corridor Contract into the reserve fund.

The Corridor Contract Counterparty is, as of the Closing Date, rated at least ____ (or its equivalent) by two of _____, _____ or _____.

Except for the information provided in the preceding paragraph, the Corridor Contract Counterparty has not been involved in the preparation of, and does not accept any responsibility for, this prospectus supplement or the accompanying prospectus.

The Cap Rates and Ceiling Rates and scheduled notional balances of the corridor contract will be determined in accordance with the following table; provided, that the actual notional balances may from time to time be less than the scheduled notional balance based on the aggregate Certificate Principal Balances of the Offered Certificates as described above:

Month of Distribution Date	Scheduled Notional Balance ($)	Cap Rate (%)	Ceiling Rate (%)

After the distribution date in ____ ____, the corridor contract will terminate without termination payments by either party.

On each distribution date, any payments received from the Corridor Contract Counterparty with respect to such distribution date will be allocated to the Offered Certificates and the Sponsor or the holder of the Class C Certificates (as specified in the Agreement) in the following order of priority, in each case to the extent of amounts remaining:

(1)
the related Corridor Contract Allocation Amount will be paid to each of the Class A Certificates and Class M Certificates, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such class for such distribution date;

(2)	from any amounts remaining, to the Class A Certificates, any remaining related Basis Risk Shortfall Carry-Forward Amount for such classes for such distribution date;

(3)
from any amounts remaining, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes for such distribution date; and

(4)	any remaining amounts to the Sponsor or the holder of the Class C Certificates (as specified in the Agreement).

Credit Enhancement

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, until reduced to zero, and third, to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The Agreement does not permit the allocation of Realized Losses to the Class A Certificates.  Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the issuing entity or the exercise by the Servicer, the NIMS Insurer, if any, or the Master Servicer of its optional termination right, there may be insufficient amounts available to pay the Class A Certificates in full.

Although Realized Losses may reduce the Certificate Principal Balances of the Class M Certificates, Allocated Realized Loss Amounts may be paid to the holders of the Class M Certificates from available Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class A Certificates on each distribution date, holders of the Class A Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each distribution date, holders of the Class M Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates and Class M Certificates on each distribution date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class M Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective Percentage Interest.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Additional information with respect to certain derivative instruments, required pursuant to Item 1115 of Regulation AB, will be provided if applicable.]

P&I Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each distribution date from its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advance for such distribution date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Subservicer or the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds.  The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Subservicer and the Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer or the related Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made.  In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the related Subservicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates.  In the event the Servicer fails in its obligation to make any such advance, the Master Servicer will be obligated to make any such advance, to the extent required in the Agreement.

Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

[Description of the Certificate Insurance Policy]

The Certificate Insurer will issue a surety bond (referred to as the Certificate Insurance Policy in this prospectus supplement) for the benefit of the Class [__] Certificates. The following summary of the provisions of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy.  A Current Report on Form 8-K including a form of the Certificate Insurance Policy will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement.

The Certificate Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement pursuant to which the Certificate Insurance Policy was issued and subject to the terms and conditions of the Certificate Insurance Policy, will unconditionally and irrevocably agree to pay Insured Amounts to the Trustee for the benefit of the holders of the Insured Certificates.

For the purposes of the Certificate Insurance Policy, “Notice” means a written notice in the form attached as an exhibit to the Certificate Insurance Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to the Certificate Insurer specifying the information set forth in the exhibit.

The Certificate Insurer will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the Trustee on the later of (i) the second business day following the business day on which the Certificate Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates and (ii) the payment date on which the related Deficiency Amount is payable to the Certificateholders pursuant to the pooling and servicing agreement, for payment to the Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made.  Any Notice received by the Certificate Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Certificate Insurer on the next succeeding business day.

Upon such payment of a Deficiency Amount, the Certificate Insurer shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid.  The Certificate Insurer’s obligations with respect to the Insured Certificates under the Certificate Insurance Policy with respect to each payment date will be discharged to the extent funds consisting of the related Insured Amount are received by the Trustee on behalf of the Certificateholders for payment to such Certificateholders, as provided in the pooling and servicing agreement and the Certificate Insurance Policy, whether or not such funds are properly applied by the Trustee.

If any portion or all of any amount that is insured under the Certificate Insurance Policy that was previously distributed to a Certificateholder is recoverable and recovered from such Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Certificate Insurer will pay on the guarantee described in the second paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second business day following receipt by the Certificate Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee and/or such Certificateholder relating to or arising under such Preference Amount and appointing the Certificate Insurer as the agent of the Trustee and/or such Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Certificateholder, as the case may be.  Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Certificateholder directly (unless the Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for payment to the Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Certificate Insurer).  Notwithstanding the foregoing, in no event will the Certificate Insurer be (i) required to make any payment under the Certificate Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Certificate Insurer under the Certificate Insurance Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Certificate Insurer will pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Certificate Insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day will be deemed to have been received by the Certificate Insurer on the next succeeding business day.  If any notice received by the Certificate Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer, and the Certificate Insurer will promptly so advise the Trustee, and the Trustee may submit an amended Notice.  All payments made by the Certificate Insurer under the Certificate Insurance Policy in respect of Preference Amounts will be made with the Certificate Insurer’s own funds.

The Certificate Insurance Policy is non-cancelable for any reason, including nonpayment of any premium.  The premium on the Certificate Insurance Policy is not refundable for any reason, including the payment of the Insured Certificates prior to their maturity.  The Certificate Insurance Policy shall expire and terminate without any action on the part of the Certificate Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Certificates have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Certificate Insurance Policy will not cover Basic Risk Shortfalls, Prepayment Interest Shortfalls or Relief Act Shortfalls on the Insured Certificates, nor does the Certificate Insurance Policy guarantee to the holders of the Insured Certificates any particular rate of principal payment.  In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) or any shortfalls in amounts distributable to the Class [__] Certificates as a result of limited earnings in the Pre-Funding Account.  The Certificate Insurance Policy also does not cover the failure of the Trustee to make any payment required under the pooling and servicing agreement to the holder of an Insured Certificate.

The Certificate Insurance Policy is subject to and shall be governed by the laws of the State of New York.  The proper venue for any action or proceeding on the Certificate Insurance Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any Insured Certificate are accelerated, nothing contained in the Certificate Insurance Policy shall obligate the Certificate Insurer to make any payment of principal or interest on such Insured Certificate on an accelerated basis, unless such acceleration of payment is at the sole option of the Certificate Insurer; it being understood that a payment shortfall in respect of the optional termination of the issuing entity pursuant to the pooling and servicing agreement does not constitute acceleration for the purposes of the Certificate Insurance Policy.]

TABLE OF FEES AND EXPENSES

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the Certificates are outstanding. These fees and expenses shall be paid from payments on the mortgage loans on a first priority basis, prior to distributions to securityholders.  These fees and expenses cannot be increased in any situation (including a servicer event of default) without the consent of a 100% percentage interest of each class of securityholders.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee	____% (1)	Deposits in the Certificate Account
Trustee Fee(2)	___%	Master Servicing Fee
Servicing Fee[(2)][(3)]	___%	Mortgage Loan Collections
(1)In addition, the Master Servicer receives for a fee all investment earnings on amounts on deposit in the Certificate Account or benefits from funds uninvested therein.  The Master servicing fee includes securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions which are all performed by it.

(2)Master Servicer pays trustee [and servicer] fees out of its fee.
(3)[The Servicing Fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.]

YIELD ON THE CERTIFICATES

General

The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

(1)           The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

(2)           The allocation of principal payments among the various classes of certificates;

(3)           The rate and timing of realized losses and interest shortfalls on the mortgage loans;

(4)           The pass-through rate on the Offered Certificates; and

(5)           The purchase price paid for the Offered Certificates.

For additional considerations relating to the yields on the Offered Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately ____% of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge. All prepayment charges will be payable to the Class P Certificates and will not be part of the available funds for such distribution date.

The fixed rate mortgage loans typically contain due-on-sale clauses. The terms of the Servicing Agreements generally require the Servicer or the related Subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The adjustable rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the related Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

The yields to maturity of the Offered Certificates will be affected by the allocation of principal payments among the Offered Certificates. The Offered Certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans will be allocated among the Class A Certificates. Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

As described under “Description of the Certificates—Credit Enhancement” and “—P&I Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances.  Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if such delinquencies or losses cause a Trigger Event.

The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate payments of principal on the Offered Certificates. In addition, the amount of the Extra Principal Distribution Amount paid to the Offered Certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the Net WAC Rate on the mortgage loans. See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer or the Subservicers to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. None of the Servicers or the Subservicers are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans— Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses.  The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates.  In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates.  Furthermore, because principal distributions are paid to some classes of Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates—Credit Enhancement”, amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the Class M Certificates with a higher numerical class designation may be made available to protect the holders of Class M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Class M Certificates if it delays the Stepdown Date. See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer or applicable Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the issuing entity to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—General” in this prospectus supplement and “Description of the Securities—Assignment of Issuing Entity Assets” in the prospectus.

Pass-Through Rates

The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Offered Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Certificate Margin. If the Net WAC Rate on any class of Offered Certificates is less than One-Month LIBOR plus the related Certificate Margin, the Pass-Through Rate on that class of Offered Certificates will be limited to the Net WAC Rate. Thus, the yields to investors in the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Net WAC Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Offered Certificates. If on any distribution date the application of the Net WAC Rate results in an interest payment lower than One-Month LIBOR plus the related Certificate Margin on any class of Offered Certificates during the related Interest Accrual Period, the value of that class of Offered Certificates may be temporarily or permanently reduced.

Investors in the Offered Certificates should be aware that the some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices, any periodic caps, maximum and minimum rates, and the related gross margins and may be less than the interest that would accrue on the Offered Certificates at the rate of One-Month LIBOR plus the related Certificate Margin. In addition, some of the mortgage loans have fixed interest rates or will have fixed interest rates for a significant period of time prior to allowing for any rate adjustment. In a rising interest rate environment, the Offered Certificates may receive interest at the related Net WAC Rate for a protracted period of time. In addition, in this situation, there would be little or no Net Monthly Excess Cashflow to cover losses and to create additional overcollateralization.

To the extent the related Net WAC Rate is paid on any class of Offered Certificates, the difference between the related Net WAC Rate and One-Month LIBOR plus the related Certificate Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Net Monthly Excess Cashflow and the Corridor Contract.  These shortfalls may remain unpaid on the optional termination date and final distribution date.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the Offered Certificates is the distribution date in _____ ____. The assumed final distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Servicer or its designee (or the NIMS Insurer, if any) may, at its option, repurchase all the mortgage loans from the issuing entity on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans are less than or equal to [10]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the issuing entity on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than or equal to [5]% of the Stated Principal Balance of the mortgage loans as of the Cut-off Date. See “The Pooling and Servicing Agreement—Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

[The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate.]  [Weighted average life of a class of Offered Certificates refers to the amount of time that will elapse from the date of issuance of such class until each dollar of principal of the class will be repaid to the investor through maturity. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement is the Prepayment Assumption.  The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans.  Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Class A Certificates and Class M Certificates set forth in the tables.  In addition, since the actual mortgage loans in the issuing entity will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates and Class M Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined using the following assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool were aggregated into assumed mortgage loans having the characteristics set forth in the “Assumed Mortgage Loan Characteristics” table below,

(2)	the closing date for the Offered Certificates occurs on _____ __, ____,

(3)	distributions on the certificates are made on the ____ day of each month regardless of the day on which the distribution date actually occurs, commencing in _____ ____,

(4)
the prepayment rates are the percentages of the related Prepayment Assumption set forth in the “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” tables below,

(5)	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _____ ____, and include __ days’ interest thereon,

(6)
none of the Depositor, the Sponsor, the Master Servicer, the NIMS Insurer, if any, the Servicer or any other person purchases from the issuing entity any mortgage loan pursuant to any obligation or option under the Agreement and, except as indicated in the row for each table entitled “Weighted Average Life to Call,” no optional termination is exercised by the Servicer, the NIMS Insurer, if any, or the Master Servicer. The row for each table entitled “Weighted Average Life to Call” assumes that the Certificates are called on the first possible optional termination date by the Servicer or the NIMS Insurer, if any,

(7)
scheduled payments for all mortgage loans are received on the first day of each month commencing in _____ ____, the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

(8)	the Net Mortgage Rate will be the Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate,

(9)
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to stated maturity,

(10)	One-Month LIBOR, Six-Month LIBOR and One-Year Treasury are equal to ____%, ____% and ____% per annum, respectively, and

(11)	each interest only mortgage loan has an original interest only term of __ years (notwithstanding that some of the mortgage loans have a shorter interest only term).

Nothing contained in the foregoing Structuring Assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions.  Based on the foregoing assumptions, the tables following the “Assumed Mortgage Loan Characteristics” table indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates (rounded to the nearest 1%) that would be outstanding after each of the distribution dates shown, at various constant percentages of the Prepayment Assumption.

Assumed Mortgage Loan Characteristics

Product Type	Alt-A/ Subprime	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity	Interest Only Mortgage Loan	Seasoning	Index	Margin (%)	Months to Next Interest Rate Change Date	Interest Rate Change Frequency	Initial Rate Cap (%)	Periodic Rate Cap (%)	Life Floor (%)	Life Cap (%)

____________

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
(Month, day, year)
Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above.  Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

THE SPONSOR

General

[Information with respect to the Sponsor and the Sponsor’s overall procedures for originating or acquiring and securitizing mortgage loans]

    MortCo TRS, LLC (“MortCo TRS”), previously acted as sponsor with respect to securitizations under its predecessor in interest, Opteum Financial Services, LLC (“OFS”).  MortCo TRS is an affiliate of Bimini Capital Management, Inc., which is a real estate investment trust, or REIT, focusing on investment in mortgages and mortgage-backed securities. Bimini is a publicly-traded company in the over-the-counter market under the symbol “BMNM.”

OFS acted as sponsor with respect to thirteen securitizations of residential mortgage loans from 2004 to 2006.  The aggregate principal balance of mortgage loans securitized in 2004, 2005 and 2006 were $2,699,719,462, $4,932,131,003 and $1,426,017,569, respectively.  A substantial majority of these mortgage loans were alt-A mortgage loans.  After its last securitization which closed in June 2006, OFS ceased acting as sponsor as a result of market conditions.

Since 2007, MortCo TRS and its affiliates have not originated, acquired or securitized any mortgage loans, or acted as sponsor of a securitization, but MortCo TRS intends to in the future.  As a result, MortCo TRS has limited experience with respect to the securitization of residential mortgage loans such as those included in the trust.

MortCo TRS acquired the residential mortgage loans included in this transaction from various residential mortgage loan originators.  The mortgage loans were selected based on various factors, including underwriting standards and interest rates.  MortCo TRS was responsible for acquiring and pooling the mortgage loans included in the trust.  [MortCo TRS has participated in the structuring of the transaction with respect to its investment in the Class C Certificates, which will be retained by it.]

As sponsor, following the Closing Date, MortCo TRS’s sole responsibilities will be to repurchase mortgage loans for breaches of representations and warranties and to provide certain information with respect to Exchange Act filings related to this transaction with respect to itself and the Depositor.

    [During calendar year 2011 and calendar year 2012, no mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such calendar year. The most recent Form ABS-15G was filed by the sponsor through a filing made by its affiliate depositor Opteum Mortgage Acceptance Corporation on April 9, 2013.  The depositor’s CIK number is 0001257394.]

[The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	6,477	1,621,160,463	11,742	3,277,335,363	3,269	1,005,635,898
Alt-A Fixed	4,417	781,074,747	6,386	1,578,462,498	1,320	420,381,671
Seconds	281	63,406,063	133	34,625,180
SubPrime	1,011	234,078,189	160	41,707,962
Total	12,186	2,699,719,462	18,421	4,932,131,003	4,589	1,426,017,569

    ]

MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC, in its capacity as the servicer, has been removed from all of the securitizations organized by the Sponsor prior to the date of this prospectus supplement due to its failure to meet its advancing requirements and the related master servicer has replaced MortCo TRS, LLC, as servicer. Additionally, each securitization where the Sponsor has been involved has experienced a trigger event due to either (a) the percentage of mortgage loans that are 60 or more days delinquent as of the last day of the preceding calendar month exceeding a certain percentage or (b) the cumulative amount of realized losses incurred on the mortgage loans exceeding a certain percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, resulting in the senior certificates being paid principal prior to all other securities.

THE DEPOSITOR

The depositor will be Opteum Mortgage Acceptance Corporation and was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of MortCo TRS, LLC, a Delaware limited liability company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

MortCo TRS, LLC, in its capacity as the servicer, has been removed from all of the securitizations organized by the Depositor prior to the date of this prospectus supplement due to its failure to meet its advancing requirements and the related master servicer has replaced MortCo TRS, LLC, as servicer. Opteum Mortgage Acceptance Corporation was the depositor in each of these securitizations which have suffered a default by the servicer. Additionally, each securitization where the depositor has been involved has experienced a trigger event due to either (a) the percentage of mortgage loans that are 60 or more days delinquent as of the last day of the preceding calendar month exceeding a certain percentage or (b) the cumulative amount of realized losses incurred on the mortgage loans exceeding a certain percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, resulting in the senior certificates being paid principal prior to all other securities.

The depositor maintains its principal office at 3305 Flamingo Drive, Vero Beach, FL  32963. Its telephone number is (772) 231-1400.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $9 billion.

The depositor has been securitizing residential mortgage loans since 2004.  The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	6,477	1,621,160,463	11,742	3,277,335,363	3,269	1,005,635,898
Alt-A Fixed	4,417	781,074,747	6,386	1,578,462,498	1,320	420,381,671
Seconds	281	63,406,063	133	34,625,180
SubPrime	1,011	234,078,189	160	41,707,962
Total	12,186	2,699,719,462	18,421	4,932,131,003	4,589	1,426,017,569

]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement and the Mortgage Loan Purchase Agreement will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement.  The issuing entity created under the Agreement will consist of the following: (1) the mortgage loans, (2) the Corridor Contract, (3) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), (4) the amounts on deposit in any Certificate Account (as defined in the prospectus), (5) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer, the Servicer and the Subservicers in respect of the mortgage loans, (6) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement, and (7) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the issuing entity, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located in Minneapolis, Minnesota. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Opteum Mortgage Acceptance Corporation, 3305 Flamingo Drive, Vero Beach, FL  32963 and its phone number is (772) 231-1400.

The NIMS Insurer, if any, will be a third party beneficiary of the Agreement to the extent set forth in the Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Agreement including, but not limited to, the rights set forth under “Risk Factors—The NIMS Insurer Has Rights Which May Adversely Affect the Offered Certificates” in this prospectus supplement.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1)           The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)           Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the mortgage loans are currently being serviced in accordance with accepted servicing practices;

(3)           Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4)           As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5)           Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(6)           The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7)           A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan.  The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8)           As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9)           The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

(10)           At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Trustee, [the Securities Administrator and the Master Servicer]

____________________ will act as Trustee pursuant to the Agreement. The Trustee’s offices for notices under the Agreement are located at [address]. ___________________, a national banking association, _________________will act as Securities Administrator, and ________________will act as custodian. The Securities Administrator’s office for notices under the Agreement is located at [address].

[Description of the extent of Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Trustee, prior to the occurrence of a servicer event of default and after the curing or waiver of all servicer events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.           Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.           Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If a servicer event of default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.           Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2.           The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.           Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “The Agreements—Duties of the Trustee” in the prospectus.

The Depositor, the Master Servicer, the custodian, the Securities Administrator, the NIMS Insurer and any director, officer, employee or agent of the Depositor, the Master Servicer, the custodian, the Securities Administrator or the NIMS Insurer shall be indemnified and held harmless by the Issuing Entity against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates or the mortgage loans (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer’s master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or related to the Master Servicer’s obligations under the Agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.  None of the Depositor, the Master Servicer, the custodian or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

The Trustee shall be compensated by the [Master Servicer].  Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the Issuing Entity) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties under the Agreement or of the Trustee.  Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Issuing Entity against any claim, loss, liability, fee or expense incurred in connection with any servicer event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Master Servicer shall indemnify the Depositor, the Trustee, the custodian and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the custodian or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties under the Agreement.

The amount of any indemnification for the Master Servicer, the custodian, the Trustee or the Securities Administrator may be capped as provided in the Agreement.

For additional information regarding the Trustee and its rights and obligations under the Agreement, see “The Agreements” in the prospectus.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders” available on its website which may be obtained by calling the Securities Administrator at [phone number].

The Opteum Mortgage Acceptance Corporation Trust Series ____-__

Opteum Mortgage Acceptance Corporation Trust Series ____-__ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Opteum Mortgage Acceptance Corporation Trust Series ____-__ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Issuing Entity and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment” in the base prospectus.

The assets of the Opteum Mortgage Acceptance Corporation Trust Series ____-__ will consist of the mortgage loans and certain related assets.

Opteum Mortgage Acceptance Corporation Trust Series ____-__’s fiscal year end is [December 31].

The Master Servicer and the Servicers

General

[Name of Master Servicer], referred to in this prospectus supplement as [Name of Master Servicer] or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the Certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them.  In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan.

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance.  All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the distribution date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the available funds. See “Description of the Securities–Certificate Account” in the prospectus.

Assessments of Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will require the Master Servicer and the Servicer to deliver annually, on or before the 90th day of each calendar year, an assessment of its compliance with certain servicing criteria applicable to it as required under Regulation AB during the preceding twelve months (or in the case of the first such assessment, from the applicable closing date).  The servicing criteria applicable to the Master Servicer and the Servicer are as follows:  with respect to the Master Servicer, [insert], and with respect to the Servicer, [insert].  In addition, the Pooling and Servicing Agreement and each Servicing Agreement will require that a firm of independent public accountants furnish to the Trustee annually, on or before the 90th day of each calendar year, an attestation report as to such party’s assessment of compliance during the preceding twelve months (or in the case of the first such report, from the applicable closing date). The assessment and attestation required by this paragraph must comply with the current rules and regulations of the Securities Exchange Commission.

The Pooling and Servicing Agreement and each Servicing Agreement will also require that an officer of the Master Servicer or the related Servicer, as applicable, deliver to the Trustee, substantially simultaneously with the delivery of the accountants’ attestation, a certificate stating that such party has fulfilled its obligations under the related agreement in all material respects throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of each such failure.

Securityholders may obtain copies of such assessments, attestations and certificates by written request addressed to the Trustee.

The Master Servicer

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as Securities Administrator and Master Servicer under the Agreement.  [Name of Master Servicer] is a [form of organization].  [Description of Master Servicer’s business].   The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates.  [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements].  In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Trustee] against such defaulting Servicer.  [Name of Master Servicer] has been a master servicer of residential mortgage loans since _______. The Master Servicer’s experience is limited to servicing residential mortgage loans. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ] 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

    The Master Servicer shall not be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Pooling and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreement or the Certificates or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Pooling and Servicing Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicer and the Subservicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the issuing entity on the Closing Date.

[The Servicer will enter into [two] subservicing agreements, one with each Subservicer. Each Servicing Agreement will relate to the mortgage loans serviced under one of the subservicing agreements. The Subservicers will be the primary servicers of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the related subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans. The NIMS Insurer, if any, will be a third-party beneficiary of any Servicing Agreement.]

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.   [Name of Servicer] has been a servicer of residential mortgage loans since _______. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ] 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Disclosure, to the extent material, regarding a general discussion of the Servicer’s experience in servicing assets of any type].

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the Master Servicing Fee. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. Each Subservicer will be compensated in accordance with the related subservicing agreement.  As additional servicing compensation, the Master Servicer, the Servicer or any Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. None of the Master Servicer, the Servicer or any Subservicer is entitled to retain any prepayment charges or penalties; these will be distributed to the holders of the Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such distribution date. The Master Servicer, the Servicer or the related Subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer, the Servicer or such Subservicer in connection with its responsibilities under the Agreement, the related Servicing Agreement or the related subservicing agreement.  However, the Master Servicer, the Servicer or such Subservicer is entitled to reimbursement therefor as provided in the Agreement, the Servicing Agreement or the related subservicing agreement. The Issuing Entity may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreements.

[Servicing of [Alt-A] [Subprime] Mortgage Loans

Servicing of [alt-A][subprime] mortgage loans is expect to require a higher level of involvement of the Master Servicer and the Servicer as a result of the greater level of expected delinquency and foreclosure of the related mortgage loans.  In addition, the mortgagors with respect to these types of mortgage loans may be more difficult to contact or may have trouble understanding proposed modifications in the event their mortgage loan becomes delinquent.  [Additional discussion.]]

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the Pooling and Servicing Agreement.  These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forbearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan.  These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such mortgage loan.  However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders.  If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Permitted Investments

To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Trustee for the benefit of Certificateholders and not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Fitch Ratings and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)           a money market fund or a qualified investment fund rated by Moody’s and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Voting Rights

At all times ___% of all Voting Rights will be allocated among the holders of the Class A Certificates and the Class M Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times __% of all Voting Rights will be allocated to the holders of each of the Class C, Class P and Class R Certificates.  The Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the prospectus. The Servicer (or, if the Servicer does not exercise such right, the NIMS Insurer, if any) will have the option on or after any distribution date on which the aggregate unpaid principal balance of the mortgage loans is less than or equal to [10]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the issuing entity, thereby effecting early retirement of the certificates. In addition, the Master Servicer will have the option on or after any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to [5]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the issuing entity, thereby effecting early retirement of the certificates.

Any such purchase of mortgage loans and other assets of the issuing entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed plus (c) any amounts necessary to retire the principal balance of the notes guaranteed by the NIMS Insurer, if any, and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the Servicer (or, if the Servicer does not exercise such right, the NIMS Insurer, if any) exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding certificate principal balance of the Offered Certificates, plus

(ii)	one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates, plus

(iii)	any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled plus

(iv)	any Allocated Realized Loss Amounts with respect to the Class M Certificates.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the appraised value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by __ days or more, the Sponsor or the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Agreement, purchase such mortgage loan from the issuing entity at the purchase price for such mortgage loan. In addition, in some circumstances the Servicer may purchase from the issuing entity, at the purchase price, mortgage loans that are delinquent in payment __ days or more. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

Amendment

The Agreement may be amended under the circumstances set forth under “The Agreements—Amendment” in the prospectus but only with the consent of the NIMS Insurer, if any.

USE OF PROCEEDS

The Depositor will use the net proceeds of the issuance of the certificates to purchase the mortgage loans from the Sponsor. Expenses incurred by the Depositor in connection with this offering, excluding any underwriting discount, are expected to be approximately $_______ ($______ of which expenses were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the issuing entity).

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Dentons US LLP, counsel to the Depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates offered under this prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. Dentons US LLP has filed with the Depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the Offered Certificates. Elections will be made to treat the issuing entity, exclusive of the reserve fund and the corridor contract, as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Dentons US LLP, counsel to the Depositor, will deliver its opinion that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the issuing entity, exclusive of the reserve fund and the corridor contract, will consist of one or more REMICs, and each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Class R Certificates will consist of one or more components, each of which will represent the sole class of “residual interests” in each REMIC elected by the issuing entity and (ii) except as described below with respect to the reserve fund, the Class A Certificates and Class M Certificates (exclusive of any right to receive payments from the reserve fund), Class P Certificates and Class C Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC.  See “Federal Income Tax Consequences—REMICS—Classification of REMICS” in the prospectus.

For federal income tax reporting purposes, based on expected issue prices, the Offered Certificates may be treated as having been issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption.  No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.   Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations.  Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuing entity.  Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS.  Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

One or more classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium.  Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments.  See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the reserve fund. The treatment of amounts received by a holder of an Offered Certificates under such certificateholder’s right to receive the Basis Risk Shortfall Carry-Forward Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificates must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount in accordance with the relative fair market values of each property right. The Securities Administrator intends to treat payments made to the holders of the Offered Certificates with respect to the Basis Risk Shortfall Carry-Forward Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID Regulations provide that the issuing entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity’s allocation. For federal tax return and information reporting, the value of the right of the holders of the Offered Certificates to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry-Forward Amount, if any, may be obtained from the Trustee upon request. Such information will be provided to the Trustee by the Underwriter. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the Securities Administrator’s treatment of Basis Risk Shortfall Carry-Forward Amount is respected, ownership of the right to the Basis Risk Shortfall Carry-Forward Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Carry-Forward Amount under the notional principal contract regulations.

In the event that the right to receive the Basis Risk Shortfall Carry-Forward Amount is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A holder of an Offered Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount.

Gain or loss realized upon the termination of the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) would likely not apply to treat such gain or loss as ordinary.

With respect to the Offered Certificates, this paragraph applies exclusive of any rights in respect of the Basis Risk Shortfall Carry-Forward Amount.  The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related issuing entity would be so treated.  In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code.  Moreover, the Offered Certificates also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code.  See “Pooling and Servicing Agreement—Termination” herein and “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

It is not anticipated that any REMIC elected by the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement (3) by the Class R Certificateholder to the extent of any funds distributed to such Certificateholder or (4) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates.  See “Description of the Certificates— General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator.  See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

New Investor Disclosure and Withholding Legislation

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income on, and the gross proceeds from a disposition of, certain securities made to certain foreign entities unless various information reporting requirements are satisfied.  These rules generally would apply to payments made after December 31, 2012. However, under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, debt instruments outstanding as of March 18, 2012 (the “Grandfather Date”).  Despite the December 31, 2012 date set forth in the HIRE Act, the IRS has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of debt instruments will not be imposed with respect to payments made prior to January 1, 2015.  In addition, the IRS has released proposed regulations that would extend the Grandfather Date to January 1, 2013.  These proposed regulations would be effective once finalized.  Prospective purchasers of Offered Certificates should consult their tax advisors regarding the HIRE Act.

Medicare Tax

For taxable years beginning after December 31, 2012, a 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts.  For these purposes, “net investment income” will generally include interest income and gains in respect of the Offered Certificates.

[Additional Considerations for Callable Class Certificates

An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the right to cause a redemption of the outstanding Certificates (as used herein, each such right a “Call Right”, and each such Certificate, a “Callable Class Certificate”) beginning on the distribution date and subject to payment of the redemption price and other conditions that may be specified in the applicable agreement.

The REMIC will be treated as (i) owning an interest in the underlying mortgage loans and (ii) writing a call option on its interest in the underlying mortgage loans, represented by the right of the holder of the Call Right to direct the REMIC to redeem the outstanding Certificates.  In the event that the holder of the Call Right chooses to acquire the underlying mortgage loans and effect such a redemption, the transactions which the Certificates are retired and the related Issuing Entity terminated will constitute a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Code.

Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying mortgage loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such REMIC’s assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC’s basis in its interest in the underlying mortgage loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written.

Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC’s basis in the mortgage loans. The REMIC’s recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the mortgage assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the mortgage loans are paid down, and if so, at what rate, the REMIC intends to report income based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the mortgage loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse of the Call Right.

If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying mortgage loans.

If the REMIC transfers one of the underlying mortgage loans, such transfer will be treated as a “closing transaction” with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying mortgage loans.

Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

Additional Considerations for Call Right Holder

The holder of the Call Right will be treated as having purchased a call option on all the underlying mortgage loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the mortgage loans (in addition to any exchange fee) if the mortgage loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see “Additional Considerations for Callable Class Certificates” above. Assuming that the underlying mortgage loans, if acquired, would be a capital asset in such holder’s hands, then loss recognized with respect to such lapse will be treated as a capital loss.

In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

OTHER TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated ____ __, ____, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about ____ __, ____, against payment therefor in immediately available funds.

The Offered Certificates will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the offered certificates to the underwriter will be ___%, ___%, ____%, ____%, ____% and ___% of the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 certificates, respectively, before deducting expenses. Compensation to the underwriter will equal the excess, if any, of the purchase prices received by the underwriter over the underwriter’s purchase prices specified in the preceding sentence.  The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter.  In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The underwriting agreement provides that the Depositor and the Sponsor will jointly and severally indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor and the Sponsor against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Dentons US LLP, New York, New York and for the Underwriter by _____________________.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition to the issuance of the Certificates that each class of Class A Certificates be rated “AAA” by _________________ and “Aaa” by _____________, that the Class M-1 Certificates be rated at least “AA” by ______________ and “Aa2” by ______________, that the Class M-2 Certificates be rated at least “A” by ________________ and “A2” by ______________, that the Class M-3 Certificates be rated at least “A-” by ________________ and “A3” by ______________, that the Class M-4 Certificates be rated at least “BBB+” by _______________ and “Baa1” by _____________, and that the Class M-5 Certificates be rated at least “BBB” by ____________ and “Baa2” by ______________.

The ratings of _______________ and _______________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above.  However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A Certificates and Class M-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991.  Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the servicing criteria as required by Regulation AB, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance” in the prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the website is: [__________________].

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the servicing criteria as required by Regulation AB, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan and any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by the Exemption Rating Agencies at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage loans, provided that the conditions of the Exemption are satisfied.  The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect.  However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.  A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

Each beneficial owner of an Offered Certificate or any interest therein must represent, or shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan Assets, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by the Exemption Rating Agencies, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary or other investor of Plan Assets that proposes to acquire or hold an Offered Certificate on behalf of or with Plan Assets of any Plan is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment.  See “ERISA Considerations” in the prospectus.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrual Period — For any class of Offered Certificates, the period from and including the preceding distribution date (or from and including the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Accrued Certificate Interest — For any distribution date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates” in this prospectus supplement). The Accrued Certificate Interest on the Offered Certificates will be calculated on the basis of a 360-day year and the number of days in the related Accrual Period.

Agreement — The pooling and servicing agreement, dated as of the Cut-off Date, among Opteum Mortgage Acceptance Corporation, as depositor, ___________________, as master servicer, _____________ as securities administrator and ___________________, as trustee.

Allocated Realized Loss Amount — With respect any class of the Class M Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

Allowable Claim — For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

ALTA —  American Land Title Association.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount — For any distribution date, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that distribution date.  The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Securities Administrator, the Master Servicer, Servicer, the custodian and any Subservicer and reduced by Master Servicing Fees and Servicing Fees.

Basic Principal Distribution Amount — With respect to any distribution date, the Principal Remittance Amount for such distribution date.

Basis Risk Shortfall — With respect to any class of Offered Certificates, on each distribution date where clause (ii) of the definition of “Pass-Through Rate” is less than clause (i) of the definition of “Pass-Through Rate,” the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to clause (i) of the definition of “Pass-Through Rate” over (y) interest accrued on the mortgage loans at the Net WAC Rate.

Basis Risk Shortfall Carry-Forward Amount — With respect to each class of Offered Certificates and any distribution date, as determined separately for each such class of Offered Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such distribution date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior distribution dates, plus interest thereon at the related Pass-Through Rate for such distribution date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Corridor Contract.

Book-Entry Certificates — Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Cap Rate — The minimum percentage rate for which the One-Month Libor must exceed in order for the Corridor Contract to provide for payments to be made to the Trustee.

Ceiling Rate — The maximum percentage rate for which the Corridor Contract will provide for payments to be made to the Trustee.

Certificates — The certificate issued by the Issuing Entity pursuant to the Pooling and Servicing Agreement.

Certificateholder — The person in whose name a Certificate is registered in the Certificate Register.

[Certificate Insurance Policy — The surety bond issued by the Certificate Insurer for the benefit of the Class [__] Certificateholders. ]

[Certificate Insurer — Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Pooling and Servicing Agreement.]

Certificate Margin — With respect to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, on any distribution date prior to the Step-Up Date, ___%, ___%, ___%, ___%, ___%, ___% per annum, respectively, and on any distribution date on and after the Step-Up Date, ___%, ___%, ___%, ___%, ___%, ___% per annum, respectively.

Certificate Owner — The person acquiring a beneficial ownership interest in a Certificate.

Certificate Principal Balance — With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificate and (b) in the case of any Class M Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Certificate Register —  The register maintained by the certificate registrar in which the certificate registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates.

Class A Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ___% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

Class M Certificates — The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

Class M-1 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ____% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

Class M-2 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ____% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

Class M-3 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ____% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

Class M-4 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ____% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

Class M-5 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately ____% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

CLTA — California Land Title Association.

Code — The Internal Revenue Code of 1986.

Compensating Interest — Any payments made by the Servicer from its own funds to cover Prepayment Interest Shortfalls.

Corridor Contract — The interest rate corridor contract between the Sponsor and the Corridor Contract Counterparty for the benefit of the Certificates.

Corridor Contract Allocation Amount — With respect to any distribution date and each class of Class A Certificates and Class M Certificates, the amount received with respect to the Corridor Contract for that distribution date times a fraction, the numerator of which is the Certificate Principal Balance of such class of Certificates immediately prior to that distribution date, and denominator of which is the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to that distribution date.

Corridor Contract Counterparty — _____________________

Corridor Contract Fixed Rate – With respect to the Corridor Contract, the fixed rate set forth in the Corridor Contract used to determine payments to the Trustee.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Score — A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodian — ________________________.

Cut-off Date — _____ __, ____.

[Deficiency Amount — With respect to any distribution date, the sum of (i) any shortfall in the amount of interest required to be paid to the Insured Certificates and (ii) any Realized Losses which would otherwise be allocable to the Insured Certificates.]

Depositor — Opteum Mortgage Acceptance Corporation.

Determination Date — With respect to any distribution date, is on the ___ day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to approximately ____% of the mortgage loans, the first day of the month. Approximately ____% of the mortgage loans have due dates which do not occur on the first of the month.

Due Period — With respect to any distribution date, commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount — With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the Net Monthly Excess Cashflow Amount for such distribution date.

Exemption — Prohibited Transaction Exemption 90-88, as most recently amended by Prohibited Transaction Exemption 2007-05.

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the related Subservicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or the related Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

FHLMC — Federal Home Loan Mortgage Corporation.

[Insured Certificates — The Class A Certificates.]

Interest Accrual Period — For each class of Certificates for any distribution date, the one-month period preceding the month in which such distribution date occurs.

Interest Carry Forward Amount — With respect to each class of Offered Certificates and each distribution date, the excess of (a) the Accrued Certificate Interest for such class with respect to prior distribution dates, over (b) the amount actually distributed to such class with respect to interest on such prior distribution dates, with interest on such excess at the related Pass-Through Rate.

Interest Determination Date — With respect to the first Accrual Period, the second LIBOR business day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR business day preceding the related distribution date on which such Accrual Period commences.

Interest Remittance Amount — For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced on the mortgage loans.

IRS — The Internal Revenue Service.

Issuing Entity  —  Opteum Mortgage Acceptance Corporation Trust Series ____ __.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Master Servicer — _____________________, in its capacity as master servicer under the Agreement.

Master Servicing Fee — With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of master servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate — On each mortgage loan, a rate equal to ____% per annum.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Sponsor and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Monthly Excess Cashflow — For any distribution date, the excess of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the aggregate Accrued Certificate Interest for the Offered Certificates, (B) the aggregate Interest Carry Forward Amount for the Class A Certificates and (C) the Principal Remittance Amount.

Net Mortgage Rate — On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate and (2) the Servicing Fee Rate.

Net WAC Rate — With respect to the Offered Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs.

NIMS Insurer — One or more insurance companies who may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate issuing entity and secured by all or a portion of the Class C Certificates and Class P Certificates.

Offered Certificates — The Class A Certificates and Class M Certificates.

OID Regulations — Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR — As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on that date.

One-Year CMT — The rate based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

Overcollateralization Deficiency Amount — With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

Overcollateralization Target Amount — With respect to any distribution date, approximately ___% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Overcollateralized Amount — For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

P&I Advance — The aggregate of all payments of principal and interest, net of the (1) Master Servicing Fee and the Servicing Fee, if the Master Servicer makes the advance and (2) the Servicing Fee, if the Subservicer or the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate — With respect to each distribution date and each class of Offered Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate with respect to such distribution date.

Pooling and Servicing Agreement — The pooling and servicing agreement between the Depositor, Sponsor, Master Servicer and the Trustee, dated as of  [_____ __, 20__].

Plan — Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets — The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

[Pre-Funded Amount — The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

[Pre-Funding Period — The period from the Closing Date up to and including [_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the issuing entity with amounts in the pre-funding account.]

Prepayment Period — With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

Prepayment Assumption — A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable rate mortgage loans, __% CPR for the first month, an additional __/__ of __% CPR for the next eleven months, and __% CPR thereafter and (ii) with respect to the fixed rate mortgage loans, __% CPR for the first month, an additional __/__ of __% CPR for the next eleven months, and __% CPR thereafter.

Principal Distribution Amount — For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Remittance Amount — For any distribution date, the sum of

(1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(3) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

Rating Agencies — ____________ and ______________.

Record Date — With respect to any Book-Entry Certificates and any distribution date, the close of business on the business day immediately preceding such distribution date.  With respect to any Certificates that are not Book-Entry Certificates, the close of business on the last business day of the calendar month preceding such distribution date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBOR01 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

[Remaining Pre-Funded Amount — An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the issuing entity during the Pre-Funding Period.]

REMIC — A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Regulations — Treasury regulations under Sections 860A to 860G of the Code generally addressing the treatment of REMICs.

Relief Act Shortfall — For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Repurchase Price — With respect to any mortgage loan of the issuing entity, an amount equal to the sum of (a) 100% of the unpaid principal balance of the mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase, (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed and (c) any amounts necessary to retire the principal balance of the notes guaranteed by the NIMS Insurer, if any, and any amounts owed to the NIMS Insurer, if any.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Reuters Screen LIBOR01 Page — The display designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Securities Administrator — ____________________, in its capacity as securities administrator under the Agreement.

Senior Certificates — The Class A Certificates.

Senior Enhancement Percentage – For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

Servicer — [Name of Servicer], in its capacity as servicer under the Servicing Agreements.

Servicing Agreements — The [two] agreements dated as of _____ __, ____, one between the Servicer and the Depositor, and the other between the Servicer and the Master Servicer, which provide for the servicing of the mortgage loans.

Servicing Fee — With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.  The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

Servicing Fee Rate — On each fixed rate mortgage loan which is an alt-A mortgage loan, a rate equal to ____% per annum. On each mortgage loan which is a subprime mortgage loan, a rate equal to ____% per annum.  On each adjustable rate mortgage loan which is an alt-A mortgage loan, a rate equal to ____% per annum; provided that if any adjustable rate mortgage loan has an initial fixed rate interest period, the rate will be ____% per annum during such initial period.

Six-Month LIBOR — The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date.

Sponsor — MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance — With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Step-Up Date — The first distribution date following the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the issuing entity has been reduced to less than or equal to __% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Stepdown Date — The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in _____ ____ and (y) the first distribution date for which the Senior Enhancement Percentage is greater than or equal to approximately ____%.

Structuring Assumptions — The structuring assumptions set forth in “Yield on the Certificates–Weighted Average Lives” in this prospectus supplement.

Subordinate Certificates  — The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

Subsequent Recoveries — Any liquidation proceeds received after the final liquidation of a mortgage loan.

Subsequent Transfer Date — Any date on which the subsequent mortgage loans are transferred to the trustee, on behalf of the issuing entity, pursuant to subsequent transfer instruments between the depositor and the trustee.

Subservicers — Any subservicer appointed by the Servicer pursuant to a Servicing Agreement.  Initially, ____________ and _____________.

[Swap Counterparty —  Name of Swap Counterparty]

Trigger Event — A Trigger Event is in effect with respect to any distribution date if

(1)           the three-month rolling average of mortgage loans that are __ or more days delinquent (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) as of the close of business on the last day of the preceding calendar month exceeds ___% of the Senior Enhancement Percentage; or

(2)           in the case of any distribution date after the ____ distribution date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date:

month, year to month, year	____%
month, year to month, year	____%
month, year to month, year	____%
month, year to month, year	____%

Trustee — ________________________.

Underwriter — _________________________.

Voting Rights — At all times ___% of all voting rights will be allocated among the holders of the Class A Certificates and the Class M Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.

Opteum Mortgage Acceptance Corporation
Depositor

$__________

Asset-Backed Pass-Through Certificates
Series ____-__

PROSPECTUS SUPPLEMENT

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until __ days after the date hereof.

The information contained in this Prospectus Supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

You should consider carefully the risk factors beginning on page S-___ in this prospectus supplement.

The notes offered hereby represent an interest solely in Opteum Mortgage Acceptance Corporation MBN Trust ____-_ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Subject to Completion, Dated April 22, 2013[Version 2]

Prospectus Supplement (To Prospectus dated __________, ____)

$_______________ (APPROXIMATE)

MORTGAGE-BACKED NOTES, SERIES ____-__

OPTEUM MORTGAGE ACCEPTANCE CORPORATION MBN TRUST SERIES ____-__

Issuing Entity

[NAME OF MASTER SERVICER]

Master Servicer

MORTCO TRS, LLC

Sponsor

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

Depositor

Class	Pass-Through Rate	Note Principal Balance	Scheduled Final Maturity Date
A-____	_____%	$____________	[___ __, 20__]
M-1	_____%	$____________	[___ __, 20__]
M-2	_____%	$____________	[___ __, 20__]
M-3	_____%	$____________	[___ __, 20__]

The Issuing Entity

The issuing entity will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The issuing entity will be represented by ______ classes of notes, ______ of which are offered by this prospectus supplement.

Credit Enhancement

The notes will have credit enhancement in the form of subordination, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Offered Notes, [and a financial guaranty insurance policy issued by [the Note Insurer] for the benefit of the Class [__] Notes].

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

The price to investors will vary from time to time and will be determined at the time of sale.  Proceeds to the depositor from the sale of the notes to the underwriter will be ___%, ___%, ___% and ___% of the aggregate note balance of the  Class A, Class M-1, Class M-2 and Class M-3 notes, before deducting expenses. Compensation to the underwriter will equal the excess, if any, of the purchase prices received by the underwriter over the underwriter’s purchase prices specified in the preceding sentence. Investors in any class of notes should expect that they may pay a price for their notes that is higher than the price paid by the underwriter to the depositor. Any such excess will be compensation to the underwriter.  See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any Representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]

Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this prospectus supplement, which describes the specific terms of this series of notes.

The depositor’s principal offices are located at 3305 Flamingo Drive, Vero Beach, FL 32963 and its phone number is (772) 231-1400.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	4
THE MORTGAGE POOL	36
THE NOTE INSURER	52
DUE DILIGENCE OF THE MORTGAGE LOANS	53
STATIC POOL INFORMATION	55
YIELD ON THE NOTES	56
YIELD SENSITIVITY OF THE SUBORDINATE NOTES	60
DESCRIPTION OF THE NOTES	61
OPTEUM MORTGAGE ACCEPTANCE CORPORATION MBN TRUST SERIES	73
THE SPONSOR	74
THE DEPOSITOR	75
THE OWNER TRUSTEE	76
THE INDENTURE TRUSTEE	76
THE MASTER SERVICER	78
THE SERVICING AGREEMENT	79
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES	85
PERMITTED INVESTMENTS	85
TABLE OF FEES AND EXPENSES	87
SERVICER EVENTS OF DEFAULT	87
THE INDENTURE AND OWNER TRUST AGREEMENT	87
ASSIGNMENT OF MORTGAGE LOANS	88
EVENTS OF DEFAULT	88
VOTING RIGHTS	89
OPTIONAL REDEMPTION	89
USE OF PROCEEDS	90
FEDERAL INCOME TAX CONSEQUENCES	90
METHOD OF DISTRIBUTION	93
SECONDARY MARKET	93
LEGAL OPINIONS	93

S-2

LEGAL PROCEEDINGS	94
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	94
RATINGS	94
LEGAL INVESTMENT	95
AVAILABLE INFORMATION	95
REPORTS TO SECURITYHOLDERS	96
ERISA CONSIDERATIONS	96
GLOSSARY	198

S-3

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the Notes offered by this prospectus supplement but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Opteum Mortgage Acceptance Corporation, Mortgage-Backed Notes, Series ____-_.
Cut-off Date	__________ __, ____.
Closing Date	On or about __________ __, ____.
Issuing Entity	Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__.
Depositor	Opteum Mortgage Acceptance Corporation, an affiliate of MortCo TRS, LLC.
Master Servicer	[Name of Master Servicer].
Originators and Servicers	[Names of Originators and Servicers.]
Sponsor	MortCo TRS, LLC, formerly known as Opteum Financial Services, LLC.
[Servicer]	[To be expanded to include all affiliated servicers and all servicers of 10% or more of the asset pool].
Owner Trustee	[Name of Owner Trustee.]
Indenture Trustee	[Name of Indenture Trustee.]
[Custodian]	[Name of Custodian]
[Note Insurer]	[Name of Note Insurer.]
[Credit Enhancement Provider]	[Name of Credit Enhancement Provider providing credit support for 10% or more of the pool assets]
Payment Dates	Distributions on the offered notes will be made on the ___ day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ____.
Scheduled Final Payment Date	[_______________, 20__] for each of the offered notes. The actual final Payment Date could be substantially earlier.
Expected Final Payment Date	[_______________, 20__] for the Class A Notes and [_______________, 20__] for the Class M Notes. The actual final Payment Date for each class of notes could be substantially earlier.
Offered Notes	The classes of offered notes and their interest rates, note balances and final maturity date are shown in the table below.
Minimum Denominations	$100,000.

S-4

Note
Class	Initial Note Balance(1)	Note Interest Rate	Final Maturity Date
A_______	$_________	Variable(2)
M-1	$_________
M-2	$_________
M-3	$_________

______________________
(1)	Approximate.
(2)
Calculated at the per annum rate of One-Month LIBOR plus __%, as set forth for each class in “Description of the Notes—Note Interest Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

Note:

The notes offered hereby represent interests solely in Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

S-5

The Issuing Entity

The notes will be issued by Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__, a Delaware statutory trust established pursuant to an owner trust agreement between the depositor and the owner trustee. Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__ will issue _____ classes of notes representing non-recourse debt obligations of Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__ secured by the issuing entity.

See “Description of the Notes” in this prospectus supplement.

The trust will also issue a single class of trust certificates, representing the beneficial ownership interest in the trust.

Distributions of interest and/or principal on the offered notes will be made only from payments received in connection with the mortgage loans described below.

The Originator

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

Underwriting Standards

As more fully described under “The Mortgage Pools — Underwriting Standards” in the prospectus, the following is a summary of the underwriting standards used in the origination of the mortgage loans:

•	[The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs.

•	The primary considerations in underwriting a mortgage loan are:

(1)	the mortgagor’s employment stability;

(2)	whether the mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the home;

(3)	whether the mortgagor has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses;

(4)	the loan-to-value ratio of the mortgage loan;

(5)	the mortgagor’s credit history and repayment ability; and

(6)	the type and use of the mortgaged property.

•	Each prospective mortgagor will complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information.

•	One or more credit reports on each prospective mortgagor from national credit reporting companies is required.

•	Mortgaged properties will be appraised either by licensed appraisers or though an automated valuation system.]

S-6

The Mortgage Loans

The issuing entity will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of principal balances :	$_______to $_______
Average principal balance:	$_______
Range of mortgage rates:	____% to ____%
Weighted average mortgage rate:	____%
Weighted average remaining term to stated maturity:	___ months
Range of remaining terms to stated maturity:	____ months to ____ months
Range of original loan-to-value ratios:	_____% to _____%
Weighted average original loan-to-value ratio:	_____%
Number of mortgage loans with a 100% loan-to-value ratio:	______
Weighted average seasoning:	______ months
Type of mortgaged properties Single-family dwellings: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	_____% _____% _____% _____% _____%
Loan purpose Purchase: Cash out refinance: Rate & term refinance:	_____% _____% _____%
Loan documentation Stated Income / Verified Asset: Stated Income / Stated Asset: Full Documentation: No Ratio: No Income / No Asset:	_____% _____% _____% _____% _____%
Weighted average current FICO score:	_____
Mortgage loans underwritten to non-conforming underwriting standards:	_____%
Number of mortgage loans underwritten to non-conforming underwriting standards:
Mortgage loans not conforming to Fannie/Freddie loan balance limits:	_____%
Number of mortgage loans not conforming to Fannie/Freddie loan balance limits:

Approximately ___% of the mortgage loans are “sub-prime” mortgage loans.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable.]

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the issuing entity to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture and the servicing agreement, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

S-7

The Notes

Offered Notes. The offered notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each Payment Date as described in this prospectus supplement under “Description of the Notes—Note Interest Rates” in this prospectus supplement.

Distributions on the Notes

Interest Distributions

To the extent of the current interest payment amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the interest payment amount for that class. On each payment date, the current interest payment amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the interest payment amount for those notes;

Second, to the extent of the current interest payment amount remaining after payment of the interest payment amount for the Class A Notes, to the holders of the Class M-1 Notes, the interest payment amount for those Notes;

Third, to the extent of the current interest payment amount remaining after payment of the interest payment amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the interest payment amount for those notes; and

Fourth, to the extent of the current interest payment amount remaining after payment of the interest payment amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the interest payment amount for those notes.

With respect to any payment date, to the extent that the aggregate of the interest payment amounts for the notes is limited by the current interest payment amount for the related due period, the holders of some classes of notes may receive an interest payment amount calculated at the available interest rate rather than at the applicable note accrual rate for those classes and that payment date. The interest carry forward amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after some other payments on the notes on that payment date, but before any payments to the trust certificates on that payment date.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable interest accrual period.

The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity.

Principal Distributions

On each payment date, the principal payment amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the principal payment amount with respect to any payment date be (x) less than zero or (y) greater than the then-outstanding aggregate note balance of the notes. The principal payment amount for the first payment date will include approximately $_________ collected by the servicers in respect of prepayments on the mortgage loans during the _________ ____ prepayment period.

On each payment date (a) prior to the stepdown date or (b) on which a trigger event is in effect, the principal payment amount shall be distributed: first, to the Class A Notes, until the note balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the note balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the note balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the note balance thereof has been reduced to zero.

S-8

On each payment date (a) on or after the stepdown date and (b) on which a trigger event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the principal payment amount in the following amounts and order of priority:

First, the lesser of (x) the principal payment amount and (y) the Class A principal payment amount, shall be distributed to the holders of the Class A Notes, until the note balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the principal payment amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 principal payment amount, shall be distributed to the holders of the Class M-1 Notes, until the note balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the principal payment amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 principal payment amount, shall be distributed to the holders of the Class M-2 Notes, until the note balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the principal payment amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 principal payment amount, shall be distributed to the holders of the Class M-3 Notes, until the note balance thereof has been reduced to zero.

On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the note balance thereof on that Payment Date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, interest carry forward amounts and allocated realized loss amounts will also be payable on each class of notes in the priorities listed in the indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the note balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each payment date (a) prior to the stepdown date or (b) on which a trigger event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the overcollateralized amount. Increasing the respective percentage interest in the issuing entity of the subordinate notes and the overcollateralized amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the overcollateralized amount.

The holders of the trust certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

Credit Enhancement

Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans.

S-9

We refer you to “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement for additional information.

[In addition, a surety bond (referred to as the note insurance policy in this prospectus supplement) will be issued by [Name of Note Insurer] for the benefit of the Class [__] Notes. The Note Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement and subject to the terms and conditions of the note insurance policy, will unconditionally and irrevocably agree to pay insured amounts to the Indenture Trustee for the benefit of the holders of the Class [__] Notes.]

[See “The Note Insurer” and “Description of the Notes—Description of the Note Insurance Policy” in this prospectus supplement.]

Overcollateralization

Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Notes to reduce the principal balance of the Class A Notes below the aggregate principal balance of the mortgage loans.  The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal.  This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

[To be expanded to include descriptions of other types of credit enhancement, such as a financial guaranty insurance policy, or reserve fund, interest rate exchange agreement, cross-collateralization or overcollateralization, as applicable.]

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows:  first on a pro rata basis to the related class or classes of Class A Notes, then on a pro rata basis to the unrelated class or classes of Class A Notes.

Advances

The servicer or the subservicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

[Pre-Funding Accounts]

[On or before [__], the Depositor may sell and the Indenture Trustee will be obligated to purchase, on behalf of the issuing entity, subsequent mortgage loans to be included in the mortgage pool.

On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Indenture Trustee in a pre-funding account (the “Pre-Funding Account”), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. The amount on deposit in the Pre-Funding Accounts will be reduced by the amount thereof used to purchase subsequent mortgage loans and subsequent mortgage loans during the period from the Closing Date up to and including [__].  Any amounts remaining in the Pre-Funding Accounts after [__] will be distributed as principal on the next Payment Date to the holders of the related class or classes of Class A Notes.

S-10

We refer you to “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement for additional information.]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed.  The obligation to pay the master servicing fee is limited to the interest portion of such monthly payments collected. The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders. The master servicer will pay the indenture trustee’s fee and the servicing fees from its fee.

Optional Redemption

At its option, the majority holder of the trust certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [__%] of the aggregate initial note balance.

See “The Indenture and Owner Trust Agreement—Optional Redemption” in this prospectus supplement and “The Agreements—Termination; Retirement of Securities” in the prospectus.

[To be expanded to provide a summary of other events, if any, that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow of funds, pursuant to Item 1103(a)(3)(viii) of Regulation AB.]

Federal Income Tax Consequences

Upon the issuance of the notes, Dentons US LLP, counsel to the depositor, will deliver its opinion that (1) the notes (other than those certain classes, or portions of certain classes, of notes which, at the time of their issuance, [name of REIT] or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Issuing Entity will be classified as a TMP (“Tax Matters Partner”), the Issuing Entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the trust certificates.

For further information regarding the federal income tax consequences of investing in the offered notes, see “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the notes that the offered notes receive the following ratings from [______________ and ___________]:

Offered Notes	[RA]	[RA]
Class A	[___]	[___]
Class M-1	[___]	[___]
Class M-2	[___]	[___]
Class M-3	[___]	[___]

_____________________ [(1) Not rated.]

See “Yield on the Notes” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

S-11

Legal Investment

The offered notes (other than the Class ___ and Class ___ Notes) will constitute “mortgage related securities” for purposes of SMMEA. The Class ___ Notes and the Class ___ Notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans are encouraged to consult with their legal advisors before investing.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

S-12

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originator
[____]
Master Servicer
Aggregates collections
purchase loans
loan purchase price
MortCo TRS, LLC
Sponsor
Purchases or Originates loans & Forms pool
asset pool
net offering proceeds
Opteum Mortgage Acceptance Corporation
Depositor
Creates issuing entity
net offering proceeds
certificates
[Name of Underwriter].
Underwriter
Sells notes to investors
offering proceeds
asset pool
certificates
Opteum Mortgage Acceptance Corporation Trust Series [________]
Issuing Entity
Holds pool & Issues notes
[____________]
Trustee and Supplemental Interest Trust Trustee
Represents investors interests
Calculates cashflows
Remits to investors
monthly distributions
Monthly distributions/ [Certain proceeds payable under the Yield Maintenance Agreement and/or Interest Rate Swap Agreement]
Investors
certificates

S-13

FLOW OF FUNDS

Mortgagors
Sponsor
Monthly Principal and Interest
Principal Prepayments
Repurchase Price
Insurance Proceeds or Liquidation Proceeds
Servicer
Servicer's Protected Accounts
Servicing Fee
Master Servicer or Trustee
Advance
Reimbursement for Advance
Master Servicer Collection Account
Master Servicer's Fee (including Trustee, Securities Administrator, Paying Agent and Certificate Registrar's Fee
Available Funds
Distribution Accounts
1
$
2
$
Senior Notes
Subordinate Notes

S-14

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately ___%, ___%, ___% and ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have initial interest only periods of two, three, five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the notes in respect of these mortgage loans during their interest only period except in the case of a prepayment or liquidation.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans because the mortgage loans did not amortize during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional fully amortizing level monthly payment mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered notes.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.]

[The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Notes

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Notes, and to a limited extent, the holders of the Class M Notes, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. [On the Closing Date, the initial amount of overcollateralization will approximately equal [___% of] the  aggregate principal balance of the mortgage loans as of the Cut-off Date described in this prospectus supplement.]

If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicers or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in its good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

S-15

The ratings of the offered notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis.  None of the depositor, the master servicer, the securities administrator, the servicer, the sponsor, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered notes.  See “Description of Credit Enhancement” in the prospectus.]

[Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered notes.  Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered notes.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.]

[The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in accelerated principal payments on the notes.

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

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•
Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered notes as a prepayment of the mortgage loans.

•
The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered notes then entitled to distributions of principal.  An earlier return of principal to the holders of the offered notes as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered notes.

•
Because principal distributions are paid to certain classes of offered notes before other such classes, holders of classes of offered notes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Notes” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered notes.]

[The Class M-1, Class M-2 and Class M-3 Notes Will Be Particularly Sensitive to Losses on the Mortgage Loans

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of the note may be lower than the yield anticipated by the holder based on the investor’s assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[The Class M-1, Class M-2 and Class M-3 Notes Will Generally Not Be Entitled to Receive Principal Payments Until All Principal Payments Have Been Made on the Class A Notes Which May Result in Losses on those Notes

Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[The Notes Are Obligations of the Issuing Entity Only

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The notes will not represent an interest in or obligation of the originators, the depositor, the master servicer, the sponsor, _________, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the notes or any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans and of the servicers with respect to their servicing obligations under the related servicing agreement (including the limited obligation to make advances, as described in this prospectus supplement). Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the issuing entity, the originators, the depositor, the master servicer, the sponsor, ________, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the notes, and there will be no recourse to the issuing entity, the originators, the depositor, the master servicer, the sponsor, _______, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the notes].

[The Difference Between the Interest Rates on the Notes and the Mortgage Loans May Result in Interest Shortfalls Allocated to the Notes

The note interest rate for each class of the notes adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum note interest rate to apply to one or more classes of notes, as described in this prospectus supplement.

Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

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[The Rate and Timing of Principal Distributions on the Offered Notes Will Be Affected by Prepayment Speeds

The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided in this prospectus supplement. The offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see “Yield on the Notes” in this prospectus supplement and the table entitled “Percent of Initial Note Balance Outstanding at the Specified Percentages of the Prepayment Assumption” therein.

[The Yield to Maturity on the Offered Notes Will Depend on a Variety of Factors

The yield to maturity on the offered notes will depend, in general, on:

•	the applicable note interest rate and note accrual rate thereon from time to time;

•	the applicable purchase price; and

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the note balance of the notes, as well as other factors.

The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

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The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [constant prepayment rate model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month.  When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made.  In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer or any subservicer to collect full amounts of interest on the mortgage loan.  This may result in a shortfall in interest collections available for distribution to noteholders on the next payment date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer’s aggregate servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.]

[A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

The primary servicing of the mortgage loans was recently transferred to _____ and _____ as described in this prospectus supplement under “The Servicing Agreement.” The mortgage loans subject to this servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Delinquencies generally arise due to the risk of disruption in collections caused by data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered notes. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.]

[INCLUDE IF MERS LOANS: The Recording of Mortgages in the Name of MERS May Affect the Yield on the Notes

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS® System.  However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the Notes.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the mortgage loans.]

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Pre-Offering Review of the Mortgage Loans Underlying the Notes May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses
The Sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans underlying the notes, including hiring one or more third parties to conduct a review of certain aspects of the mortgage loans. For example, the Sponsor has engaged a third party to conduct procedures designed to verify the Sponsor's data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement. The Sponsor’s pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s pre-offering review.

See “Due Diligence of the Mortgage Loans” in this prospectus supplement.

FICO Scores Mentioned in this Prospectus Supplement Are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes.  Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies.  Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of  “AAA”  securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the offered notes will not be downgraded in the future.

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Downgrades of the United States, Fannie Mae & Freddie Mac

On August 8, 2011, S&P announced that it had downgraded Fannie Mae and Freddie Mac senior unsecured debt from “AAA” to “AA+” with a negative outlook.  This announcement followed a similar action by S&P taken on August 5, 2011 on the United States sovereign long term debt rating.  Such downgrades could have an adverse affect on the real estate market, the value of RMBS such as the offered notes, and sources of liquidity for the residential housing market.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors.  These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies.  The lasting impact of the Great Recession, as it is referred to, could increase the likelihood of additional delinquencies and defaults.  A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from the Great Recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased.  As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

The servicer will have the authority under the Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the offered notes and subject to the overall servicing standard.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values and/or extended timelines to complete foreclosure.  A significant number of loan modifications could result in a significant reduction in cash flows to the offered notes on an ongoing basis.   In addition, pursuant to the Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable.  Any such short sale will produce a realized loss that will be allocated to the most subordinate outstanding class of Notes.  Furthermore, as described below under “—Increase in Proposed Regulations,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

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Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions.  In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income.  In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate.  Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

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Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally.  The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate.  It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically.  No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Notes.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk.  In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities.  Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings.  We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Notes.  In addition, if the proposed rules are adopted, your Notes, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

Additionally, the SEC has proposed rules to remove references to credit ratings from its regulations and to substitute alternative standards of creditworthiness, as required under the Dodd-Frank Act. Among other things, these proposed rules would remove the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and would require a replacement standard to go into effect on July 21, 2012. While the SEC has not determined an alternative standard of creditworthiness, and the proposed rules have not been finalized, it is possible the Notes will not constitute “mortgage related securities” for purposes of SMMEA if an alternative standard is adopted in the future. This could have a negative impact on the liquidity of your Notes.

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In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS.  Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Servicing Agreement, which may adversely affect the offered notes, without any remedy or compensation to the holders thereof.

The Dodd-Frank Act prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.” The Consumer Financial Protection Bureau (“CFPB”) has issued a final rule, which becomes effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose.  Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43%, in general do not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.  No assurances are given as to the effect of the new rule on the value of the Offered Notes.

The County Board of Supervisors of San Bernardino, California recently rejected a proposal to use the power of eminent domain to acquire mortgage loans with a balance in excess of the value of the related mortgaged

Although this proposal was rejected, we cannot assure you as to whether other governmental entities within or outside of California may pass similar legislation.  Any such actions could have a material adverse effect on the market value of residential mortgage-backed securities such as the Offered Notes.  There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your Notes. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Notes.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many  cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties.  Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  The value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions.  Overall origination volumes are down significantly in the current economic environment.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the offered notes.  Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the offered notes.

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Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger  or  failure of a number of major investment banks and commercial banks.  In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system.  These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.  In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Ireland, Portugal and Italy, as well as the sustainability of the European Union itself. In addition, widespread protests in North Africa and the Middle East have led to regime change in Libya, Tunisia and Egypt, as well as unrest in Iran, Bahrain, Yemen, Syria and other countries.  It is uncertain what effects these events will have and what effects any regime change or military action might have on the United States and world financial markets, particular business segments, world commodities prices or otherwise. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States.

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Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an offered note and what impact any such regulatory capital treatment may have on the liquidity or market value of the offered notes, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the offered notes on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the offered notes in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the offered notes as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered notes acquired by the relevant investor.  The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the offered notes has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the offered notes, which may adversely affect the liquidity of the offered notes in the secondary market and therefore the ability of Noteholders to transfer the offered notes or the price they may receive upon their sale of the offered notes.]

These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes,  may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally.  These developments may increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default.  As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered note, reduced distributions of interest or principal on the related offered note, an extension of the weighted average life of the related offered note or an allocation of a realized loss to the subordinate notes, or possibly to the senior notes.

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Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the offered notes.  In the event that the servicer or master servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification.  To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer or the master servicer to modify the first lien mortgage loan included in the trust, and, if the servicer or the master servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights.  The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust.  The servicer or the master servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Noteholders.  The servicer or the master servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of  the related mortgage loan.  In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity.  None of the master servicers or servicers will consider the interests of individual classes of notes.  Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The ability to perform modifications may be limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors.  The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification.  Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers.  Investors in the offered notes should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans.  See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above.  In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered notes in respect of such mortgage loan.

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Impact of the Housing and Economic Recovery Act of 2008 on modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.”  Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the offered notes in the aggregate, but may be adverse to an investor in a particular class of notes.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure.  In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”).  Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification.  Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis.  The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income.  Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages:  first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance.  Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

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Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification.  If the modification is NPV positive, under the program the servicer is required to offer the modification.  If NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced.  Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement.  Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI.  Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications.  For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan.  In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500.  Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

It is hoped that HAMP will serve as the industry standard for mortgage loan modifications.  The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered notes, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines.  In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

The Offered Notes May Have Limited Liquidity, so You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered notes will develop or, if one does develop, that it will provide holders of the offered notes with liquidity of investment or that it will continue for the life of the offered notes. There are only a limited number of securitizations which include mortgage loans originated or purchased by the sponsor, and none since the sponsor’s last securitization in 2006. The mortgage loans included in the trust were originated pursuant to different underwriting standards than those from prior securitizations. As a result, the secondary market for the offered notes may be very limited. In addition, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof.  The underwriter is not obligated to make a market in the offered notes.  The offered notes will not be listed on any securities exchange.

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The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls o Be Incurred on the Offered Notes

The mortgage loans were underwritten in accordance with underwriting standards for “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.  These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.  Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. In addition, the originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered notes.

As described in this prospectus supplement, the mortgage loans have been categorized as “alt-A mortgage loans” and “subprime mortgage loans” based solely on the underwriting program under which they were originated or purchased. Approximately ___% and ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, are alt-A mortgage loans and subprime mortgage loans, respectively. For a description of the underwriting programs under which the mortgage loans were originated, see “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, have loan-to-value ratios in excess of ___% but are not covered by any primary insurance policy. These insurance policies are subject to limitations in the related policy with respect to claims.  See “Description of Primary Mortgage Insurance, Hazard Insurance Claims Thereunder–Primary Mortgage Insurance Policies” in the prospectus.  Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered notes.
Statutory and Judicial Limitations on Foreclosure Procedures May Result in Losses on the Offered Notes

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed.  In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered notes. In addition, some states have recently enacted restrictions on foreclosure.  See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” in the prospectus.

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A Decline in Real Estate Values May Cause Losses or Shortfalls to Be Incurred on the Offered Notes

The residential real estate market has recently experienced an overall decline in property values, which has caused losses on existing mortgage loans and residential mortgage-backed securities to be higher than would otherwise be the case.  In addition, delinquencies increase when mortgage loans become “underwater”:  when the outstanding balance of a mortgage loan, plus any secondary financing, becomes equal to or greater than the value of the related mortgaged property. Also, a decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or high combined loan-to-value ratios.  In addition, borrowers may be more willing to make payments on an “underwater” mortgage loan which is secured by their primary residence, as opposed to a second home or an investor property.

Declines in property values are dependent on several factors, including local economic conditions, the availability of financing, the supply of housing, and interest rates.  Investors should note that a significant additional property value decline may result in considerable losses on their offered notes.  Any losses or shortfalls as a result of property value declines will be allocated to the offered notes to the extent not covered by credit enhancement.

The Mortgage Loans Are Concentrated in Certain States, Which May Result in Losses With Respect to These Mortgage Loans

Investors should note that approximately ___%, ___% and ___% of the mortgage loans are included in the States of [_____], [_____] and [_____].  These states have recently experienced weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. Investors should note that approximately ___%, ___% and ____% of the mortgage loans are included in the States of [_____], [_____] and [____]. The high percentage of mortgage loans concentrated in these states may adversely affected by a decline in economic conditions in these states. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, are in the state of California. Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. The concentration of the mortgage loans in these states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

Some of the Mortgage Loans Were Originated Simultaneously With Second Liens

With respect to approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which will not be included in the issuing entity.  The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately ___% and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately ___%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property.  In addition, the amount of the additional payments on a second lien mortgage loan may increase the debt burden for the related mortgagor.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. Any losses on these mortgage loans which are not covered by credit enhancement will be allocated to the offered notes.

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The Sponsor Has Limited Assets to Repurchase or Substitute Mortgage Loans for Breaches of Representations and Warranties

The sponsor will make various representations and warranties with respect to the mortgage loans and has repurchase or substitution obligations with respect to breaches for these representations and warranties. These representations are summarized in “The Mortgage Pools - Representations by Sellers” in the prospectus.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that in the event the sponsor is unable to repurchase or substitute that mortgage loan, the sponsor's repurchase obligations will not become an obligation of the depositor, the master servicer or any other party and the mortgage loan will remain in the issuing entity with the related defect.  In instances where the sponsor is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the sponsor that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement may result in losses on the mortgage loans which would be borne by the offered notes.

In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of the sponsor arising from any misrepresentation by the sponsor, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the sponsor fails to repurchase and no breach of any other party’s representations has occurred, the sponsor’s repurchase obligation will not become an obligation of the depositor or any other party.

The sponsor of the mortgage loans is a privately held limited liability company with limited assets.  As a result, in the event of a breach of any representations or warranties, to the extent the sponsor is unable to cure the breach, the sponsor may be unable to repurchase or substitute the mortgage loan from the issuing entity for financial or other reasons.  The inability of the sponsor to repurchase or substitute the defective mortgage loan would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. Such defect may result in greater losses to the holders of the offered notes with respect to that mortgage loan, to the extent not covered by credit enhancement.  See “The Sponsor” in this prospectus supplement.

The Sponsor Has Limited Historical Information With Respect to the Performance of the Mortgage Loans

There is limited information with respect to the loss and delinquency experience of the mortgage loans included in the mortgage pool.  The information with respect to mortgage loans originated or purchased by the sponsor included in this prospectus supplement is only with respect to those mortgage loans currently being serviced by [Name of Subservicer], and includes information for all credit grades of mortgage loans, not just the alt-A mortgage loans and subprime mortgage loans originated or purchased by the sponsor and included in the issuing entity. This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the issuing entity may be significantly different than the limited information included in this prospectus supplement.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses With Respect to These Mortgage Loans

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To the extent the master servicer, the servicer or a subservicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses.  See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus.  To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered notes, to the extent not covered by credit enhancement, will be affected.

Violation of various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.

The sponsor will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects.  In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

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The Ratings on the Offered Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Notes and Are Subject to Withdrawal at any Time, Which May Result in Losses on the Offered Notes

It is a condition to the issuance of the offered notes that each class of offered notes be rated no lower than the ratings described on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered notes on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered notes may be adversely affected.  See “Ratings” in this prospectus supplement and “Rating”  in the prospectus.

Bankruptcy Proceedings Could Delay or Reduce Distributions on the Offered Notes

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be, and has been documented as, a sale and will be treated as a sale for accounting purposes. If the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered notes.

The Offered Notes Will be Limited Obligations Solely of the Trust and Not of any Other Party.

The offered notes will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the master servicer, the trustee, or any of their respective affiliates.  Neither the offered notes nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the sponsor, the servicer, the master servicer, the trustee or any of their respective affiliates.  Proceeds of the assets relating to the mortgage loans included in the trust will be the sole source of distributions on the offered notes, and there will be no recourse to the depositor, the sponsor, the servicer, the master servicer, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered notes.

An Optional Redemption May Adversely Affect the Offered Notes

When the aggregate note balance of the mortgage loans, and any properties acquired in respect thereof, has been reduced to less than [__]% of the aggregate initial note balance of the mortgage loans as of the cut-off date, the majority holder of the trust certificates may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and cause an early retirement of the notes.  If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to the servicer, the master servicer, the indenture trustee or others, will be passed through to the Noteholders.  If the offered notes are outstanding on the date such optional purchase is exercised, any Class A Notes or Class M Notes purchased at a premium could be adversely affected by an optional purchase of the mortgage loans.  In addition, if the mortgage pool contains any REO properties at the time of the optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in full distribution of the principal of, and accrued interest on, all classes of offered notes , and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding classes of offered notes.

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Bankruptcy Losses May Adversely Affect the Value of Your Notes

Recent legislation proposed in Congress would overturn current law and permit bankruptcy judges to “cram down” the principal balance of a first lien mortgage loan in connection with a borrower bankruptcy.  In other words, a portion of the outstanding principal balance of the mortgage loan would be treated as unsecured.  The effect of any such law may adversely affect the offered notes. If any of the mortgage loans were subject to such a “cram down,” that unsecured portion of the note balance would be treated as a realized loss and allocated to reduce the note balance of the most subordinate class of offered notes then outstanding.

The Offered Notes May Not Be Appropriate for Individual Investors

The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand the prepayment, credit, liquidity and market risks associated with the offered notes because:

•
The distribution amounts you receive on the offered notes will depend on the amount of the payments borrowers make on the mortgage loans. Because the rate that borrowers will repay their mortgage loans can not be predicted, you may receive distributions on the offered notes in amounts that are larger or smaller than you expect. In addition, the life of the offered notes may be longer or shorter than anticipated.  Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

•	The yield to maturity on the offered notes will depend primarily on the purchase price of the offered notes and the rate of principal payments on the mortgage loans.

•
Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as distributions on the offered notes may be lower than the yield on the offered notes. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of distributions available to you for reinvestment at high rates may be relatively low.

•
The distribution amounts that investors in the offered notes with a subordinate entitlement to distributions will depend on whether the note balance of the offered notes with a more senior entitlement to distributions has been reduced to zero.

The offered notes are complex securities. You should possess, either alone or together with financial, tax and legal advisors, the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE MORTGAGE POOL

General

The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of Cut-off Date of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

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The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the Closing Date from ________________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. See “—Underwriting Standards; Representations” below and “The Sponsor” in this prospectus supplement. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from MortCo TRS, LLC, an affiliate of the depositor. The Sponsor will have acquired the mortgage loans directly or indirectly from the Originators. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pools — Underwriting Standards” in the prospectus.

None of the mortgage loans will be 30 days or more delinquent as of the Cut-off Date under the methodology used by the Mortgage Bankers Association (the “MBA Method”).  Under the MBA Method, a loan is considered “30 days delinquent” if the mortgagor fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due.  For example, a loan will be considered 30 days delinquent if the mortgagor fails to make a scheduled payment originally due on July 1 by the close of business on July 31.  A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.  As a result, the foregoing representation with respect to delinquency status as of the Cut-off Date means that each mortgagor has made its scheduled monthly payment due [____] 1, 2012 [month before Cut-off Date], but no representation has been made with respect to the scheduled monthly payment due [____] 1, 2012 [Cut-off Date] (which payment is not included in the trust, and is assumed to have been made for purposes of the information included in this Prospectus Supplement with respect to the mortgage loans).  [Notwithstanding the foregoing, with respect to each mortgage loan, it was confirmed that such scheduled monthly payment was made by the related mortgagor on or before the date of this Prospectus Supplement.]

Investors in the offered notes should note that mortgagor delinquency status will be determined as of the last day of the prior month.  Changes in mortgagor delinquency status after that time will not be disclosed until the following month.  In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month.  Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers.

[The following tables set forth the historical delinquency experience of the mortgage loans.  The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor.  The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based.  None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Never Delinquent	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

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Delinquency of the Mortgage Loans as of the Cut-off Date

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Current	[__]	$ [__]	[__]%	$ [__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$ [__]	100.00%	$ [__]	[__]%	[__]%	[__]%	[__]

Each adjustable rate mortgage loan provides for semi-annual adjustment to the mortgage rate on that adjustable rate mortgage loan and for corresponding adjustments to the monthly payment amount due on that adjustable rate mortgage loan, in each case on each Adjustment Date applicable thereto; provided, however, that in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of that adjustable rate mortgage loan. On each Adjustment Date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the Index (as described below) and the Gross Margin; provided, however, that the mortgage rate on each adjustable rate mortgage loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the mortgage rate on each mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. See “—The Index” in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on that adjustable rate mortgage loan to a fixed mortgage rate. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

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The mortgage loans generally have scheduled monthly payments due on each Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

Approximately ____% of the mortgage loans were appraised by licensed appraisers. Approximately ____% of the mortgage loans were appraised through an automated valuation system.

    Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of those mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. Prepayment charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the Trust Certificates will be entitled to all prepayment charges received on the mortgage loans, and that amount will [not] be available for distribution on the notes. Under some instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

None of the mortgage loans are buydown mortgage loans.

Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the Due Date of that Balloon Payment.

The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $_______.

The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is __________ ____.

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As of the Cut-off Date, the adjustable rate mortgage loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the mortgage loans following the Cut-off Date is _______ ____.

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator Concentrations in the Mortgage Properties
Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans
[________]
[________]
Total

Servicer Concentrations in the Mortgage Properties
Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans
[________]
[________]
Total

Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

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Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range ($) Cut-off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Gross Margins of the Adjustable Rate Mortgage Loans
Gross Margin (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total
The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application

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Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Credit Scores of the Mortgage Loans
Credit Score	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Seasoning of the Mortgage Loans
Seasoning (months)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the Fixed Rate ____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Risk Categories of the Adjustable Rate ____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the ___________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the ___________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Next Adjustment Dates for the Adjustable Rate Mortgage Loans
Month of Next Adjustment Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The indenture trustee, on behalf of the issuing entity, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties.  The subsequent mortgage loans will be transferred to the indenture trustee, on behalf of the issuing entity, pursuant to subsequent transfer instruments between the depositor and the indenture trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the indenture trustee, on behalf of the issuing entity, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the issuing entity and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the issuing entity will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the payment date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the issuing entity will change upon the acquisition of related subsequent mortgage loans.  It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Noteholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired.  At the end of the pre-funding period a report on Form 10-D will be filed with the final characteristics of the mortgage pool and the amount, if any, of any fees and expenses paid to the depositor.  All of the proceeds used to acquire subsequent mortgage loans will be paid to the depositor.]

[The pre-funding account will be established to provide the indenture trustee, on behalf of the issuing entity, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Indenture.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Indenture.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered notes will receive on the payment date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

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[Any such amount transferred to the Distribution Account will be included in principal funds for payment to the classes of notes.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Indenture, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of notes that may arise as a result of the utilization of the pre-funding account for the purchase by the issuing entity of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the Noteholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next payment date as specified in the Indenture. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Indenture.]

The Index

As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the Index, which is six-month LIBOR as published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the mortgage rate on each mortgage loan.

Six-Month LIBOR

Month	2005	2006	2007	2008	2009	2010	2011	2012
January	____%	____%	____%	____%	____%	____%	____%	____%
February	____%	____%	____%	____%	____%	____%	____%	____%
March	____%	____%	____%	____%	____%	____%	____%	____%
April	____%	____%	____%	____%	____%	____%	____%	____%
May	____%	____%	____%	____%	____%	____%	____%	____%
June	____%	____%	____%	____%	____%	____%	____%	____%
July	____%	____%	____%	____%	____%	____%	____%	____%
August	____%	____%	____%	____%	____%	____%	____%	____%
September	____%	____%	____%	____%	____%	____%	____%	____%
October	____%	____%	____%	____%	____%	____%	____%	____%
November	____%	____%	____%	____%	____%	____%	____%	____%
December	____%	____%	____%	____%	____%	____%	____%	____%

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Underwriting Standards; Representations

As more fully described under “The Mortgage Pools — Underwriting Standards” in the prospectus, the following is a summary of the underwriting standards used in the origination of the mortgage loans:

•	[The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs.

•	The primary considerations in underwriting a mortgage loan are:

(1)            the mortgagor’s employment stability;

(2)            whether the mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the home;

(3)            whether the mortgagor has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses;

(4)            the loan-to-value ratio of the mortgage loan;

(5)            the mortgagor’s credit history and repayment ability; and

(6)            the type and use of the mortgaged property.

•	Each prospective mortgagor will complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information.

•	One or more credit reports on each prospective mortgagor from national credit reporting companies is required.

•	Mortgaged properties will be appraised either by licensed appraisers or though an automated valuation system.]

Representations and Warranties

In the mortgage loan purchase agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor[; provided, however, that the following representations and warranties will not be assigned to the Indenture Trustee:  [LIST]].

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

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(2) Each mortgage loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the mortgage loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(4) As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(6) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan.  The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

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(9) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the principal balances of the mortgage loans as of the Cut-off Date, assuming that such balances are reduced by the principal portion of scheduled monthly payments due on or before this date. Prior to the issuance of the Notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time.  In the event that mortgage loans are added to or deleted from the trust after the date of this prospectus supplement but on or before the date of issuance of the Notes, or if any material pool characteristic differs by 5% or more from the description in this prospectus supplement, or if 5% or more of the mortgage loans are delinquent 30 or more days with respect to the scheduled monthly payment due on the Cut-off Date (which is not included in the Trust), revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

THE NOTE INSURER

The following information has been supplied by [name of Note Insurer], the Note Insurer, for inclusion in this prospectus supplement.

The Note Insurer is a [______]-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of [______] and licensed to do business in [50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands].  The Note Insurer primarily insures newly-issued municipal and structured finance obligations. Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings have each assigned a triple-A financial strength rating to the Note Insurer.

All consolidated financial statements of the Note Insurer included in documents filed by the Note Insurer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

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The following table sets forth the capitalization of the Note Insurer and subsidiaries as of December 31, 2010, December 31, 2011 and [_____] 2012 in conformity with U. S. generally accepted accounting principles.

Consolidated Capitalization Table

(Dollars in Millions)

	December 31, 2010	December 31, 2011	[_____], 2012

Unearned premiums
Long-term debt
Notes payable to affiliates
Other liabilities
Total liabilities
Stockholder's equity:
Common stock
Additional paid-in capital
Accumulated other comprehensive income
Retained earnings
Total stockholder's equity
Total liabilities and stockholder's equity

For additional financial information concerning the Note Insurer, see the audited consolidated financial statements of [________] incorporated by reference herein.  Copies of the consolidated financial statements of [_______] incorporated by reference and copies of [_______] annual statement for the year ended December 31, 20[__] prepared on the basis of accounting practices prescribed or permitted by the State of [______] Office of the Commissioner of Insurance, are available without charge from the Note Insurer.  The address of the Note Insurer’s administrative offices and its telephone number are [_______] and (___) ___-____.

The Note Insurer’s Credit Ratings

The financial strength of the Note Insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings.  Each rating of the Note Insurer should be evaluated independently.  The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Note Insurer.  Any further explanation of any rating may be obtained only from the applicable rating agency.  These ratings are not recommendations to buy, sell or hold the Notes, and are subject to revision or withdrawal at any time by the rating agencies.  Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes.  The Note Insurer does not guarantee the market price or investment value of the Notes nor does it guarantee that the ratings on the Notes will not be revised or withdrawn.]

DUE DILIGENCE OF THE MORTGAGE LOANS

Introduction

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The Sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review of the mortgage loans that was designed and effected to provide reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.  In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review.  The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s pre-offering review.”  The Sponsor determined the nature, extent and timing of the Sponsor’s pre-offering review and the level of assistance provided by any third party.  The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool.  The results of the reviews prepared by the third parties were shared with the underwriter.  The underwriter reviewed these findings in connection with its preparation for the offering of the offered notes.

The Sponsor’s pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.

[The Sponsor’s pre-offering review included a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original appraisals”), as more fully described below.]

[The Sponsor’s pre-offering review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement.  In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Notes May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the Sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the Sponsor’s pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. The procedures conducted as part of the Sponsor’s pre-offering review were also intended to discover possible defects in the mortgage loans reviewed. However, these procedures did not constitute a complete re-underwriting of the loans, and were not designed or intended to discover every possible defect. In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

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Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s pre-offering review.

STATIC POOL INFORMATION

[The [Sponsor] does not have any material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the [Sponsor] prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense.  With respect to  any of these mortgage loans originated by the  [Sponsor]  on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the [Sponsor] and has actually provided it to the [Sponsor] with indemnification.]

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[Information provided through the Internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.]

YIELD ON THE NOTES

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor or the majority holder of the Trust Certificates, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is ________ ____.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

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Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses (because those notes will represent an increasing percentage of the Issuing Entity during the period prior to the commencement of payments of principal on those notes) than holders of classes having earlier priorities for payment of principal. As described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to various delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Special Yield Considerations

The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes—Calculation of One-Month LIBOR” in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One- Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First Adjustment Mortgage Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

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Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

As described under “Description of the Notes—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to various mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on those classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”): (i) the mortgage pool consists of __ mortgage loans with the characteristics described below, (ii) payments on those notes are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Trust Certificates, the Sponsor, the Master Servicer, the Servicers or any other person purchases from the Issuing Entity any mortgage loan or redeems the notes pursuant to any obligation or option under the Indenture, the Servicing Agreement or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the notes occurs with respect to the ___________ mortgage loans, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days’ interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Master Servicing Fee Rate is as shown in the “Assumed Mortgage Loan Characteristics” table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for the Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

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Assumed Mortgage Loan Characteristics

PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	MORTGAGE RATE (%) MORTGAGE RATE (%)	ORIGINAL TERM TO MATURITY (MONTHS)	REMAINING TERM TO MATURITY (MONTHS)	NEXT ADJUSTMENT DATE	GROSS MARGIN (%)	MAXIMUM MORTGAGE RATE (%)	MINIMUM MORTGAGE RATE (%)	PERIODIC RATE CAP (%)	MASTER SERVICING FEE RATE (%)	PREPAY PENALTY (YES/NO)

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the notes shown in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the notes and show the percentages of the initial Note Balance of those notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

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Percent of Initial Note Balance Outstanding at the Specified Percentages of the Prepayment Assumption

Class A Bonds
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)
___________
(1)
The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

(2)
Calculated pursuant to footnote one but assumes the majority holder of the Trust Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “The Indenture and Owner Trust Agreement—Optional Redemption” in this prospectus supplement.

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Trust Certificates are entitled to any distributions. See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

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Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

DESCRIPTION OF THE NOTES

General

Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes. The notes will be issued by Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__ pursuant to the Indenture, dated as of ________ __, ____, between Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ and the Indenture Trustee. Only the notes are offered by this prospectus supplement. Trust Certificates, Series ____-__ (the “Trust Certificates”) will be issued pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __. The Trust Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the Depositor.

Payments on the offered notes will be made on each Payment Date.

The notes represent non-recourse debt obligations of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ secured by the Issuing Entity, which consists primarily of a mortgage pool of conventional, one- to four-family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under “The Mortgage Pool”. Proceeds of the Issuing Entity will be the sole source of payments on the notes. Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ is not expected to have any significant assets other than the those pledged as collateral to secure the notes.

The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under “—Note Interest Rate” in this prospectus supplement. The “Final Maturity Date” of the notes is the Payment Date occurring in _______ ____.

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The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[100,000] and integral multiples of $[1.00] in excess of that minimum denomination.

The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC, except as provided below. The Depositor has been informed by DTC that DTC’s nominee will be Cede. No person acquiring an interest in any class of the notes will be entitled to receive a note representing those person’s interest, except as described below under “—Definitive Notes”. Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by Noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to Noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the notes, for payment to Note Owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names those notes are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that Noteholder as it appears in the note register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of that Noteholder specified in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of those notes at the corporate trust office of the Indenture Trustee or another location specified in the notice to Noteholders of that final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of notes. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

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Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, Note Owners will receive all payments of principal of and interest on the notes from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the notes will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a Note Owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede, as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC. Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of notes evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of notes evidence those Voting Rights, authorize divergent action.

Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Originators, the Depositor, the Master Servicer, the Sponsor, ________, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re- registration, the Indenture Trustee will reissue the notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive Notes as Noteholders under the Indenture. Those Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by that note.

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Book-entry Facilities

Note Owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

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Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. See “Description of the Securities—Form of Securities” in the prospectus.

Note Interest Rates

The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

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The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

See “—Calculation of One-Month LIBOR” in this prospectus supplement.

The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

Interest Payments on the Notes

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Trust Certificates on that Payment Date. See “—Overcollateralization Provisions” in this prospectus supplement.

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All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Issuing Entity.

Calculation of One-month LIBOR

With respect to each Interest Accrual Period, on the Interest Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Notes

On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

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On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Issuing Entity of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

The holders of the Trust Certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

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Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Notes and the Trust Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Trust Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Trust Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Trust Certificates.

In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the Trust Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Trust Certificates) of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under “—Allocation of Losses; Subordination” in this prospectus supplement.

[Additional information with respect to credit enhancement providers meeting the applicable thresholds, required pursuant to Item 1114(b) or Item 1115 of Regulation AB, will be provided if applicable.]

Overcollateralization Provisions

The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on that Payment Date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

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Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes; and

Tenth, to the holders of the Trust Certificates as provided in the Indenture.

With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date, is the “Overcollateralized Amount” for the notes as of that Payment Date. As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since those Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In that event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to that overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or “step down”, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on that Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that Payment Date shall be distributed to the holders of the Trust Certificates, subject to the priorities listed above. With respect to that Payment Date, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that Payment Date.

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[Description of the Note Insurance Policy]

The Note Insurer will issue a surety bond (referred to as the Note Insurance Policy in this prospectus supplement) for the benefit of the Class [__] Notes. The following summary of the provisions of the Note Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Note Insurance Policy.  A Current Report on Form 8-K including a form of the Note Insurance Policy will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement.

The Note Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement pursuant to which the Note Insurance Policy was issued and subject to the terms and conditions of the Note Insurance Policy, will unconditionally and irrevocably agree to pay insured amounts to the Indenture Trustee for the benefit of the holders of the Insured Notes.

For the purposes of the Note Insurance Policy, “Notice” means a written notice in the form attached as an exhibit to the Note Insurance Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to the Note Insurer specifying the information set forth in the exhibit.

The Note Insurer will pay a Deficiency Amount with respect to the Insured Notes by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second business day following the business day on which the Note Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Notes and (ii) the payment date on which the related Deficiency Amount is payable to the Noteholders pursuant to the Indenture, for payment to the Noteholders in the same manner as other payments with respect to the Insured Notes are required to be made.  Any Notice received by the Note Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Note Insurer on the next succeeding business day.

Upon such payment of a Deficiency Amount, the Note Insurer shall be fully subrogated to the rights of the Noteholders to receive the amount so paid.  The Note Insurer’s obligations with respect to the Insured Notes under the Note Insurance Policy with respect to each payment date will be discharged to the extent funds consisting of the related insured amount are received by the Indenture Trustee on behalf of the Noteholders for payment to such Noteholders, as provided in the Indenture and the Note Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured under the Note Insurance Policy that was previously distributed to a Noteholder is recoverable and recovered from such Noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Note Insurer will pay on the guarantee described in the second paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second business day following receipt by the Note Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Indenture Trustee and/or such Noteholder relating to or arising under such Preference Amount and appointing the Note Insurer as the agent of the Indenture Trustee and/or such Noteholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Noteholder, as the case may be.  Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Noteholder directly (unless the Noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for payment to the Noteholder upon delivery of proof of such payment reasonably satisfactory to the Note Insurer).  Notwithstanding the foregoing, in no event will the Note Insurer be (i) required to make any payment under the Note Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Note Insurer under the Note Insurance Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Notes, prior to the time the Note Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Note Insurer will pay the balance of the Preference Amount when such amount otherwise would have been required.

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Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Note Insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day will be deemed to have been received by the Note Insurer on the next succeeding business day.  If any notice received by the Note Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it will be deemed not to have been received by the Note Insurer, and the Note Insurer will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice.  All payments made by the Note Insurer under the Note Insurance Policy in respect of Preference Amounts will be made with the Note Insurer’s own funds.

The Note Insurance Policy is non-cancelable for any reason, including nonpayment of any premium.  The premium on the Note Insurance Policy is not refundable for any reason, including the payment of the Insured Notes prior to their maturity.  The Note Insurance Policy shall expire and terminate without any action on the part of the Note Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Notes have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Note Insurance Policy will not cover basis risk shortfalls, Prepayment Interest Shortfalls or Relief Act Shortfalls on the Insured Notes, nor does the Note Insurance Policy guarantee to the holders of the Insured Notes any particular rate of principal payment.  In addition, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) or any shortfalls in amounts distributable to the Class [__] Notes as a result of limited earnings in the Pre-Funding Account.  The Note Insurance Policy also does not cover the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of an Insured Note.

The Note Insurance Policy is subject to and shall be governed by the laws of the State of New York.  The proper venue for any action or proceeding on the Note Insurance Policy shall be the County of New York, State of New York.

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THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any Insured Note are accelerated, nothing contained in the Note Insurance Policy shall obligate the Note Insurer to make any payment of principal or interest on such Insured Note on an accelerated basis, unless such acceleration of payment is at the sole option of the Note Insurer; it being understood that a payment shortfall in respect of the optional termination of the issuing entity pursuant to the Indenture does not constitute acceleration for the purposes of the Note Insurance Policy.]

Allocation of Losses; Subordination

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the mortgage loan.

Any Realized Loss on the mortgage loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to those notes, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Trust Certificates are entitled to any distributions.

Any allocation of a Realized Loss to a note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which that Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both (i) allocable to those notes in respect of Realized Losses and (ii) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION MBN TRUST SERIES ____-__

Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__ is a statutory trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the notes and the Trust Certificates, (iii) making payments on the notes and the Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of Notes evidencing at least [__]% of the voting rights.  For a description of other provisions relating to amending the permitted activities of the issuing entity, please see “The Agreements — Amendment” in the base prospectus.

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Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ is not expected to have any significant assets other than the Issuing Entity pledged as collateral to secure the notes. The assets of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ will consist of the mortgage loans pledged to secure the notes. Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __’s principal offices are in __________, ________, in care of ________________, as Owner Trustee. Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __’s fiscal year end is [December 31].

THE SPONSOR

[Information with respect to the Sponsor and the Sponsor’s overall procedures for originating or acquiring and securitizing mortgage loans]

    MortCo TRS, LLC (“MortCo TRS”), previously acted as sponsor with respect to securitizations under its predecessor in interest, Opteum Financial Services, LLC (“OFS”).  MortCo TRS is an affiliate of Bimini Capital Management, Inc., which is a real estate investment trust, or REIT, focusing on investment in mortgages and mortgage-backed securities. Bimini is a publicly-traded company in the over-the-counter market under the symbol “BMNM.”

OFS acted as sponsor with respect to thirteen securitizations of residential mortgage loans from 2004 to 2006.  The aggregate principal balance of mortgage loans securitized in 2004, 2005 and 2006 were $2,699,719,462, $4,932,131,003 and $1,426,017,569, respectively.  A substantial majority of these mortgage loans were alt-A mortgage loans.  After its last securitization which closed in June 2006, OFS ceased acting as sponsor as a result of market conditions.

Since 2007, MortCo TRS and its affiliates have not originated, acquired or securitized any mortgage loans, or acted as sponsor of a securitization, but MortCo TRS intends to in the future.  As a result, MortCo TRS has limited experience with respect to the securitization of residential mortgage loans such as those included in the trust.

MortCo TRS acquired the residential mortgage loans included in this transaction from various residential mortgage loan originators.  The mortgage loans were selected based on various factors, including underwriting standards and interest rates.  MortCo TRS was responsible for acquiring and pooling the mortgage loans included in the trust.  [MortCo TRS has participated in the structuring of the transaction with respect to its investment in the Certificates, which will be retained by it.]

As sponsor, following the Closing Date, MortCo TRS’s sole responsibilities will be to repurchase mortgage loans for breaches of representations and warranties and to provide certain information with respect to Exchange Act filings related to this transaction with respect to itself and the Depositor.

[During calendar year 2011 and calendar year 2012, no mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such calendar year. The most recent Form ABS-15G was filed by the sponsor through a filing made by its affiliate depositor Opteum Mortgage Acceptance Corporation on April 9, 2013.  The depositor’s CIK number is 0001257394.]

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[The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	6,477	1,621,160,463	11,742	3,277,335,363	3,269	1,005,635,898
Alt-A Fixed	4,417	781,074,747	6,386	1,578,462,498	1,320	420,381,671
Seconds	281	63,406,063	133	34,625,180
SubPrime	1,011	234,078,189	160	41,707,962
Total	12,186	2,699,719,462	18,421	4,932,131,003	4,589	1,426,017,569

]

MortCo TRS, LLC, formerly known as Orchid Island TRS, LLC and Opteum Financial Services, LLC, in its capacity as the servicer, has been removed from all of the securitizations organized by the Sponsor prior to the date of this prospectus supplement due to its failure to meet its advancing requirements and the related master servicer has replaced MortCo TRS, LLC, as servicer. Additionally, each securitization where the Sponsor has been involved has experienced a trigger event due to either (a) the percentage of mortgage loans that are 60 or more days delinquent as of the last day of the preceding calendar month exceeding a certain percentage or (b) the cumulative amount of realized losses incurred on the mortgage loans exceeding a certain percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, resulting in the senior certificates being paid principal prior to all other securities.

THE DEPOSITOR

The depositor will be Opteum Mortgage Acceptance Corporation and was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of MortCo TRS, LLC, formerly known as Opteum Financial Services, LLC, a Delaware limited liability company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

MortCo TRS, LLC, formerly known as Opteum Financial Services, LLC, in its capacity as the servicer, has been removed from all of the securitizations organized by the Depositor prior to the date of this prospectus supplement due to its failure to meet its advancing requirements and the related master servicer has replaced MortCo TRS, LLC, formerly known as Opteum Financial Services, LLC, as servicer. Opteum Mortgage Acceptance Corporation was the depositor in each of these securitizations which have suffered a default by the servicer. Additionally, each securitization where the depositor has been involved has experienced a trigger event due to either (a) the percentage of mortgage loans that are 60 or more days delinquent as of the last day of the preceding calendar month exceeding a certain percentage or (b) the cumulative amount of realized losses incurred on the mortgage loans exceeding a certain percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, resulting in the senior certificates being paid principal prior to all other securities.

The depositor maintains its principal office at 3305 Flamingo Drive, Vero Beach, FL  32963. Its telephone number is (772) 231-1400.

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The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $9 billion.

The depositor has been securitizing residential mortgage loans since 2004.  The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	6,477	1,621,160,463	11,742	3,277,335,363	3,269	1,005,635,898
Alt-A Fixed	4,417	781,074,747	6,386	1,578,462,498	1,320	420,381,671
Seconds	281	63,406,063	133	34,625,180
SubPrime	1,011	234,078,189	160	41,707,962
Total	12,186	2,699,719,462	18,421	4,932,131,003	4,589	1,426,017,569

THE OWNER TRUSTEE

_________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

[Description of the extent of Owner Trustee’s prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ or the Noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ on or prior to the Closing Date.

THE INDENTURE TRUSTEE

____________________, a ____________ banking association, will act as Indenture Trustee for the notes pursuant to the Indenture. The Indenture Trustee’s offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________. The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

[Description of the extent of Indenture Trustee’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

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The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to Opteum Mortgage Acceptance Corporation MBN Trust Series ____-__, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The Indenture will provide that the Indenture Trustee may withdraw funds from the Note Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee’s execution of the issuing entity created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee’s powers and duties under the Owner Trust Agreement. Under the Indenture, Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ (from the assets of the Issuing Entity) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Indenture Trustee in connection with the administration of the Issuing Entity and the performance of the Indenture Trustee’s duties under this prospectus supplement. Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

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THE MASTER SERVICER

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as Securities Administrator and Master Servicer under the Servicing Agreement.  [Name of Master Servicer] is a [form of organization].  [Description of Master Servicer’s business]. The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for note transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Indenture Trustee] against such defaulting Servicer. [Name of Master Servicer] has been a master servicer of residential mortgage loans since _______. The Master Servicer’s experience is limited to servicing residential mortgage loans. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ], 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Issuing Entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Notes or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

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The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Servicing Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Indenture and related Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

THE SERVICING AGREEMENT

General

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this base prospectus as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the Issuing Entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the Noteholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them.  In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

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In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related Issuing Entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan.

Subject to the following limitations, the Servicer or the Subservicer will be obligated to advance or cause to be advanced on or before each Payment Date from its own funds, or funds in the Note Account that are not included in the Available Payment Amount for that Payment Date, any P&I Advance.

P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Note Account prior to the payments on the notes. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make that advance, and in the event that the Master Servicer fails in its obligation to make that advance, the Indenture Trustee will be obligated to make that advance, in each of these cases to the extent required in the related Servicing Agreement.

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance.  All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account or the Note Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account or the Note Account, the Available Funds.

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The Servicer will enter into one or more subservicings agreement with a Subservicer. The Subservicer will be the primary servicer of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the respective agreement. Whenever particular sections or defined terms of an agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of these agreements. Requests should be addressed to the ____________, Opteum Mortgage Acceptance Corporation, 3305 Flamingo Drive, Vero Beach, FL  32963 and its phone number is (772) 231-1400.

Pursuant to the related Servicing Agreements, the Sponsor will serve as Servicer for the mortgage loans sold indirectly by it to the Depositor. Notwithstanding the foregoing, the Master Servicer and the Sponsor have advised the Depositor that with respect to a portion of the mortgage loans initially to be subserviced by [Name of Subservicer], the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as “Servicer” under the applicable Servicing Agreement to the extent of those mortgage loans. That portion of the mortgage loans that is expected to be subject to that servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date.

Assessments of Compliance

The Servicing Agreement will require the Master Servicer and the Servicer to deliver annually, on or before the 90th day of each calendar year, an assessment of its compliance with certain servicing criteria applicable to it as required under Regulation AB during the preceding twelve months (or in the case of the first such assessment, from the applicable closing date).  The servicing criteria applicable to the Master Servicer and the Servicer are as follows:  with respect to the Master Servicer, [insert], and with respect to the Servicer, [insert].  In addition, the Servicing Agreement will require that a firm of independent public accountants furnish to the Trustee annually, on or before the 90th day of each calendar year, an attestation report as to such party’s assessment of compliance during the preceding twelve months (or in the case of the first such report, from the applicable closing date). The assessment and attestation required by this paragraph must comply with the current rules and regulations of the Securities Exchange Commission.

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The Servicing Agreement will also require that an officer of the Master Servicer or the related Servicer, as applicable, deliver to the Trustee, substantially simultaneously with the delivery of the accountants’ attestation, a certificate stating that such party has fulfilled its obligations under the related agreement in all material respects throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of each such failure.

Securityholders may obtain copies of such assessments, attestations and certificates by written request addressed to the Trustee.

Originators and Servicers

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the notes offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’ total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ], 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations. [Provide a description of the nature of any loan exceptions granted by the Originator which deviate from the Originator’s underwriting standards, including the percentage of such loans.]

[Description of the Originator’s Underwriting Standards]

The Servicer and the Subservicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the issuing entity on the Closing Date.

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[The Servicer will enter into [two] subservicing agreements, one with each Subservicer. Each Servicing Agreement will relate to the mortgage loans serviced under one of the subservicing agreements. The Subservicers will be the primary servicers of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the related subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans.]

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.   [Name of Servicer] has been a servicer of residential mortgage loans since _______. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ] 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Disclosure, to the extent material, regarding a general discussion of the Servicer’s experience in servicing assets of any type].

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

[SUBSERVICER]

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The principal executive offices of [Name of Subservicer] are located at ______________. [Name of Subservicer] is a [Description of Subservicer’s form of organization].

[Name of Subservicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.  As of _______, ____ [Name of Subservicer] had a net worth of approximately $[___].

The Subservicer has been servicing residential mortgage loans since _______. The following table describes size, composition and growth of the Sponsor’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2009		December 31, 2010		December 31, 2011		[ ], 2012
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM
Alt-A Fixed
Prime ARM
Prime Fixed
Reperforming
Scratch&Dent
Seconds
SubPrime
Seasoned

[Describe any material changes in [Name of Subservicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Disclosure, to the extent material, regarding a general discussion of the Subservicer’s experience in servicing assets of any type].

[Servicing of [Alt-A] [Subprime] Mortgage Loans

Servicing of [alt-A][subprime] mortgage loans is expect to require a higher level of involvement of the Master Servicer and the Servicer as a result of the greater level of expected delinquency and foreclosure of the related mortgage loans.  In addition, the mortgagors with respect to these types of mortgage loans may be more difficult to contact or may have trouble understanding proposed modifications in the event their mortgage loan becomes delinquent.  [Additional discussion.]]

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the Servicing Agreement.  These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forbearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan.  These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such mortgage loan.  However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Noteholders.  If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

The Servicing Fee to be paid to the Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Note Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of mortgage loans serviced by it.

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of that prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of that prepayment for the month in which that prepayment is made. The Servicer or the Subservicer is obligated to pay Compensating Interest from its own funds a Prepayment Interest Shortfall, but only to the extent of its aggregate Servicing Fee for the related Due Period. The Servicer or the Subservicer is obligated to pay various insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by that Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in that Servicing Agreement. With respect to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the Cut-off Date. See “Description of the Securities—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the prospectus for information regarding expenses payable by the Servicers.

PERMITTED INVESTMENTS

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance.  All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

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Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Fitch Ratings and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)           a money market fund or a qualified investment fund rated by Moody’s and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing;

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provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.  See “Description of the Securities–Certificate Account” in the prospectus.

TABLE OF FEES AND EXPENSES

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the Notes are outstanding. These fees and expenses shall be paid from payments on the mortgage loans on a first priority basis, prior to distributions to securityholders.  These fees and expenses cannot be increased in any situation (including an event of default) without the consent of a 100% percentage interest of each class of securityholders.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee	____% (1)	Deposits in the Note Account
Trustee Fee(2)	___%	Master Servicing Fee
Servicer Fee[(2)][(3)]	___%	Mortgage Loan Collections
(1)In addition, the Master Servicer receives for a fee all investment earnings on amounts on deposit in the Note Account or benefits from funds uninvested therein.  The Master servicing fee includes securities administrator, paying agent and note registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions which are all performed by it.

(2)Master Servicer pays trustee [and servicer] fees out of its fee.
(3)[The Servicer Fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to Noteholders.]

SERVICER EVENTS OF DEFAULT

In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under “Description of the Securities—Events of Default” in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.

THE INDENTURE AND OWNER TRUST AGREEMENT

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the ___________, Opteum Mortgage Acceptance Corporation, 3305 Flamingo Drive, Vero Beach, FL  32963 and its phone number is (772) 231-1400.

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General

The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture, the mortgage loan purchase agreement and the Owner Trust Agreement will be filed by the Depositor with the Securities and Exchange Commission simultaneously with or prior to the filing of this prospectus supplement.  Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Indenture and the Owner Trust Agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

On or prior to the date the notes are issued, the Sponsor will convey each mortgage loan to __________, who in turn will convey each that mortgage loan to the Depositor, who in turn will convey each mortgage loan to Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __.

At the time of issuance of the notes, Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the notes; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the notes at the direction of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ in exchange for, among other things, the mortgage loans.

The Indenture will require Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.

EVENTS OF DEFAULT

Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the notes to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

If following an Event of Default, the notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

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In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of that Event of Default.

In the event the principal of the notes is declared due and payable, as described above, the holders of any those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

No Noteholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Note Balance of that class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of notes covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
VOTING RIGHTS

At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in “The Agreements—Termination; Retirement of Securities ” in the prospectus.

At its option, the majority holder of the Trust Certificates may redeem the notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. That redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the notes for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the Issuing Entity shall be released from the lien of the Indenture.

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In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Trust Certificates may at its option obtain the release of that portion of the mortgage pool (together with any properties acquired in respect thereof) remaining in the Issuing Entity from the lien of the Indenture, and in connection therewith effect a partial redemption of the notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the Issuing Entity is reduced to less than $_____________. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. That redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of that mortgage loan plus accrued interest on that mortgage loan at their respective mortgage rates through the last day of the calendar month preceding the month in which that redemption occurs, (y) the then fair market value of that property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of those mortgage loans. For purposes of payments on the notes and Trust Certificates on the Payment Date of that redemption, that redemption price shall be applied by the Indenture Trustee as a final liquidation of each of those mortgage loans and properties. The redemption price relating to those properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Issuing Entity under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to those mortgage loans, will be payable from the amount received in respect of that redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of that redemption.

In no event will the issuing entity created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See “The Agreements—Termination; Retirement of Securities” in the prospectus.

USE OF PROCEEDS

The Depositor will use the net proceeds of the issuance of the notes to purchase the mortgage loans from the Sponsor. Expenses incurred by the Depositor in connection with this offering, excluding any underwriting discount, are expected to be approximately $_______ ($______ of which expenses were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the issuing entity).

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is the opinion of Dentons US LLP, counsel to the Depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. Dentons US LLP has filed with the Depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the notes. Upon the issuance of the notes, Dentons US LLP, counsel to the Depositor, will deliver its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes (other than those certain classes, or portions of certain classes, of notes which, at the time of their issuance, [name of REIT] or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Issuing Entity will be classified as a TMP, the Issuing Entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note. See “Federal Income Tax Consequences” in the prospectus.

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The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

New Investor Disclosure and Withholding Legislation

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income on, and the gross proceeds from a disposition of, certain securities made to certain foreign entities unless various information reporting requirements are satisfied.  These rules generally would apply to payments made after December 31, 2012. However, under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, debt instruments outstanding as of March 18, 2012 (the “Grandfather Date”).  Despite the December 31, 2012 date set forth in the HIRE Act, the IRS has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of debt instruments will not be imposed with respect to payments made prior to January 1, 2015.  In addition, the IRS has released proposed regulations that would extend the Grandfather Date to January 1, 2013.  These proposed regulations would be effective once finalized.  Prospective purchasers of the notes should consult their tax advisors regarding the HIRE Act.

Medicare Tax

For taxable years beginning after December 31, 2012, a 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts.  For these purposes, “net investment income” will generally include interest income and gains in respect of the notes.

[Additional Considerations for Callable Class Notes

The Issuer may either itself directly, or indirectly through the use of a trust owned by the Issuer, enter into a redemption agreement pursuant to which the counterparty will have the right to cause a redemption of the outstanding Notes (as used herein, each such right a “Call Right”, and each such Note, a “Callable Class Note”) beginning on the Payment Date and subject to payment of the redemption price and other conditions that may be specified in the applicable agreement.

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The Issuer will be treated as (i) owning an interest in the underlying mortgage loans and (ii) writing a call option on its interest in the underlying mortgage loans, represented by the right of the holder of the Call Right to direct the Issuer to redeem the outstanding Notes.

Under these circumstances, the Issuer should be considered to have acquired its interest in the underlying mortgage loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such Issuer’s assets of the call option the Issuer is deemed to have written, which amount the Issuer is deemed also to have received. Accordingly, the Issuer’s basis in its interest in the underlying mortgage loans will actually be greater than the aggregate issue price of the Notes it issues, resulting in less discount income or greater premium deductions to the Issuer than it would have recognized had the call option not been written.

Under current federal income tax law, the Issuer will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the Issuer. As indicated above, an amount equal to the option premium that is deemed to be received by the Issuer would be included in the Issuer’s basis in the mortgage loans. The Issuer’s recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

As a grantor of an option, the Issuer must include the option premium in income when the option lapses, which with respect to the Issuer is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Notes remain outstanding the mortgage assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the mortgage loans are paid down, and if so, at what rate, the Issuer intends to report income based on the assumption that the Call Right lapses, and the related premium is recognized by the Issuer, proportionately as principal is paid on the mortgage loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse of the Call Right.

If the Call Right is exercised, the Issuer will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying mortgage loans.

If the Issuer transfers one of the underlying mortgage loans, such transfer will be treated as a “closing transaction” with respect to the option the Issuer is deemed to have written. Accordingly, the Issuer will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the Issuer is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the Issuer will transfer any of the underlying mortgage loans.

Noteholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Note.

Additional Considerations for Call Right Holder

The holder of the Call Right will be treated as having purchased a call option on all the underlying mortgage loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the mortgage loans (in addition to any exchange fee) if the mortgage loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see “Additional Considerations for Callable Class Notes” above. Assuming that the underlying mortgage loans, if acquired, would be a capital asset in such holder’s hands, then loss recognized with respect to such lapse will be treated as a capital loss.]

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Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ and purchasers of the notes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions provided in the Underwriting Agreement, dated ________ __, ____, the Depositor has agreed to sell, and the Underwriter has agreed to purchase the notes. The Underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor.

The notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes to the underwriter will be ___%, ___%, ____% and ____% of the aggregate note balance of the Class A, Class M-1, Class M-2 and Class M-3 notes, before deducting expenses. Compensation to the underwriter will equal the excess, if any, of the purchase prices received by the underwriter over the underwriter’s purchase prices specified in the preceding sentence.

The offered notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the Closing Date.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of that information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

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LEGAL OPINIONS

Legal matters relating to the offered notes will be passed upon for the Depositor by Dentons US LLP, New York, New York and for the Underwriter by [______________________].

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition of the issuance of the notes that the Class A Notes be rated “AAA” by _____________ and “AAA” by _______________, that the Class M-1 Notes be rated at least “AA” by ____ and at least “AA” by ____, that the Class M-2 Notes be rated at least “A” by ____ and at least “A” by _____ and that the Class M-3 Notes be rated at least “BBB” by _____.

The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by Noteholders of all payments to which those Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of those prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

The Depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by another rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated above.

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The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that this restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance” in the prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the website is: [__________________].

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This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders” in the prospectus.

ERISA CONSIDERATIONS

ERISA and the Code impose a number of requirements on Plans and on persons who are fiduciaries with respect to those Plans. ERISA and the Code prohibit various transactions involving the assets of a Plan and Disqualified Persons and Parties in Interest who have a number of specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Depositor, the Sponsor, the Issuing Entity, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to that Plan and, if so, whether that transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Issuing Entity to be deemed “Plan Assets” of that Plan, and any person with specified relationships to the Issuing Entity to be deemed a Party in Interest or Disqualified Person. The DOL has promulgated the Plan Asset Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Issuing Entity), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although not entirely free from doubt, it is believed that, as of the date hereof, the notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. Because of the factual nature of some of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of those notes.

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In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the notes, investing Plans should determine whether Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, any owner of the Notes, which could be transferred subsequent to the purchase of a note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuing entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such issuing entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

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GLOSSARY

Adjustment Date — With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

Allocated Realized Loss Amount — With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that Payment Date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous Payment Dates plus accrued interest on that class at the Note Accrual Rate for that class.

Available Interest Rate — With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the notes immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

Available Payment Amount — With respect to the notes and any Payment Date, an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the mortgage loans received for that Payment Date.

Balloon Loan — With respect to the mortgage loans, a fixed rate mortgage loan that amortizes over ___ months for which the Balloon Payment is due and payable on the ___ month.

Balloon Payment — The final payment made with respect to each Balloon Loan.

Cede — Cede & Co., or its successors in interest.

Class A Principal Payment Amount — With respect to the Class A Notes and any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

Class M-1 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

Class M-2 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

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Class M-3 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on that date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

Class M Notes—  The Class M-1, Class M-2 and Class M-3 Notes.

Clearstream Participants — The participating organizations of Clearstream.

Collateral Account — Each segregated account maintained by the related Servicer.

Compensating Interest — Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

Cooperative — With respect to Euroclear, Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

CPR — With respect to the mortgage loans, the constant prepayment rate model.

Credit Enhancement Percentage — With respect to the notes and any Payment Date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that Payment Date.

Current Interest Payment Amount — With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

Custodian — ________________________.

Cut-off Date — _________, ___.

Debt Service Reduction — With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

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[Deficiency Amount — With respect to any payment date, the sum of (i) any shortfall in the amount of interest required to be paid to the Insured Notes and (ii) any Realized Losses which would otherwise be allocable to the Insured Notes.]

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Note — A physical security representing a Note.

Delayed First Adjustment Mortgage Loan — The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

Depositor — Opteum Mortgage Acceptance Corporation, an affiliate of MortCo TRS, LLC.
Disqualified Persons — Certain specified persons as defined under the Code.

Directing Holder — The holder of a majority in Percentage Interest of the Trust Certificates.

DTC Services — The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

Due Date — With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

Euroclear Operator — With respect to Euroclear, Morgan Guaranty Trust Company of New York.

Euroclear Participants — The participating organizations of Euroclear.

European Depositaries — Collectively, Citibank and Chase, acting in their respective capacities as depositaries.

Event of Default — With respect to the notes, any one of the following: (a) the failure of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ on the Final Maturity Date to reduce the Note Balances of any notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ in the Indenture and the continuation of that default for a period of thirty days after notice to Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; (d) any representation or warranty made by Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; or (e) various events of bankruptcy, insolvency, receivership or reorganization of Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __.

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FHLMC — Federal Home Loan Mortgage Corporation.

Final Maturity Date — With respect to the notes, the Payment Date occurring in _______ ____.

Global Securities — The globally offered Opteum Mortgage Acceptance Corporation, MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes.

Gross Margin — With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

Indenture — The indenture dated as of ________ __, ____, between Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __ and the Indenture Trustee.

Indenture Trustee — ______________.

Indenture Trustee Fee — The principal compensation paid to the Indenture Trustee in respect of its obligations under the Indenture, equal to (i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Note Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture.

Indenture Trustee Fee Rate — With respect to any mortgage loan, a rate equal to ________% per annum.

Index — As of any Adjustment Date, with respect to determining the applicable mortgage rate on each mortgage loan, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note.

Indirect Participants — Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, having indirect access to the DTC system.

Industry — Collectively, the participants and other members of the financial community.

[Insured Notes — The Class A Notes.]

Interest Accrual Period — With respect to any class of notes and any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

Interest Carry Forward Amount — With respect to any class of notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on that class at the related Note Accrual Rate.

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Interest Determination Date — With respect to each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

Interest Payment Amount — With respect to any class of notes and any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Note Balance of those notes immediately prior to that Payment Date at the then-applicable Note Interest Rate for that class.

Issuing Entity — Opteum Mortgage Acceptance Corporation MBN Trust Series ______-___. The trust estate established under the Owner Trust Agreement, which consists primarily of the mortgage pool.

Loan Appraisal — With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the related Servicer.

Master Servicer — ______________.

Master Servicing Fee — The principal compensation paid to the Master Servicer in respect of its obligations under the Servicing Agreement equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

Master Servicing Fee Rate — A rate equal to (i) ____% per annum in the case of each ____-____ mortgage loan and (ii) ____% per annum in the case of each other mortgage loan.

Maximum Note Interest Rate — With respect to each of the Notes, a [per annum] rate equal to _________________.

Maximum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

Mezzanine Notes — Any of the Class M-1, Class M-2 and/or Class M-3 Notes, as the context may require.

Minimum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

Net Monthly Excess Cashflow — With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for that Payment Date over (y) the sum for that Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

Note — Any of the notes issued by the Issuing Entity pursuant to the Indenture.

Noteholder — The person in whose name a Note is registered in the note register.

Note Account — The account into which amounts in respect of the mortgage loans are deposited prior to distribution to Noteholders.

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Note Accrual Rate — (i) In the case of the Class A Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; (ii) in the case of the Class M-1 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; (iii) in the case of the Class M-2 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; and (iv) in the case of the Class M-3 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate.

Note Balance — With respect to any class of notes and any date of determination, an amount equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

[Note Insurance Policy — The surety bond issued by the Note Insurer for the benefit of the Class [__] Noteholders. ]

[Note Insurer — Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Indenture.]

Note Interest Rate — With respect to each of the Notes, the initial note interest rate determined as set forth under “Description of the Notes—Note Interest Rates”.

Note Owner — Any person acquiring an interest in the notes.

Offered Notes — The class of notes set forth on the cover page of this prospectus supplement.

One-month LIBOR — As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on that date.

Overcollateralization Increase Amount — With respect to the notes and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date.

Overcollateralization Reduction Amount — The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

Overcollateralized Amount — With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date.

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Owner Trust Agreement — The trust agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee.

Owner Trustee — ______________.

Participants — The participating organizations for which DTC holds securities.

Payment Date — With respect to the offered notes, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

P&I Advance — With respect to the mortgage loans, an advance made by the related Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by that Servicer and that were delinquent on the related Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

Periodic Rate Cap — With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

Plan Asset Regulations - The regulations provided under 29 C.F.R. Section 2510.3-101.

[Pre-Funded Amount — The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

[Pre-Funding Period — The period from the Closing Date up to and including [_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the issuing entity with amounts in the pre-funding account.]

Prepayment Assumption — The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of __% CPR.

Prepayment Interest Shortfall — With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

Prepayment Period — With respect to any payment date is [the calendar month immediately preceding the month in which such payment date occurs][the period from the 16th calendar day of the calendar month immediately preceding the month in which such payment date occurs to and including the 15th calendar day of the calendar month in which such payment date occurs].

Principal Payment Amount — With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the notes due to an Event of Default, will be the lesser of (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and (b) THE SUM OF: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreement; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; [and] (v) the amount of any Overcollateralization Increase Amount for that Payment Date;  [and (vi) the amount of any Remaining Pre-Funded Amount withdrawn from the Pre-Funding Account;] MINUS the amount of any Overcollateralization Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero.

S-104

Record Date — For each Payment Date (i) with respect to the notes (other than any Definitive Notes), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive Notes, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

Reference Banks — Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __.
REIT  — A real estate investment trust.

Relevant Depositary — With respect to Euroclear, Chase, and with respect to Clearstream, Citibank.

Relief Act Shortfall — For any payment date and any mortgage loan (other than a mortgage loan relating to an REO property), any shortfalls relating to the Relief Act or similar legislation or regulations.

[Remaining Pre-Funded Amount — An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the issuing entity during the Pre-Funding Period.]

Repurchase Price — With respect to any mortgage loan, an amount equal to the sum of (a) 100% of the unpaid principal balance of the mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase, and (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed.

Required Overcollateralized Amount — As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans.

Reserve Interest Rate — The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee cannot determine this arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on that Interest Determination Date to leading European banks.

S-105

Reuters Screen LIBOR01 Page — The display page currently so designated on the Reuters Monitor Money Rates Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance — With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

Securities Administrator — ____________________, in its capacity as securities administrator under the Agreement.

Servicer— With respect to ____ ___ mortgage loans, _________________, and with respect to _____ ____ mortgage loans, _________________.

Servicer Remittance Date — For any mortgage loan serviced by the servicer, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day, and for any other mortgage loan, the __th day of any month, or if such __th day is not a business day, the first business day immediately following that __th day.

Servicing Agreement — The Servicing Agreement, dated as of __________ __, ____, among Opteum Mortgage Acceptance Corporation MBN Trust Series ____ __, the Indenture Trustee, the Master Servicer and the related Servicer.

Servicing Fee — The principal compensation paid to the Servicer in respect of its servicing activities for the notes equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

Servicing Fee Rate — A rate equal to ____% per annum.

Sponsor — _________________, in its capacity as mortgage loan seller.

Stepdown Date — The later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that Payment Date) is greater than or equal to _____%.

Subordinate Notes — The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes.

Subsequent Transfer Date — Any date on which any subsequent mortgage loans are transferred to the indenture trustee, on behalf of the issuing entity, pursuant to subsequent transfer instruments between the depositor and the indenture trustee.

S-106

Systems — DTC’s computer applications, systems and similar items for processing data.

Terms and Conditions — Collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trigger Event — With respect to the notes, any Payment Date in which the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

Trust Certificates — The certificates to be issued pursuant to the Owner Trust Agreement, representing the beneficial ownership interest in Opteum Mortgage Acceptance Corporation MBN Trust ____-_.

Trustee — _________________.

Underwriter — _________________.

Underwriting Agreement — The underwriting agreement, dated ________ __, ____, between the Depositor and the Underwriter.

Underwriting Standards — The underwriting guidelines applicable to the mortgage loans included in the mortgage pool.

Valuation — With respect to any mortgage loan, (i) in the case of an election by the Directing Holder to delay foreclosure, an amount equal to the greater of the outstanding principal balance of that mortgage loan and the fair market value of that mortgage loan as provided in the related Loan Appraisal, and (ii) in the case of an election by the Directing Holder to commence foreclosure, an amount equal to the outstanding principal balance of that mortgage loan.

       Voting Rights— At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

S-107

$___________ (Approximate)

OPTEUM MORTGAGE ACCEPTANCE CORPORATION
Depositor

Mortgage-backed Notes, Series ____-___

Prospectus Supplement

Dated _______ __, ____

[NAME OF MASTER SERVICER]
Master Servicer

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

Registration Fee – Securities and Exchange Commission	$136.40
Printing and Engraving Fees	90,000.00
Accounting Fees and Expenses	240,000.00
Legal Fees and Expenses	500,000.00
Trustee Fees and Expenses	50,000.00
Rating Agency Fees	500,000.00
Miscellaneous Expenses	100,000.00
Total	$1,480,136.40

Item 15.	Indemnification of Directors and Officers

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties.  The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the officers and directors of Opteum Mortgage Acceptance Corp.  (the “Depositor” or the “Registrant”) who signed this Registration Statement, and certain controlling persons of the Depositor, against certain liabilities which might arise under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16.	Exhibits

Exhibit Number
1.1*	–	Form of Underwriting Agreement
3.1*	–	Certificate of Incorporation of the Depositor, as currently in effect
3.2*	–	By-Laws of the Depositor
4.1*	–	Form Pooling and Servicing Agreement for alternate forms of credit support
4.2*	–	Form of Servicing Agreement for an offering of Mortgage-Backed Notes
4.3*	–	Form of Trust Agreement for an offering of Mortgage-Backed Notes
4.4*	–	Form of Indenture for an offering of Mortgage-Backed Notes
5.1	–	Opinion of Dentons US LLP regarding the legality of the Certificates and the Notes issued pursuant to the Base Prospectus
8.1	–	Opinion of Dentons US LLP regarding certain tax matters related to the Certificates and the Notes issued pursuant to the Base Prospectus (included with Exhibit 5.1)
23.1	–	Consent of Dentons US LLP (included as part of Exhibit 5.1)
24.1*	–	Power of Attorney
24.2*	–	Certified Copy of the Resolutions of the Board of Directors of the Depositor

* Previously filed.

_______________

Item 17.	Undertakings

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933 the Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933  (the “Securities Act”);

(ii)           to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                                     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(e)           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on April 22, 2013.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

By:  /s/ Robert E. Cauley
Name:  Robert E. Cauley
Title:  President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert E. Cauley	Director, Chairman of the Board of Directors,	April 22, 2013
Robert E. Cauley	Chief Executive Officer, President and Treasurer (Principal Executive Officer)

/s/ G. Hunter Haas IV	Director and Vice President (Principal Financial Officer	April 22, 2013
G. Hunter Haas IV	and Principal Accounting Officer)